Exhibit 99.1

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

ARRANGEMENT AGREEMENT

BETWEEN

BAUSCH HEALTH COMPANIES INC.

- AND -

BAUSCH + LOMB CORPORATION

- AND -

1261229 B.C. LTD.

- AND -

12279967 CANADA LTD.

- AND -

12283778 CANADA LTD.

Made as of April 28, 2022

ARRANGEMENT AGREEMENT

This Arrangement Agreement made as of April 28, 2022,

BETWEEN:

BAUSCH HEALTH COMPANIES INC., a corporation continued under the laws of the Province of British Columbia (the “BHC”)

- and -

BAUSCH + LOMB CORPORATION, a corporation incorporated under the laws of Canada (“B+L”)

- and -

1261229 B.C. Ltd., corporation incorporated under the laws of the Province of British Columbia (“Numberco”)

- and -

12279967 Canada Ltd., corporation incorporated under the laws of Canada (“TC”)

- and -

12283778 Canada Ltd., a corporation incorporated under the laws of Canada (“TC Sub”)

RECITALS:

A.

BHC and B+L have effected and/or will effect certain Pre-Arrangement Transactions in order to facilitate an offer and sale of the B+L Common Shares (as defined herein) pursuant to a registration statement on Form S-1 and a Canadian prospectus (the “IPO”), where immediately following such offering and sale BHC is expected to indirectly own 80.1% or more of the B+L Common Shares.

B.

The Parties propose to subsequently carry out an arrangement under Section 192 of the CBCA (as defined herein) and Section 288 of the BCBCA (as defined herein) substantially on the terms and conditions set forth in the Plan of Arrangement attached hereto as Appendix I.

C.

In determining to enter into this Agreement and to consummate the Arrangement, the BHC Board and the B+L Board have each reviewed the terms of and conditions of the Arrangement and considered the interests of their respective stakeholders, including those of their respective shareholders and creditors, and they have each unanimously concluded that the Arrangement is in the best interests of BHC and B+L, as the case may be, and that the Arrangement is fair and reasonable to the shareholders of each of BHC and B+L, as the case may be.

NOW THEREFORE, the Parties agree as follows:

ARTICLE 1

THE ARRANGEMENT

1.1	Arrangement.

Each of the Parties agrees that the Arrangement will be implemented in accordance with and subject to the terms and conditions contained in this Agreement and on the terms set forth in the Plan of Arrangement.

1.2	Effective Date and Effective Time.

(a)

The Arrangement will become effective on the Effective Date, and commencing at the Effective Time, the steps to be carried out pursuant to the Arrangement will become effective and, in the order set out in the Plan of Arrangement without any further act or formality, except as contemplated in the Plan of Arrangement.

(b)

Subject to the satisfaction or waiver, as applicable, of the terms and conditions contained in this Agreement, the Parties will use commercially reasonable efforts and do all things reasonably required to cause the Effective Date to occur on or before the Outside Date.

1.3	Interim Order.

Following the execution of this Agreement and the completion of the IPO, BHC and B+L will make and diligently pursue a joint application to the Court for the Interim Order, pursuant to the CBCA and the BCBCA, as applicable, which will provide, among other things:

(a)	for the calling and holding of the BHC Meeting for the purpose of considering the BHC Arrangement Resolution;

(b)	for the class of Persons to whom notice is to be provided in respect of the Arrangement, the BHC Meeting and the B+L Meeting and for the manner in which such notice is to be provided;

(c)	that:

(i)	the requisite approval for the BHC Arrangement Resolution will be not less than 66 2⁄3% of the votes cast by the BHC Shareholders present in person or represented by proxy at the BHC Meeting;

(ii)

that, in all other respects, the terms, conditions and restrictions of BHC’s Articles, including quorum requirements for the BHC Shareholders, and all other matters, shall apply in respect of the BHC Meeting;

(d)	that:

(i)	the requisite approval for the B+L Arrangement Resolution will be not less than 66 2⁄3% of the votes cast by the B+L Shareholders present in person or represented by proxy at the B+L Meeting;

(ii)

that, in all other respects, the terms, conditions and restrictions of B+L constating documents, including quorum requirements for the B+L Shareholders, and all other matters, shall apply in respect of the B+L Meeting;

(e)	for the grant of BHC Dissent Rights to the registered BHC Shareholders and B+L Dissent Rights to the registered B+L Shareholders as provided in the Plan of Arrangement;

(f)	for the notice requirements with respect to the presentation of the joint application to the Court for the Final Order;

(g)

for the confirmation of the record date for the purposes of determining the BHC Shareholders entitled to receive the Joint Information Circular and vote at the BHC Meeting in accordance with the Interim Order;

(h)

for the confirmation of the record date for the purposes of determining the B+L Shareholders entitled to receive the Joint Information Circular and vote at the B+L Meeting in accordance with the Interim Order;

(i)	that the BHC Meeting may be adjourned or postponed from time to time by the BHC Board in accordance with the terms of this Agreement without the need for additional approval of the Court;

(j)	that the B+L Meeting may be adjourned or postponed from time to time by the B+L Board in accordance with the terms of this Agreement without the need for additional approval of the Court;

(k)	for such other matters as the Parties may agree in writing, each acting reasonably; and

(l)

that it is the intention of the Parties to rely upon the exemption from the registration requirement of the U.S. Securities Act pursuant to Section 3(a)(10) thereof (the “Section 3(a)(10) Exemption”) with respect to the issuance of the BHC Class A Shares, the BHC Special Shares, the TC Shares, the Amalco 2 Shares and the Specified Exchanged Awards, as the case may be, to be issued pursuant to the Arrangement in accordance with and upon the Court’s approval of the Arrangement.

1.4	Obligations of BHC

Subject to the terms of this Agreement and the receipt of the Interim Order:

(a)

BHC will convene and conduct the BHC Meeting in accordance with the Interim Order and Applicable Law for the purpose of considering the BHC Arrangement Resolution(and any other proper purpose as may be set out in the Meeting Materials and agreed to by the other Parties acting reasonably), and may adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the BHC Meeting without the prior written consent of B+L, including: (i) as required for quorum purposes (in which case the BHC Meeting will be adjourned and not cancelled), by Applicable Law or by valid shareholder action (which action is not solicited or proposed by or on behalf of another Party or its respective subsidiaries); or (ii) as otherwise permitted by this Agreement.

(b)

BHC shall use its reasonable commercial efforts to: (i) prepare the Joint Information Circular with B+L (and any necessary amendments or supplements to the Joint Information Circular), together with any other documents required by Applicable Law in connection with the BHC Meeting (including the other Meeting Materials); and (ii) cause the Joint Information Circular and other documentation required under Applicable Law in connection with the BHC Meeting (including the other Meeting Materials) to be mailed and filed as required by the Interim Order and in accordance with Applicable Law (including through the use of “notice-and-access”).

(c)

BHC will promptly provide to B+L all information regarding the BHC Group, as is reasonably requested by B+L or required by the Interim Order or Applicable Law for inclusion in the Joint Information Circular and/or the other Meeting Materials.

(d)

On the date of mailing of thereof to the BHC Shareholders and the B+L Shareholders, BHC shall ensure that the Joint Information Circular will contain sufficient detail to permit the BHC Shareholders to form a reasoned judgment concerning the matters to be placed before them at the BHC Meeting, and without limiting the generality of the foregoing, the information provided by BHC for use in the preparation of the Joint Information Circular and the other Meeting Materials shall be complete and correct in all material respects, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and shall comply in all material respects with Applicable Law, provided that BHC will not be responsible for the accuracy of any information that is provided in writing by B+L for the purpose of inclusion in the Joint Information Circular or the other Meeting Materials.

(e)

BHC will promptly notify the other Parties if, at any time before the Effective Date, it becomes aware that the Meeting Materials contain a misrepresentation, or becomes aware that the Meeting Materials otherwise require an amendment or supplement, and the Parties will cooperate in the preparation of any such amendment or supplement to the Joint Information Circular as required or appropriate, and BHC will promptly mail or otherwise publicly disseminate any amendment or supplement to the Joint Information Circular or other Meeting Materials, as applicable, to the BHC Shareholders and, if required by the Court or Applicable Law, file the same with any Governmental Authority and as otherwise required.

(f)	BHC will use all reasonable commercial efforts to solicit (or cause to be solicited) proxies in favour of the approval of the BHC Arrangement Resolution and the other matters to be submitted to the BHC Meeting, if any, and take all actions that are reasonably necessary or desirable to seek the approval of the BHC Arrangement Resolution by the BHC Shareholders.

1.5	Obligations of B+L

(a)

B+L will convene and conduct the B+L Meeting in accordance with the Interim Order and Applicable Law for the purpose of considering the B+L Arrangement Resolution (and any other proper purpose as may be set out in the Meeting Materials and agreed to by the other Parties acting reasonably), and may not adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the B+L Meeting without the prior written consent of BHC except for the following purposes: (i) as required for quorum purposes (in which case the B+L Meeting will be adjourned and not cancelled), by Applicable Law or by valid shareholder action (which action is not solicited or proposed by or on behalf of another Party or its respective subsidiaries); or (ii) as otherwise permitted by this Agreement.

(b)

B+L shall use its reasonable commercial efforts to: (i) prepare the Joint Information Circular with BHC (and any necessary amendments or supplements to the Joint Information Circular), together with any other documents required by Applicable Law in connection with the B+L Meeting (including the other Meeting Materials); and (ii) cause the Joint Information Circular and other documentation required under Applicable Law in connection with the B+L Meeting (including the other Meeting Materials) to be mailed and filed as required by the Interim Order and in accordance with Applicable Law (including through the use of “notice-and-access”).

(c)

B+L will promptly provide to BHC all information regarding the B+L Group, as is reasonably requested by BHC or required by the Interim Order or Applicable Law for inclusion in the Joint Information Circular and/or the other Meeting Materials.

(d)

On the date of mailing of thereof to the BHC Shareholders and the B+L Shareholders, B+L shall ensure that the Joint Information Circular will contain sufficient detail to permit the B+L Shareholders to form a reasoned judgment concerning the matters to be placed before them at the B+L Meeting, and without limiting the generality of the foregoing, the information provided by B+L for use in the preparation of the Meeting Materials shall be complete and correct in all material respects, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and shall comply in all material respects with Applicable Law, provided that B+L will not be responsible for the accuracy of any information that is provided in writing by BHC for the purpose of inclusion in the Meeting Materials.

(e)

B+L will promptly notify the other Parties if, at any time before the Effective Date, it becomes aware that the Meeting Materials contain a misrepresentation, or becomes aware that the Meeting Materials otherwise require an amendment or supplement, and the Parties will cooperate in the preparation of any such amendment or supplement to the Meeting Materials as required or appropriate, and B+L will promptly mail or otherwise publicly disseminate any amendment or supplement to the Joint Information Circular or other Meeting Materials, as applicable, to the B+L Shareholders and, if required by the Court or Applicable Law, file the same with any Governmental Authority and as otherwise required.

(f)

B+L will use all reasonable commercial efforts to solicit (or cause to be solicited) proxies in favour of the approval of the B+L Arrangement Resolution and the other matters to be submitted to the B+L Meeting, if any, and take all actions that are reasonably necessary or desirable to seek the approval of the B+L Arrangement Resolution by the B+L Shareholders.

1.6	Conduct of Meetings

(a)

Subject to the terms of this Agreement and the receipt of the Interim Order, BHC will convene and conduct the BHC Meeting and B+L will convene and conduct the B+L Meeting, in each case in accordance with the Interim Order and Applicable Law each of BHC and B+L agree not to adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) its meeting without the prior written consent of the other, except:

(i)

as required for quorum purposes (in which case the applicable meeting will be adjourned and not cancelled), by Applicable Law or by valid shareholder action (which action is not solicited or proposed by or on behalf of another Party or its respective Subsidiaries); or

(ii)	as otherwise permitted by this Agreement.

(b)

Each of BHC and B+L will promptly advise the other or any material written communication received after the date hereof from any shareholders or other Person in opposition to the Arrangement or any written notice of dissent, purported exercise or withdrawal of BHC Dissent Rights or B+L Dissent Rights, as applicable, by a shareholders of such Party, and written communications sent by or on behalf of such Party to any shareholders of such Party exercising or purporting to exercise BHC Dissent Rights or B+L Dissent Rights, as applicable.

(c)	BHC may make any payment or settlement offer or agree to any payment or settlement prior to the Effective Time, with respect to BHC Dissent Rights without the prior written consent of any other Party.

(d)	B+L shall not make any payment or settlement offer or agree to any payment or settlement prior to the Effective Time, with respect to B+L Dissent Rights, without the prior written consent of BHC.

(e)

BHC and B+L shall cooperate to schedule and convene the BHC Meeting and the B+L Meeting on the same date and time (subject to any adjournments or postponements required or permitted by this Agreement).

1.7	Final Order.

If the Interim Order and the approval of the BHC Shareholders and the B+L Shareholders as set out in the Interim Order are obtained, at the BHC Meeting and the B+L Meeting, respectively, the Parties will, subject to the terms of this Agreement, thereafter take all commercially reasonable steps necessary or desirable to submit the Arrangement to the Court and jointly apply for the Final Order pursuant to Section 192 of the CBCA and Section 291 of the BCBCA, as applicable, as soon as reasonably practicable, but in any event within three Business Days after the BHC Arrangement Resolution and the B+L Arrangement Resolution are passed at the BHC Meeting and the B+L Meeting, respectively, as provided in the Interim Order.

1.8	Court Proceedings.

Subject to the terms and conditions of this Agreement, BHC and B+L will cooperate with, assist and consent to the other seeking the Interim Order and the Final Order, including by providing to the other on a timely basis any information required to be supplied by such other Party in connection therewith. The Parties will each be provided with reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement and each Party will give reasonable consideration to all such comments received form the other Party. In the event that either BHC or B+L is notified or otherwise becomes aware that an objection to the Arrangement will or is anticipated to be raised at the Final Order hearing, the Parties will be consult each other on the strategy for responding to the objector and addressing the objection and each Party will be entitled to participate and cooperate in the preparation of submissions and court materials, as contemplated hereby. Each of BHC and B+L will also provide the other Party on a timely basis with copies of any notice of appearance, proceedings and evidence served on such Party, in respect of the joint application for the Interim Order or the Final Order or any appeal therefrom. Neither Party will file any material with the Court in connection with the Arrangement nor serve any such material, nor agree to modify or amend materials so filed or served, except as contemplated hereby. In particular, no material shall be served, filed with the Court, or modified or amended by B+L, without the prior written consent of BHC, acting reasonably.

1.9	Effecting the Arrangement

(a)

Subject to the rights of termination contained in Section 6.2, on such date and at such time as BHC may reasonably determine following the BHC Shareholders and the B+L Shareholders approving the Arrangement as set out in the Interim Order and Applicable Law, BHC and B+L obtaining the Final Order and the satisfaction (or waiver, if applicable) of the other conditions herein contained in favour of each of the Parties, the Parties covenant and agree to: (i) file with the Director any and all documents as may be required under the CBCA, including the Articles of Arrangement; (ii) file any and all documents as may be required under the BCBCA by the Registrar; and (iii) exchange (to the extent not previously exchanged) such other documents as may be necessary or desirable, in each case, to give effect to the Arrangement and implement the Plan of Arrangement on the Effective Date.

BHC shall provide written notice to B+L of the date and time so determined a reasonable period (and in any event not less than 10 Business Days) prior to such date.

(b)	The closing of the Arrangement will take place remotely by exchange of documents and signatures (or their electronic counterparts).

1.10	United States Securities Law Matters

The Parties agree that the Arrangement will be carried out with the intention that the BHC Class A Shares, the BHC Special Shares, the TC Shares, the Amalco 2 Shares and the Specified Exchanged Awards will be issued in reliance on the Section 3(a)(10) Exemption. In order to ensure the availability of the Section 3(a)(10) Exemption, the Parties agree that the Arrangement will be carried out on the following basis:

(a)	the Arrangement will be subject to the approval of the Court;

(b)	the Court will be advised as to the intention of the Parties to rely on the Section 3(a)(10) Exemption;

(c)	the Court will be required to satisfy itself of the fairness of the Arrangement to the BHC Shareholders and the B+L Shareholders;

(d)	the Final Order approving the Arrangement will expressly state that the Arrangement as approved by the Court is fair to the BHC Shareholders and the B+L Shareholders;

(e)

BHC and B+L will ensure that each Person entitled to the BHC Class A Shares, BHC Special Shares, TC Shares, Amalco 2 Shares and the Specified Exchanged Awards, as the case may be, will be given adequate notice advising them of their right to attend the hearing of the Court to give approval of the Arrangement and provide them with sufficient information necessary for them to exercise such right; and

(f)

the Interim Order will specify that each Person entitled to BHC Class A Shares, BHC Special Shares, TC Shares and the Amalco 2 Shares, as the case may be, will have the right to appear before the Court so long as they enter an appearance within a reasonable time.

1.11	Withholding.

Each of BHC, B+L, TC, Amalco or Amalco 2 and any depositary or other agent appointed in connection with the Arrangement, as applicable: (a) shall be entitled to deduct and withhold from the amounts or property payable or otherwise deliverable to any Person under the Plan of Arrangement, such amounts as it is directed to deduct and withhold or is required to deduct and withhold with respect to such payment under the Tax Act or any provision of any Applicable Law and remit such deduction and withholding amount to the appropriate Governmental Authority and, to the extent that amounts are so properly deducted, withheld and remitted, such deducted, withheld and remitted amounts shall be treated for all purposes of this Agreement and the Arrangement as having been paid to such Person in respect of which such deduction and withholding and remittance was made; and (b) is hereby authorized to take such reasonable actions as BHC, B+L, TC, Amalco or Amalco 2, as the case may be, determines are necessary or appropriate, including the netting or setting-off such amounts as may otherwise be owing to the applicable Person by BHC, B+L, TC, Amalco or Amalco 2, as the case may be, as may be necessary to provide sufficient funds to BHC, B+L, TC, Amalco or Amalco 2 or such depositary or other agent, as applicable, to enable it to implement such deduction or withholding, and BHC, B+L or such depositary or other agent, as applicable, will notify the holder thereof.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of BHC.

BHC represents and warrants to each of the other Parties as follows and acknowledges that the other Parties are relying on such representations and warranties in connection with entering into this Agreement and consummating the Arrangement:

(a)

BHC is a corporation existing under the laws of the Province of British Columbia, has the requisite power and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated by this Agreement, to perform its obligations under this Agreement;

(b)

Each of TC, TC Sub and Numberco are corporations existing under the federal laws of Canada, has the requisite power and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated by this Agreement, to perform its obligations under this Agreement;

(c)

the execution, delivery and performance of this Agreement by BHC, TC, TC Sub and Numberco, as the case may be, have been duly authorized by the BHC Board or the board of directors of TC, TC Sub or Numberco, as the case may be, and does not (or would not with the giving of notice, the passage of time or the happening of any other event or circumstance):

(i)	result in the breach or violation of any of the provisions of, or constitute a default under:

(A)

any provision of its constating documents or by-laws or resolutions of the BHC Board (or any committee thereof) or the BHC Shareholders or those of the boards of directors or shareholders of TC, TC Sub and/or Numberco, as the case may be;

(B)	assuming compliance with the matters referred to in Section 2.1(e), any Applicable Law in respect of BHC, TC, TC Sub and/or Numberco, as the case may be; or

(C)	any other contract or agreement that is material to BHC or its Subsidiaries, considered as a whole; or

(ii)	give rise to any right of termination or acceleration of any material third party indebtedness of BHC or its Subsidiaries, or cause any such indebtedness to come due before its stated maturity;

(d)

this Agreement has been duly executed and delivered by each of BHC, TC, TC Sub and Numberco and is a legal, valid and binding obligation of BHC, TC, TC Sub and/or Numberco, as the case may be, enforceable against BHC, TC, TC Sub and/or Numberco, as the case may be, by each of the other Parties in accordance with its terms, subject to bankruptcy, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies and the enforceability of any limitations of liability or other exculpatory provisions or indemnities that purport to limit or exculpate a Party from or indemnify such Party for, liabilities imposed by Applicable Law on such Party;

(e)

other than (i) receipt of the Interim Order and the Final Order and the filing of materials with the Court in connection therewith; (ii) the receipt of such other approvals of Governmental Authorities as have already been obtained; (iii) any approvals required by the Interim Order or the Final Order; (iv) filings with the Director under the CBCA, including the Articles of Arrangement, (v) filings with the Registrar under the BCBCA, (vi) filings with the SEC, including filing the Joint Information Circular on Schedule 14A; and (vii) compliance with any applicable securities laws and the rules and policies of the TSX and the NYSE, no authorization, consent or approval of, or filing with any Governmental Authority or any court or other authority is necessary for the consummation by BHC or any of TC, TC Sub or Numberco of their respective obligations under this Agreement, except for such authorizations, consents, approvals and filings the failure of which to obtain or make would not, individually or in the aggregate, prevent, enjoin, alter or materially delay completion of the Arrangement or any of the other transactions contemplated by this Agreement or have a material adverse effect on BHC;

(f)

no dissolution, winding up, bankruptcy, liquidation or similar proceeding has been commenced or is pending or proposed in respect of BHC, TC, TC Sub (other than as contemplated by the Plan of Arrangement) or Numberco;

(g)	BHC is a reporting issuer (where such concept exists) in all provinces and territories of Canada and is in material compliance with all applicable Canadian securities laws therein;

(h)

the authorized capital of BHC, TC, TC Sub and Numberco each consists of an unlimited number of BHC Common Shares or common shares in the capital of TC, TC Sub or Numberco, as the case may be and, as of the applicable time in the Plan of Arrangement, the authorized capital of BHC will consist of the BHC Common Shares, the BHC Class A Shares and the BHC Special Shares;

(i)	the BHC Common Shares are listed and posted for trading on both the NYSE and the TSX and BHC is in material compliance with the rules of both the NYSE and the TSX;

(j)

no Person holds any securities convertible into securities of BHC or has any agreement, warrant, option or any other right capable of becoming an agreement, warrant or option for the purchase or other acquisition of any unissued shares of BHC other than holders of BHC Options, BHC RSUs and/or BHC PSUs or as contemplated by this Agreement and/or the Plan of Arrangement; and

(k)

neither TC nor TC Sub has any assets or liabilities, and Numberco does not have any material assets or liabilities, and none of them have carried on any business, in each case other than relating to, arising out of or otherwise contemplated by this Agreement or the transactions contemplated by this Agreement (including, for clarity, the Pre-Arrangement Transactions and, in the case of Numberco, including actions in connection with the transfer of the B+L Common Shares to it from BHC, the sale of certain of such B+L Common Shares pursuant to the IPO and the holding and dealing with or transferring all or any B+L Common Shares held by it following completion of the IPO (including any securities into which such shares may subsequently be converted, exchanged or otherwise replaced), in each case including all matters reasonably ancillary thereto) or the Plan of Arrangement.

2.2	Representations and Warranties of B+L.

B+L represents and warrants to each of the other Parties as follows and acknowledges that the other Parties are relying on such representations and warranties in connection with entering into this Agreement and consummating the Arrangement:

(a)

B+L is a corporation existing under the laws of Canada, has the requisite power and authority to enter into this Agreement and, subject to obtaining the requisite corporate approvals contemplated hereby, to perform its obligations under this Agreement;

(b)

the execution, delivery and performance of this Agreement by B+L have been duly authorized by all necessary corporate action on the part of B+L and do not (or would not with the giving of notice, the passage of time or the happening of any other event or circumstance):

(i)	result in the breach or violation of any of the provisions of, or constitute a default under:

(A)	any provision of its constating documents or by-laws or resolutions of the B+L Board (or any committees thereof) or shareholders of B+L;

(B)	assuming compliance with the matters referred to in Section 2.2(d), any Applicable Law in respect of B+L;

(C)	any judgment, decree, order or award of any Governmental Authority having jurisdiction over B+L;

(D)	any licence, permit, approval, consent or authorization held by any B+L and its subsidiaries, as applicable, that is material to B+L and its subsidiaries, considered as a whole; or

(E)	any other contract or agreement that is material to B+L and its subsidiaries, considered as a whole; or

(ii)	give rise to any right of termination or acceleration of any third party indebtedness of B+L or its subsidiaries, or cause any such indebtedness to come due before its stated maturity;

(c)

this Agreement has been duly executed and delivered by B+L and is a legal, valid and binding obligation of B+L, enforceable against B+L by each of the Parties in accordance with its terms, subject to bankruptcy, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies and the enforceability of any limitations of liability or other exculpatory provisions or indemnities that purport to limit or exculpate a Party from or indemnify such Party for, liabilities imposed by Applicable Law on such Party;

(d)

other than (i) receipt of the Interim Order and the Final Order and the filing of materials with the Court in connection therewith, (ii) any approvals required by the Interim Order or the Final Order, (iii) filings with the Director under the CBCA, including the Articles of Arrangement, (iv) filings with the Registrar under the BCBCA, (v) compliance with any applicable securities laws and the rules and policies of the TSX and the NYSE, and (vi) authorizations, consents, approvals and filings the failure of which to obtain or make would not, individually or in the aggregate, prevent, enjoin, alter or materially delay completion of the Arrangement or have a material adverse effect on B+L, no authorization, consent or approval of, or filing with any Governmental Authority or any court or other authority is necessary for the consummation by B+L of its obligations under this Agreement;

(e)	no dissolution, winding up, bankruptcy, liquidation or similar proceeding has been commenced or is pending or proposed in respect of B+L;

(f)

B+L will, upon and subject to the completion of the IPO, be a reporting issuer (where such concept exists) in all provinces and territories of Canada and is in material compliance with all applicable Canadian securities laws therein;

(g)	B+L has not filed any confidential material change reports with any securities regulatory authority, stock exchange or self-regulatory authority;

(h)

no representation or warranty contained in this Agreement or other disclosure document provided or to be provided to BHC by B+L pursuant to his Agreement (including any information about B+L to be incorporated by reference in the Joint Information Circular) contains or will contain any untrue statement of a material fact or omits to state a material fact which is necessary in order to make the statements herein or therein not misleading;

(i)

the authorized capital of B+L consists of an unlimited number of B+L Common Shares and an unlimited number of preferred shares and as of the Effective Time, no preferred shares will be issued or outstanding;

(j)

the B+L Common Shares will, upon and subject to the completion of the IPO, be listed and posted for trading on both the NYSE and the TSX and B+L will, at the Effective Time, be in material compliance with the rules of both the NYSE and the TSX; and

(k)

no Person holds any securities convertible into securities of B+L or has any agreement, warrant, option or any other right capable of becoming an agreement, warrant or option for the purchase or other acquisition of any unissued shares of B+L, other than holders of B+L Options, B+L RSUs and/or B+L PSUs or as contemplated by this Agreement or the Plan of Arrangement.

2.3	Survival.

The representations and warranties of each Party contained in this Agreement will not survive the completion of the Arrangement and will expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 3

COVENANTS

3.1	General Covenants.

Subject to the terms of this Agreement, each Party severally covenants and agrees to use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable under Applicable Law to consummate the Arrangement on such date as they mutually agree in writing, each acting reasonably (for clarity, without derogating in any way from such Party’s obligations under any of the Separation Agreements), including:

(a)

to promptly notify each other of: (i) any notice or other communication from any Governmental Authority in connection with this Agreement and contemporaneously provide a copy of any such written notice or communication to the other Party (except for notices and information which a Party reasonably considers to be confidential or sensitive which may be provided on a “counsel only” basis); and (ii) any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person is required in connection with this Agreement or the Arrangement;

(b)

except as may otherwise be required by Applicable Law or the terms of any applicable agreement or arrangement with a third party who provided or has the ability to control the applicable information, each Party will, and will cause its respective subsidiaries to, use commercially reasonable efforts to provide the other Parties (or their respective subsidiaries or Representatives) with such cooperation as may be reasonably requested by such other Party in connection with the preparation or filing of any report or filing required by any Governmental Authority contemplated by this Agreement prior to the Effective Time, including any financial statements or continuous disclosure filings;

(c)

except as otherwise provided in this Agreement in the case of BHC, to not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or any commercially reasonable action not to be taken, which is inconsistent with this Agreement or could reasonably be expected to prevent, materially delay or otherwise impede the completion of the Arrangement and the transactions contemplated by this Agreement or would render, or that would reasonably be expected to render, any representation or warranty made by such Party in this Agreement untrue or inaccurate in any material respect at any time prior to the Effective Time if then made (except for representations or warranties made as of a specified date, the accuracy of which shall be determined as of that specified date);

(d)

in the event the Court makes an order, whether as part of the Interim Order or otherwise, the Parties agree to comply promptly with all requirements which Applicable Law may impose on such Party with respect to the transactions contemplated hereby and by the Arrangement;

(e)	to cooperate in facilitating any additional corporate approvals of any of the Parties as may be required by the Interim Order;

(f)

to use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order relating to such Party or other order which may adversely affect the ability of the Parties to consummate the transactions contemplated hereby;

(g)

to cooperate in obtaining the Final Tax Ruling and making such amendments to this Agreement and the Plan of Arrangement as may be necessary to obtain the Final Tax Ruling (provided any such amendments do not adversely affect BHC or have any material and adverse effect on B+L) and implement the Arrangement;

(h)

in the event BHC elects to obtain a U.S. Tax Ruling in its sole and absolute discretion, to cooperate in obtaining the U.S. Tax Ruling and making such amendments to this Agreement and the Plan of Arrangement as may be necessary to obtain the U.S. Tax Ruling (provided any such amendments do not adversely affect BHC or have any material and adverse effect on B+L) and implement the Arrangement;

(i)

B+L, in respect of the Amalco 2 Shares, and BHC, in respect of the BHC Class A Shares, shall prepare, file and use reasonable best efforts to seek to make effective, an application for listing of the Amalco 2 Shares or the BHC Class A Shares, as applicable, to be issued pursuant to the Arrangement on each of NYSE and TSX, in each case subject to official notice of issuance and, in the case of the TSX, shall file all documents required by the TSX in connection with such listing application for purposes of obtaining the conditional and final approvals of the TSX in connection with the foregoing;

(j)

to approve the grants of adjusted equity awards by BHC (in respect of BHC Common Shares) and B+L (in respect of Amalco 2 Shares) in connection with the Arrangement in order to satisfy the requirements of Rule 16b-3 under the Exchange Act and applicable Canadian securities laws and the requirements of the TSX;

(k)

to enter into a distribution agent agreement with a transfer agent or other similar agent or otherwise provide instructions to their respective transfer agents regarding the Arrangement and the transactions contemplated by the Arrangement; and

(l)

to use their respective commercially reasonable efforts to cause each of their respective directors and each of their respective officers who are “Section 16” officers for purposes of the Securities and Exchange Act, 1934, in each case, who are not already bound by the Voting Agreement to validly execute and deliver the Voting Agreement (or a valid joinder to such agreement) prior to the earliest record date for voting at the BHC Meeting or the B+L Meeting, as the case may be.

3.2	Publicity

Following completion of the IPO, each Party shall: (i) not issue any news release or make any other public statement or disclosure with respect to this Agreement or the transactions contemplated by this Agreement without the prior consent of BHC (in the case of any member of the B+L Group) or B+L (in the case of any member of the BHC Group, TC, TC Sub and/or Numberco), which consent shall not be unreasonably withheld, conditioned or delayed and (ii) use commercially reasonable efforts to give BHC or B+L, as the case may be, prior oral or written notice and a reasonable opportunity to review and comment on all such news releases and other disclosure; provided, however, that the foregoing shall be subject to each Party’s overriding obligation to make disclosure in accordance with Applicable Laws and, if such disclosure is required and the other Party has not reviewed or commented on the disclosure, the Party making such disclosure shall use commercially reasonable efforts to give prior oral or written notice to the other Party and, if such prior notice is not permitted by Applicable Law, shall give such notice immediately following the making of such disclosure. The Party making such disclosure shall give reasonable consideration to any comments made by the other Party. For the avoidance of doubt, the foregoing shall not prevent either Party from making internal announcements to employees and having discussions with shareholders and financial analysts and other stakeholders so long as such statements and announcements are consistent in all material respects with the most recent news releases and other disclosure made by the Parties.

3.3	Tax-Related Covenants.

(a)

BHC and B+L shall: (i) not, on or before the Effective Date, take or perform or fail to take or perform any act, including entering into any transaction or permitting any act or transaction within its control to be taken or performed or to occur, that, in each case, could reasonably be considered to interfere or be inconsistent with the Tax Ruling; (ii) not take or perform or fail to take or perform any act, including entering into any transaction or permitting any act or transaction within its control to be taken or performed or to occur, in each case, that would cause BHC to cease to be a Specified Corporation on or prior to the Effective Date, except as specifically contemplated by this Agreement and in the Tax Ruling; and (iii) fulfill all representations and undertakings provided by it (or by any of its subsidiaries), or on its behalf (or on behalf of any of its subsidiaries) with its knowledge and consent, in the Tax Ruling.

(b)

Each of BHC and B+L (for clarity, including Amalco 2 as its successor following the Effective Time) shall not (and, for clarity, shall cause each member of the BHC Group and B+L Group, as applicable, not to), for a period of three years after the Effective Date, take or perform or fail to take or perform any act, including entering into any transaction or permitting any act or transaction within its control to be taken or performed or to occur, that, in each case, could reasonably be expected to cause the Arrangement and/or any transaction contemplated by the Arrangement and/or this Agreement to be taxed in a manner inconsistent with that provided for in the Final Tax Ruling, in each case, without first: (i) obtaining at such Party’s expense a supplemental tax ruling from the CRA or an opinion of a nationally recognized accounting firm or law firm that is in form and substance satisfactory to B+L or BHC, as the case may be, acting reasonably (it being acknowledged that refusal by such Party to accept an opinion that is not at least at a “should” level will be considered to be reasonable), that the taking or performing of such act, or failure to take or perform such act or the entering into such transaction, as applicable, will not cause the Arrangement and/or any transaction contemplated by the Arrangement and/or this Agreement to be taxed in a manner inconsistent with that provided for in the Final Tax Ruling in respect of the other Party or any other member of that other Party’s Group (the B+L Group or BHC Group, as the case may be); and (ii) confirming in writing to the other Party that the obtaining of such a supplemental tax ruling or opinion shall not relieve such Party of any liability under Article 5 in respect of such act, failure to act or transaction.

(c)

Each Party shall: (i) file its tax returns and make all other filings, notifications, designations and elections, (including section 85 elections under the Tax Act, and the corresponding provisions of any applicable provincial tax legislation) pursuant to the Tax Act and/or applicable provincial or foreign tax legislation, that are contemplated in the Final Tax Ruling, the Arrangement and/or this Agreement, and (ii) make adjustments to its stated capital accounts in accordance with the terms of the Plan of Arrangement following the Effective Date. Where an agreed amount is to be included in any election referred to in this Section 3.3(c), such amount will be within the range contemplated by the Tax Act and/or applicable provincial or foreign tax legislation, as the case may be, and will be the amount, if any, contemplated by the Final Tax Ruling, the Plan of Arrangement and/or this Agreement.

(d)

Each Party shall cooperate in the preparation, execution and filing, in the form and within the time limits prescribed or otherwise contemplated in the Tax Act, of all Tax returns, filings, notifications, designations and elections under the Tax Act as contemplated in the Final Tax Ruling, the Plan of Arrangement and/or this Agreement (and any similar tax returns, elections, notifications or designations that may be required under applicable provincial or foreign tax legislation).

(e)

BHC and B+L shall cause each member of the BHC Group and B+L Group, respectively, and TC and TC Sub shall cause each of their respective subsidiaries, as applicable, to comply with the foregoing Sections 3.3(a) to 3.3(d).

(f)

Notwithstanding the forgoing, no acquisition of control of either of BHC or B+L that is or was not within the control of BHC or B+L, as applicable, and in respect of which the BHC Board or B+L Board, as applicable, did not agree, consent, support, encourage or otherwise acquiesce, shall constitute a breach by BHC or B+L, as applicable, of its obligations under the foregoing Sections 3.3(a) to 3.3(e). For purposes of this Section, the phrase “acquisition of control” shall be interpreted as it is interpreted for purposes of paragraph 55(3.1)(b) of the Tax Act.

(g)

Each Party shall cooperate and use all commercially reasonable efforts to obtain the Final Tax Ruling (and, if elected by BHC, a U.S. Tax Ruling), the U.S. Tax Opinion and in consenting to and agreeing to all such amendments to this Agreement and the Plan of Arrangement as may be necessary to obtain the Final Tax Ruling (and, if elected by BHC, a U.S. Tax Ruling) and the U.S. Tax Opinion and to implement the Plan of Arrangement in accordance with the Final Tax Ruling (and, if received by BHC, the U.S. Tax Ruling) and the U.S. Tax Opinion.

(h)

In the event that BHC determines, in its sole discretion: (i) at any time, whether before or after the Effective Date, that the transactions that have implemented or will implement the Arrangement will not be taxed in a manner that is consistent with their treatment for purposes of the Tax Act as a tax-deferred “butterfly reorganization” pursuant to paragraph 55(3)(b) of the Tax Act; and/or (ii) at any time prior to the Effective Date, not to proceed with a transaction or series of transactions to which BHC desires such “butterfly reorganization” rules to apply, BHC shall provide written notice to B+L reasonably promptly following the date on which BHC has definitively made such determination confirming that BHC has made such determination and, effective from the date on which such notice is provided, no Party shall be required to comply with the covenants contained in Sections 3.3(a), 3.3(b), 3.3(c) and 3.3(g); provided, for clarity, that each Party shall remain liable for any prior breaches of such Sections in accordance with this Agreement.

3.4	Covenants of BHC.

Subject to the terms of this Agreement, BHC covenants and agrees to (and will cause each of its subsidiaries, as applicable, to):

(a)

perform the obligations required to be performed by BHC under the Plan of Arrangement and do all such other acts and things as may be necessary or desirable and are within its power and control in order to carry out and give effect to the Arrangement, including using its commercially reasonable efforts to obtain:

(i)	the approval of BHC Shareholders required for the implementation of the Arrangement;

(ii)	the Interim Order and the Final Order;

(iii)	such other consents, orders, rulings or approvals and assurances as are necessary or desirable for the implementation of the Arrangement, including those referred to in Section 4.1 and Section 4.3;

(iv)	prior to the closing of the IPO, a resolution of the sole shareholder of B+L, approving the Arrangement; and

(v)	satisfaction of the other conditions precedent referred to in Article 4; and

(b)

use commercially reasonable efforts to defend and upon request take all commercially reasonable steps to resolve, in consultation with the other Parties, all lawsuits or other legal, regulatory or other proceedings or disputes, which may adversely affect the ability of the Parties to consummate the transactions contemplated hereby, including any proxy solicitation matters to which it or its subsidiaries is a party or by which it or they are affected, and will consult with and may permit the other Parties to participate in any discussions with and in formulating strategies for responding to any such lawsuits or other legal, regulatory or other proceedings or disputes.

3.5	Covenants of B+L.

B+L covenants and agrees to (and will cause any subsidiaries to):

(a)

perform the obligations required to be performed by it under the Plan of Arrangement and do all such other acts and things as may be necessary or desirable and are within its power and control in order to carry out and give effect to the Arrangement, including using all commercially reasonable efforts to obtain (on its own or in cooperation with BHC, as applicable):

(i)	the approval of B+L Shareholders required for the implementation of the Arrangement;

(ii)	the Interim Order and the Final Order;

(iii)	such other consents, rulings, orders, approvals and assurances as are necessary or desirable for the implementation of the Arrangement, including those referred to in Section 4.1 and Section 4.2; and

(iv)	satisfaction of the other conditions precedent referred to in Article 4;

(b)

use commercially reasonable efforts to defend, in consultation with BHC, all lawsuits or other legal, regulatory or other proceedings to which it or its subsidiaries is a party challenging or affecting this Agreement or the marking or completion of the Arrangement;

(c)

unless otherwise required by Applicable Law, obtain the consent of BHC prior to issuing any press releases or otherwise making public statements with respect to this Agreement or the consummation of the Arrangement;

(d)

following receipt of the Final Order but prior to the Effective Time, deliver an irrevocable treasury direction to its transfer agent directing the issuance of such aggregate number of Amalco 2 Shares to the applicable holders of B+L Common Shares and Amalco Shares such that each such holder will receive one Amalco 2 Share for each B+L Common Share or Amalco Share, as the case may be, held by them in accordance with the Plan of Arrangement; and

(e)	promptly notify BHC in writing of any material adverse effect relating to B+L.

ARTICLE 4

CONDITIONS

4.1	Mutual Conditions Precedent.

Subject to the other terms of this Agreement, the respective obligations of BHC and B+L to complete the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions precedent, each of which may only be waived, in whole or in part, with the mutual written consent of the BHC and B+L, each acting reasonably:

(a)

the Interim Order and the Final Order will have been obtained on terms consistent with this Agreement and shall not have been set aside or modified in a manner unacceptable to the Parties, acting reasonably, on appeal or otherwise;

(b)

all consents, waivers, approvals, permits or authorizations to be obtained from, notices, registrations or reports to be submitted to, or other filings to be made with any Governmental Authority that are necessary to consummate the transactions provided for in this Agreement or the Plan of Arrangement will have been obtained and, if applicable, be in full force and effect;

(c)

the actions and filings necessary or appropriate under applicable U.S. federal, U.S. state or other securities laws or blue sky laws and the rules and regulations thereunder in connection with the Arrangement shall have been taken or made, and, where applicable, have become effective or been accepted by the applicable Governmental Authority;

(d)

no order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Arrangement or any of the transactions related thereto shall be in effect, and no other event outside the control of BHC shall have occurred or failed to occur that prevents the consummation of the Arrangement or any related transactions;

(e)

the actions and filings necessary or appropriate under applicable U.S. federal, U.S. state or other securities laws or blue sky laws and the rules and regulations thereunder in connection with the Arrangement shall have been taken or made, and, where applicable, have become effective or been accepted by the applicable Governmental Authority;

(f)

the BHC Class A Shares, the BHC Special Shares, the TC Shares, the Amalco 2 Shares and the Specified Exchanged Awards, as the case may be, shall be exempt from the registration requirements of the U.S. Securities Act pursuant to Section 3(a)(10) thereof; and

(g)	this Agreement will not have been terminated pursuant to the provisions of Article 6.

4.2	Conditions Precedent in Favour of BHC.

Subject to the other terms of this Agreement, the obligation of BHC to complete the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions precedent, each of which may only be waived, in whole or in part, with the written consent of BHC in its sole and absolute discretion:

(a)

the representations and warranties made by B+L in this Agreement shall be true and correct as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of such date), except to the extent that the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would not have a material adverse effect on B+L and B+L shall have provided to BHC a certificate of a senior officer of B+L certifying the foregoing dated the Effective Date;

(b)

B+L shall have fulfilled or complied in all material respects with its covenants contained in this Agreement to be fulfilled or complied with by it on or before the Effective Time (except for those covenants contained in Section 3.3, with which B+L shall have complied in all respects) and B+L shall have provided to BHC a certificate of a senior officer of B+L certifying the foregoing dated the Effective Date;

(c)	The BHC Arrangement Resolution will have been approved by the BHC Shareholders at the BHC Meeting in accordance with the Interim Order;

(d)

the Final Tax Ruling shall have been received by BHC, in such form and substance acceptable to BHC in its sole discretion, and such Final Tax Ruling shall not have been withdrawn or rescinded and will remain in full force and effect as of the Effective Time;

(e)

(x) the U.S. Tax Opinion shall have been received by BHC, and will not have been withdrawn or modified and will remain in full force and effect as of the Effective Time, and (y) if elected by BHC, a U.S. Tax Ruling shall have been received by BHC, in such form and substance acceptable to BHC in its sole discretion, and such U.S. Tax Ruling shall not have been withdrawn or rescinded and will retain in full force and effect as of the Effective Time;

(f)	an independent appraisal firm acceptable to BHC shall have delivered one or more opinions to the BHC Board confirming the solvency and financial viability of BHC prior to the Arrangement and of BHC and Amalco 2 after consummation of the Arrangement, and such opinions shall be acceptable to BHC in form and substance in BHC’s sole discretion and such opinion(s) shall not have been withdrawn, modified or rescinded as of the Effective Time;

(g)

the BHC Class A Shares and the Amalco 2 Shares to be distributed to the BHC Shareholders in the Arrangement will have been accepted for listing on each of the NYSE and TSX, in each case subject to official notice of distribution;

(h)

there shall not, as of the Effective Date, be BHC Shareholders that hold, in the aggregate, in excess of 1% of all outstanding BHC Common Shares that have validly exercised their BHC Dissent Rights and not withdrawn such exercise; and

(i)

no other events or developments shall exist or shall have occurred subsequent to the completion of the IPO that, in the judgment of the BHC Board, in its sole and absolute discretion, makes it inadvisable to effect the Arrangement.

4.3	Conditions Precedent in Favour of B+L

The obligation of B+L to complete the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions precedent, each of which may only be waived, in whole or in part, with the written consent of B+L, acting reasonably:

(a)

the representations and warranties of BHC contained in Section 2.1(k) shall be true and correct in all material respects as of the Effective Time except for any such failure to be true and correct as would have a material adverse effect on Amalco 2 (together with its Subsidiaries) immediately following the completion of the Arrangement, and BHC shall have provided to B+L a certificate of a senior officer of BHC certifying the foregoing dated the Effective Date; and

(b)	the Amalco 2 Shares to be distributed to B+L Shareholders in the Arrangement will have been accepted for listing on each of the NYSE and TSX, in each case subject to official notice of distribution.

4.4	Merger of Conditions.

The conditions set out in Section 4.1 and Section 4.2 will be conclusively deemed to have been satisfied or waived, as applicable, on the filing by BHC of Articles of Arrangement under the CBCA to give effect to the Plan of Arrangement.

ARTICLE 5

INDEMNITIES

5.1	Indemnification by B+L.

To the fullest extent permitted by Applicable Law, B+L shall, and shall the cause the other members of the B+L Group (collectively, the “BHC Indemnifying Parties”) to, indemnify, defend and hold harmless BHC, each member of the BHC Group and each of their respective past, present and future directors, officers, employees and agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “BHC Indemnitees”), from and against any and all Liabilities of the BHC Indemnitees relating to, arising out of or resulting from, directly or indirectly, any of the following items (without duplication):

(a)	a breach by B+L or the other members of the B+L Group of this Agreement or any of the covenants herein, including the covenants contained in Section 3.3 of this Agreement;

(b)

any misrepresentation or alleged misrepresentation in any information included in the Meeting Materials, other than information that is: (i) provided in writing by the BHC Group for the purpose of inclusion in the Joint Information Circular and/or other Meeting Materials; or (ii) about BHC incorporated by reference in the Joint Information Circular; and

(c)

any order made, or any inquiry, investigation or proceeding by any Governmental Authority to the extent based on any misrepresentation or any alleged misrepresentation in any information provided in writing by B+L Group for the purpose of inclusion in the Joint Information Circular and/or other Meeting Materials.

5.2	Indemnification by BHC

To the fullest extent permitted by Applicable Law, BHC shall, and shall the cause the other members of the BHC Group (collectively, the “B+L Indemnifying Parties”) to, indemnify, defend and hold harmless B+L, each member of the B+L Group and each of their respective past, present and future directors, officers, employees and agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “B+L Indemnitees”), from and against any and all Liabilities of the B+L Indemnitees relating to, arising out of or resulting from, directly or indirectly, any of the following items (without duplication):

(a)	a breach by BHC or the other members of the BHC Group of this Agreement or any of the covenants herein, including the covenants contained in Section 3.3 of this Agreement;

(b)

any misrepresentation or alleged misrepresentation in any information included in the Meeting Materials, other than information that is: (i) provided in writing by the B+L Group for the purpose of inclusion in the Joint Information Circular and/or other Meeting Materials; and/or (ii) about B+L incorporated by reference in the Joint Information Circular; and

(c)

any order made, or any inquiry, investigation or proceeding by any Governmental Authority to the extent based on any misrepresentation or any alleged misrepresentation in the Joint Information Circular and/or other Meeting Materials, other than information that is provided in writing by B+L for the purpose of inclusion in the Joint Information Circular or other Meeting Materials.

5.3	Procedures for Indemnification of Third-Party Claims.

(a)

Notice of Claims. If, at or following the Effective Time, an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the BHC Group or the B+L Group of any claim or of the commencement by any such Person of any Action (collectively, a “Third-Party Claim”) with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 5.1 or Section 5.2, such Indemnitee shall give such Indemnifying Party written notice thereof as soon as practicable, but in any event within fourteen (14) days (or sooner if the nature of the Third-Party Claim so requires) after becoming aware of such Third-Party Claim. Any such notice shall describe the Third-Party Claim in reasonable detail, including the facts and circumstances giving rise to such claim for indemnification, and include copies of all material notices and documents (including court papers) received by the Indemnitee relating to the Third-Party Claim. Notwithstanding the foregoing, the failure of an Indemnitee to provide timely notice in accordance with this Section 5.3(a) shall not relieve an Indemnifying Party of its indemnification obligations under this Agreement, except to the extent to which the Indemnifying Party is actually prejudiced by the Indemnitee’s failure to provide notice in accordance with this Section 5.3(a).

(b)

Control of Defense. An Indemnifying Party may elect to defend (and seek to settle or compromise), at its own expense and with its own counsel, any Third-Party Claim; provided, that, prior to the Indemnifying Party assuming and controlling defense of such Third-Party Claim, it shall first confirm to the Indemnitee in writing that, assuming the facts presented to the Indemnifying Party by the Indemnitee are true, the Indemnifying Party shall indemnify the Indemnitee for any such damages to the extent resulting from, or arising out of, such Third-Party Claim. Notwithstanding the foregoing, if the Indemnifying Party assumes such defense and, in the course of defending such Third-Party Claim, (i) the Indemnifying Party discovers that the facts presented at the time the Indemnifying Party acknowledged its indemnification obligation in respect of such Third-Party Claim were not true in all material respects and (ii) such untruth provides a reasonable basis for asserting that the Indemnifying Party does not have an indemnification obligation in respect of such Third-Party Claim, then (A) the Indemnifying Party shall not be bound by such acknowledgment, (B) the Indemnifying Party shall promptly thereafter provide the Indemnitee written notice of its assertion that it does not have an indemnification obligation in respect of such Third-Party Claim, and (C) the Indemnitee shall have the right to assume the defense of such Third-Party Claim. Within thirty (30) days after the receipt of a notice from an Indemnitee in accordance with Section 5.3(a) (or sooner, if the nature of the Third-Party Claim so requires), the Indemnifying Party shall provide written notice to the Indemnitee indicating whether the Indemnifying Party shall assume responsibility for defending the Third-Party Claim and specifying any reservations or exceptions to its defense. If an Indemnifying Party elects not to assume responsibility for defending any Third-Party Claim as provided in this Section 5.3(b) or fails to notify an Indemnitee of its election within thirty (30) days after receipt of the notice from an Indemnitee as provided in Section 5.3(a), then the Indemnitee that is the subject of such Third-Party Claim shall be entitled to continue to conduct and control the defense of such Third-Party Claim.

(c)

Allocation of Defense Costs. If an Indemnifying Party has elected to assume the defense of a Third-Party Claim, whether with or without any reservations or exceptions with respect to such defense, then such Indemnifying Party shall be solely liable for all fees and expenses incurred by it in connection with the defense of such Third-Party Claim and shall not be entitled to seek any indemnification or reimbursement from the Indemnitee for any such fees or expenses incurred by the Indemnifying Party during the course of the defense of such Third-Party Claim by such Indemnifying Party, regardless of any subsequent decision by the Indemnifying Party to reject or otherwise abandon its assumption of such defense. If an Indemnifying Party elects not to assume responsibility for defending any Third-Party Claim or fails to notify an Indemnitee of its election within thirty (30) days after receipt of a notice from an Indemnitee as provided in Section 5.3(a), and the Indemnitee conducts and controls the defense of such Third-Party Claim and the Indemnifying Party has an indemnification obligation with respect to such Third-Party Claim, then the Indemnifying Party shall be liable for all reasonable fees and expenses incurred by the Indemnitee in connection with the defense of such Third-Party Claim.

(d)

Right to Monitor and Participate. An Indemnitee that does not conduct and control the defense of any Third-Party Claim, or an Indemnifying Party that does not elect or is not entitled to defend any Third-Party Claim as contemplated hereby, nevertheless shall have the right to employ separate counsel (including local counsel as reasonably necessary) of its own choosing to monitor and participate in (but not control) the defense of any Third-Party Claim for which it is a potential Indemnitee or Indemnifying Party, but the fees and expenses of such counsel shall be at the expense of such Indemnitee or Indemnifying Party, as the case may be, and the provisions of Section 5.3(c) shall not apply to such fees and expenses. Notwithstanding the foregoing, such Party shall cooperate with the Party entitled to conduct and control the defense of such Third-Party Claim in such defense and make available to the controlling Party, at the non-controlling Party’s expense, all witnesses, information and materials in such Party’s possession or under such Party’s custody or control relating thereto as are reasonably required by the controlling Party. In addition to the foregoing, if any Indemnitee reasonably determines in good faith that such Indemnitee and the Indemnifying Party have actual or potential differing defenses or conflicts of interest between them that make joint representation inappropriate, then the Indemnitee shall have the right to employ separate counsel (including local counsel as reasonably necessary) and to participate in (but not control) the defense, compromise, or settlement thereof, and in such case the Indemnifying Party shall bear the reasonable fees and expenses of such counsel for all Indemnitees.

(e)

No Settlement. Neither Party may settle or compromise any Third-Party Claim for which either Party is seeking to be indemnified hereunder without the prior written consent of the other Party, which consent may not be unreasonably withheld. The Parties hereby agree that if a Party presents the other Party with a written notice containing a proposal to settle or compromise a Third-Party Claim for which either Party is seeking to be indemnified hereunder and the Party receiving such proposal does not respond in any manner to the Party presenting such proposal within forty five (45) days (or within any such shorter time period that may be required by Applicable Law or court order) of receipt of such proposal, then the Party receiving such proposal shall be deemed to have consented to the terms of such proposal.

5.4	Additional Matters

(a)

Timing of Payments. Indemnification or contribution payments in respect of any Liabilities for which an Indemnitee is entitled to indemnification or contribution under this Article 5 shall be paid reasonably promptly (but in any event within sixty (60) days of the final determination of the amount that the Indemnitee is entitled to indemnification or contribution under this Article 5) by the Indemnifying Party to the Indemnitee as such Liabilities are incurred upon demand by the Indemnitee, including reasonably satisfactory documentation setting forth the basis for the amount of such indemnification or contribution payment. The indemnity and contribution provisions contained in this Article 5 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee, and (ii) the knowledge by the Indemnitee of Liabilities for which it might be entitled to indemnification hereunder.

(b)

Payment and Interest. All Liabilities (other than Taxes) will bear interest at a rate per annum, calculated and payable monthly, equal to the Prime Rate per annum from and including the date the Indemnitee disbursed funds or suffered or incurred a Liability to but excluding the day of payment by the Indemnifying Party to the Indemnitee, with interest on overdue interest at the same rate. All Liabilities that are Taxes will bear interest at a rate per annum, calculated and payable monthly, equal to the Prime Rate from and including the date the Indemnitee paid such Taxes to but excluding the day of payment by the Indemnifying Party to the Indemnitee of the Indemnity Payment in respect of such Taxes, with interest on overdue interest at the same rate.

(c)

Notice of Direct Claims. Any claim for indemnification or contribution under this Agreement that does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party; provided, that the failure by an Indemnitee to so assert any such claim shall not prejudice the ability of the Indemnitee to do so at a later time except to the extent (if any) that the Indemnifying Party is prejudiced thereby. Such Indemnifying Party shall have a period of thirty (30) days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30)-day period, such specified claim shall be conclusively deemed a Liability of the Indemnifying Party under this Section 5.4(c) or, in the case of any written notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of the claim (or such portion thereof) becomes finally determined. If such Indemnifying Party does not respond within such thirty (30)-day period or rejects such claim in whole or in part, such Indemnitee shall, be free to pursue such remedies as may be available to such party as contemplated by this Agreement as applicable, without prejudice to its continuing rights to pursue indemnification or contribution hereunder.

(d)

Pursuit of Claims Against Third Parties. If (i) a Party incurs any Liability arising out of this Agreement; (ii) an adequate legal or equitable remedy is not available for any reason against the other Party to satisfy the Liability incurred by the incurring Party; and (iii) a legal or equitable remedy may be available to the other Party against a third party for such Liability, then the other Party shall use its commercially reasonable efforts to cooperate with the incurring Party, at the incurring Party’s expense, to permit the incurring Party to obtain the benefits of such legal or equitable remedy against the third party.

(e)

Subrogation. In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

(f)

Substitution. In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or Indemnifying Party shall so request, the Parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in Section 5.3 and this Section 5.4.

5.5	Right of Contribution.

If any right of indemnification contained in Section 5.1 or Section 5.2 is held unenforceable or is unavailable for any reason, or is insufficient to hold harmless an Indemnitee in respect of any Liability for which such Indemnitee is entitled to indemnification in this Agreement, then the Indemnifying Party shall contribute to the amounts paid or payable by the Indemnitees as a result of such Liability (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the members of its Group (being the B+L Group or the BHC Group, as the case may be) on the one hand, and the Indemnitees entitled to contribution, on the other hand, as well as any other relevant equitable consideration.

5.6	Tax Effect.

If any Indemnity Payment received by an Indemnitee would constitute income for tax purposes to such Indemnitee, the Indemnifying Party shall pay a Tax Gross-Up to the Indemnitee at the same time and on the same terms, as to interest and otherwise, as the Indemnity Payment. The amount of any Liability for which indemnification is provided shall be adjusted to take into account any tax benefit realized by the Indemnitee or any of its affiliates by reason of the Liability for which indemnification is so provided or the circumstances giving rise to such Liability. For purposes of this section, any tax benefit shall be taken into account at such time as it is received by the Indemnitee or its affiliate. Notwithstanding the foregoing provisions of this section, if an Indemnity Payment would otherwise be included in the Indemnitee’s income, the Indemnitee covenants and agrees to make all such elections and take such actions as are available, acting reasonably, to minimize or eliminate Taxes with respect to the applicable Indemnity Payment.

ARTICLE 6

AMENDMENT AND TERMINATION

6.1	Amendment.

(a)

Subject to the provisions of the Interim Order, the Plan of Arrangement and Applicable Law, at any time and from time to time before or after the holding of the BHC Meeting and/or the B+L Meeting, the Interim Order and/or the Final Order, but not later than the Effective Time:

(i)

this Agreement and the Plan of Arrangement may be amended, modified or supplemented by written agreement of BHC and B+L, without further notice to or authorization on the part of the BHC Shareholders and/or the B+L Shareholders; and

(ii)

notwithstanding Section 6.1(a)(i), BHC may, in its sole and absolute discretion, without the consent or approval of the other Parties, the BHC Shareholders or the B+L Shareholders, unilaterally amend, modify or supplement the Tax Ruling and/or the Plan of Arrangement and may make any necessary conforming amendments to this Agreement, provided in each case that BHC has determined, acting reasonably, that such amendment(s) are not materially adverse to B+L or the B+L Shareholders from a financial perspective. To the extent such amendment(s) are made following the IPO, BHC shall provide B+L with a reasonable opportunity to comment on such proposed amendments and shall give reasonable consideration to any comments received from B+L in respect of such amendment(s).

(b)

None of the Parties or any of their respective Subsidiaries, affiliates or Representatives will have any liability to any of the other Parties or to the BHC Shareholders or the B+L Shareholders, as applicable for any amendments made pursuant to this Section 6.1.

6.2	Termination.

(a)

This Agreement may, at any time before or after the holding of the BHC Meeting and/or the B+L Meeting but prior to the issue under the CBCA of a certificate of arrangement giving effect to the Arrangement and the filing of any required filings with the Registrar under the BCBCA in respect of the Arrangement, be unilaterally terminated by BHC, in its sole and absolute discretion, on written notice to B+L, but without the consent of any of the other Parties (including B+L) or the BHC Shareholders and without liability to any of them except as provided in Section 7.1.

(b)

This Agreement may be terminated by B+L if: (i) the Effective Date has not occurred on or before the Outside Date (as may be extended from time to time by written agreement of BHC and B+L, each acting reasonably); and (ii) B+L has determined in good faith and following receipt of a written opinion from its outside legal counsel that such termination is necessary in order for the directors of B+L to comply with their fiduciary duties under Applicable Law.

6.3	Effect of Termination.

Upon the termination of this Agreement pursuant to Section 6.2 hereof, no Party will have any liability or further obligation to the other Parties hereto or any other Person except as provided in Section 7.1.

6.4	Remedies.

The Parties hereto acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any Party or its Representatives and any such breach would cause the non-breaching Party irreparable harm. Accordingly, the Parties hereto agree that, in the event of any breach or threatened breach of this Agreement by one of the Parties, a non-breaching Party will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the Parties.

ARTICLE 7

GENERAL

7.1	Expenses.

The Parties agree that each Party will bear its own out-of-pocket expenses relating to the Arrangement and the transactions contemplated hereby, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, stock exchange fees, all disbursements of advisors and printing and mailing costs, provided that BHC shall pay all third-party costs, fees and expenses relating to obtaining the Interim Order and the Final Order.

7.2	Separation Agreements.

The Parties each acknowledge and agree that none of the representations, warranties, covenants given by or conditions precedent in favour of such Party contained in this Agreement are intended to derogate from or limit in any way the representations, warranties, covenants or conditions precedent given by or in favour of such Party contained in any of the Separation Agreements.

7.3	Notices.

Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and delivered personally or by courier or by email addressed to the recipient as follows:

(a)	To BHC:

Bausch Health Companies Inc.

St. Elzéar Blvd. West

Laval, Québec, Canada H7L 4A8

Attention:     General Counsel

E-mail:         [*****]

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

West 52nd Street

New York, New York 10019

Attention:	Igor Kirman Mark F. Veblen

Email:	[*****]

and with a further copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP

First Canadian Place

Suite 6200

Toronto, Ontario

M5X 1B8

Attention:	John M. Valley Alan Hutchison

Email:	[*****]

(b)	To B+L:

Bausch + Lomb Corporation

520 Applewood Crescent

Vaughan, Ontario, Canada L4K 4B4

Attention:     General Counsel

E-mail:         [*****]

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

West 52nd Street

New York, New York 10019

Attention:	Igor Kirman Mark F. Veblen

Email:	[*****]

and with a further copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP

First Canadian Place

Suite 6200

Toronto, Ontario

M5X 1B8

Attention:	John M. Valley Alan Hutchison

Email:	[*****]

or other such address that a Party may, from time to time, advise the other Parties hereto by notice in writing given in accordance with the foregoing. Date of receipt of any such notice will be deemed to be the date of actual delivery thereof or, if given by email, on the day of transmittal thereof if given during the normal business hours of the recipient, with written confirmation of receipt by email or verbal confirmation of receipt and on the next Business Day, if not given during such hours.

7.4	Certain Rules of Interpretation

In this Agreement:

(a)

Consent – Whenever a provision of this Agreement requires an approval or consent and such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

(b)	Currency – Unless otherwise specified, all references to money amounts are to lawful currency of the United States.

(c)	Definitions – Capitalized words and terms used in this Agreement have the meanings attributed to them in Schedule A.

(d)	Headings – Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(e)	Including – Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(f)

No Strict Construction – The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(g)	Number and Gender – Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(h)

Severability – If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances. Upon such determination that any term or other provision is restricted, prohibited or unenforceable, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in any acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

(i)

Statutory references – A reference to a statute includes all regulations and rules made pursuant to such statute and, unless otherwise specified, the provisions of any statute, regulation or rule which amends, supplements or supersedes any such statute, regulation or rule.

(j)	Time – Time is of the essence in the performance of the Parties’ respective obligations.

(k)

Time Periods – Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

7.5	Schedules

(a)	The schedules to this Agreement, listed below, are an integral part of this Agreement:

Schedule A – Defined Terms

(b)	The appendices to this Agreement, listed below, are an integral part of this Agreement:

    Appendix I – Plan of Arrangement

    Appendix II – BHC Arrangement Resolution

    Appendix III – B+L Arrangement Resolution

7.6	Assignment.

No Party may assign its rights or obligations under this Agreement or the Plan of Arrangement without the prior written consent of the other Parties, provided that no such consent will be required for any Party to assign its rights and obligations under this Agreement and the Plan of Arrangement to a corporate successor to such Party or to a purchaser of all or substantially all of the assets of such Party.

7.7	Binding Effect.

This Agreement enures to the benefit of and is binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

7.8	Waiver.

No waiver of any condition or other provisions, in whole or in part, shall constitute a waiver of any other condition or provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

7.9	Entire Agreement.

This Agreement, together with the agreements and other documents referred to in this Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties with respect thereto.

7.10	Governing Law; Attornment.

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. Each Party agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or later to the venue of that action or proceeding, irrevocably submits to the non-exclusive jurisdiction of those courts in that action or proceeding and agrees to be bound by any judgment of those courts.

7.11	Limitation on Liability.

No Representative of a Party shall have any personal liability whatsoever on behalf of such Party (or any of its subsidiaries) to any other Party under this Agreement, the Arrangement or any other transactions entered into, or documents delivered, in connection with any of the foregoing. In no event will one Party be liable to any other Party for any special, consequential, indirect, collateral, incidental or punitive damages or lost profits or failure to realize expected savings or other commercial or economic loss of any kind, however caused and on any theory of liability, arising in any way out of this Agreement, whether or not such Person has been advised of the possibility of such damages.

7.12	Counterparts.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute the same instrument. Delivery of an executed signature page to this Agreement by any Party by electronic transmission will be as effective as delivery of a manually executed copy of the Agreement by such Party.

[Remainder of page intentionally left blank]

IN WITNESS OF WHICH the Parties have executed this Agreement.

BAUSCH HEALTH COMPANIES, INC.

By:	/s/ Thomas J. Appio
	Name:	Thomas J. Appio
	Title:	Chief Executive Officer, Pharma Business

BAUSCH + LOMB CORPORATION

By:	/s/ Joseph C. Papa
	Name:	Joseph C. Papa
	Title:	Chief Executive Officer

1261229 B.C. Ltd.

By:	William N. Woodfield
	Name:	William N. Woodfield
	Title:	Director

12279967 Canada Ltd.

By:	/s/ Seana Carson
	Name:	Seana Carson
	Title:	Director

12283778 Canada Ltd.

By:	/s/ Seana Carson
	Name:	Seana Carson
	Title:	Director

Arrangement Agreement Signature Page

SCHEDULE A

DEFINED TERMS

“Action” means any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation of any nature (whether criminal, civil., legislative, administrative, regulatory prosecutorial or otherwise) by or before any federal, state, provincial, foreign or international Governmental Authority or any arbitration or mediation tribunal.

“Agreement” means this arrangement agreement, including the schedules attached hereto, as supplemented or amended from time to time.

“Amalco” means the corporation to be formed on the amalgamation of TC and Numberco, in accordance with the Plan of Arrangement.

“Amalco 2” means the corporation to be formed on the amalgamation of B+L and Amalco, in accordance with the Plan of Arrangement.

“Amalco 2 Shares” means the common shares in the capital of Amalco 2.

“Amalco Shares” means the common shares in the capital of Amalco.

“Applicable Law” means in respect of any person: (i) any applicable domestic or foreign law including any statute, subordinate legislation or treaty; and (ii) any applicable guideline, directive, rule, standard, requirement, policy, order, judgment, injunction, award or decree of a Governmental Authority having the force of law.

“Arrangement” means an arrangement under each of Section 192 of the CBCA and Section 288 of the BCBCA, as applicable, in accordance with the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments, variations or supplements to the Plan of Arrangement made in accordance with its terms, the terms of this Agreement or made at the direction of the Court with the consent of BHC and B+L, each acting reasonably.

“Articles” means the Articles of BHC.

“B+L” has the meaning given in the Preamble.

“B+L – Amalco 2 Option” has the meaning given in the Plan of Arrangement.

“B+L – Amalco 2 PSU” has the meaning given in the Plan of Arrangement.

“B+L – Amalco 2 RSU” has the meaning given in the Plan of Arrangement.

“B+L Arrangement Resolution” means the special resolution approving the Arrangement to be considered at the B+L Meeting, to be substantially in the form and content attached as Appendix “III” to this Agreement.

“B+L Board” means the board of directors of B+L as constituted from time to time.

“B+L Common Shares” means the common shares in the capital of B+L.

“B+L Dissent Rights” means the rights of registered B+L Shareholders to dissent in respect of the Arrangement pursuant to the Plan of Arrangement, in strict compliance with the provisions of the CBCA and the requirements of the Interim Order.

“B+L Group” means B+L and each Person that is a Subsidiary of B+L.

“B+L Meeting” means the special meeting of B+L Shareholders to be held on a date to be mutually determined by BHC and B+L, each acting reasonably, and any adjournment or postponement thereof, to be convened as provided in the Interim Order to, among other things, consider and, if deemed advisable, to approve the B+L Arrangement Resolution.

“B+L Option” has the meaning given in the Plan of Arrangement.

“B+L PSU” has the meaning given in the Plan of Arrangement.

“B+L RSU” has the meaning given in the Plan of Arrangement.

“B+L Shareholders” means the holders of the B+L Common Shares at the applicable time.

“BCBCA” means the Business Corporations Act (British Columbia), as amended, and the regulations thereunder, as now in effect and as such may be promulgated or amended.

“BHC” has the meaning given in the Preamble.

“BHC Arrangement Resolution” means the special resolution approving the Arrangement to be considered at the BHC Meeting, to be substantially in the form and content attached as Appendix “II” to this Agreement.

“BHC Board” means the board of directors of BHC as constituted from time to time.

“BHC Class A Shares” mean the Class A common shares in the capital of BHC created in accordance with the Plan of Arrangement.

“BHC Common Shares” mean the existing common shares without par value in the capital of BHC.

“BHC Dissent Rights” means the rights of registered BHC Shareholders to dissent in respect of the Arrangement pursuant to the Plan of Arrangement, in strict compliance with the provisions of the BCBCA and the requirements of the Interim Order.

“BHC Group” means BHC and each Person that is a Subsidiary of BHC (for clarity, other than B+L and any other member of the B+L Group).

“BHC Meeting” means the special meeting of BHC Shareholders to be held on a date to be mutually determined by BHC and B+L, each acting reasonably, and any adjournment or postponement thereof, to be convened as provided in the Interim Order to, among other things, consider and, if deemed advisable, to approve the BHC Arrangement Resolution.

“BHC Option” has the meaning given in the Plan of Arrangement.

“BHC PSU” has the meaning given in the Plan of Arrangement.

“BHC Replacement Option” has the meaning in the Plan of Arrangement.

“BHC Replacement PSU” has the meaning given in the Plan of Arrangement.

“BHC Replacement RSU” has the meaning given in the Plan of Arrangement.

“BHC RSU” has the meaning given in the Plan of Arrangement.

“BHC Shareholders” means the holders of BHC Common Shares at the applicable time.

“BHC Special Shares” means the special shares in the capital of BHC created in accordance with the Plan of Arrangement.

“Business Day” means a day, other than a Saturday, Sunday or statutory or civic holiday in Ontario, when banks are generally open for the transaction of business in Toronto, Ontario.

“CBCA” means the Canada Business Corporations Act, as amended, and the regulations thereunder, as now in effect and as such may be promulgated or amended.

“Court” means the British Columbia Supreme Court.

“CRA” means the Canada Revenue Agency, and any successor Governmental Authority thereto.

“Director” means the Director appointed pursuant to Section 260 of the CBCA.

“Draft Tax Ruling” means the draft advance income tax rulings and opinions being sought by BHC from the CRA confirming the Canadian federal income tax consequences of the Arrangement and related transactions, including that such transactions will be treated for purposes of the Tax Act as a tax-deferred “butterfly” reorganization pursuant to paragraph 55(3)(b) of the Tax Act, as the same may be amended, modified, supplemented or replaced from time to time in accordance with this Agreement.

“Effective Date” means the date the Arrangement is effective under the CBCA and the BCBCA.

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date.

“Final Order” means the Final Order of the Court (or separate orders, as the Court may determine) or, if appealed, the final order or orders affirmed by, an appellate court, approving the Arrangement, under Section 192 of the CBCA and Section 288 of the BCBCA, in a form acceptable to the Parties, each acting reasonably, as such may be amended or affirmed prior to the Effective Time by the Court or an appellate court, as the case may be, with the consent of the Parties, each acting reasonably.

“Final Tax Ruling” means the advance income tax rulings and opinions from the CRA confirming the Canadian federal income tax consequences of the Arrangement and related transactions, including that such transactions will be treated for purposes of the Tax Act as a tax-deferred “butterfly” reorganization pursuant to paragraph 55(3)(b) of the Tax Act, as the same may be amended, modified, supplemented or replaced from time to time in accordance with this Agreement.

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign, multinational, supranational, territorial, or provincial, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, a government and any executive official thereof.

“Indemnifying Party” means a Party that is, actually or potentially, required to indemnify an Indemnitee pursuant to Article 5 and includes the BHC Indemnifying Parties and the B+L Indemnifying Parties, as the case may be.

“Indemnitee” means each Person, actually or potentially, entitled to indemnification pursuant to Article 5 and includes the BHC Indemnitees and the B+L Indemnitees, as the case may be.

“Indemnity Payment” means the amount of any Liability required to be paid by an Indemnifying Party pursuant to Article 5.

“Interim Order” means the interim order of the Court under the CBCA and the BCBCA, in respect of the Arrangement (or separate orders, as the Court may determine), as such may be varied or amended, as contemplated by Section 1.3 of this Agreement.

“Joint Information Circular” means the notice of the BHC Meeting and the notice of the B+L Meeting to be sent to BHC Shareholders and B+L Shareholders, respectively, and the accompanying joint management information circular of BHC and B+L, including all appendices and schedules thereto, and any information incorporated by reference therein, to be sent to the BHC Shareholders in connection with the BHC Meeting and to the B+L Shareholders in connection with the B+L Meeting, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Liability” means any and all debts, guarantees, assurances, commitments, liabilities, responsibilities, Losses, remediation, deficiencies, damages, fines, penalties, settlements, sanctions, costs, expenses, attorneys’ fees, interest and obligations of any nature or kind, whether accrued or fixed, absolute or contingent, matured or unmatured, accrued or not accrued, asserted or unasserted, liquidated or unliquidated, foreseen or unforeseen, known or unknown, reserved or unreserved, or determined or determinable, including those arising under any Applicable Law, claim (including any Third-Party Claim), demand, Action, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority or arbitration tribunal, and those arising under any contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment or undertaking, or any fines, damages or equitable relief that is imposed, in each case, including all costs and expenses relating thereto.

“Losses” means actual losses (including any diminution in value), costs, damages, penalties and expenses (including legal and accounting fees and expenses and costs of investigation and litigation), whether or not involving a Third-Party Claim.

“material adverse effect” means, in respect of any corporation, any change, event or occurrence that has, or would have, a material and adverse effect upon the business, assets, liabilities, capitalization, financial condition or results of operation of that corporation and its subsidiaries considered as a whole.

“Meeting Materials” means the Joint Information Circular together with the notice of meeting and the forms of proxy in respect of the BHC Meeting or B+L Meeting, as the case may be, which accompany the Joint Information Circular in respect of such meeting.

“misrepresentation” means an untrue statement of a material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of circumstances in which it was made.

“Numberco” has the meaning given in the Preamble.

“Numberco – Amalco Options” has the meaning given in the Plan of Arrangement.

“Numberco - Amalco RSU” has the meaning given in the Plan of Arrangement.

“Numberco – Amalco 2 RSU” has the meaning given in the Plan of Arrangement.

“Numberco Options” has the meaning given in the Plan of Arrangement.

“Numberco RSUs” has the meaning given in the Plan of Arrangement.

“NYSE” means the New York Stock Exchange.

“Outside Date” means December 31, 2024 or such other date as mutually agreed upon in writing by BHC and B+L, each acting reasonably.

“Party” means a party to this Agreement.

“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Plan of Arrangement” means the plan of arrangement attached as Appendix “I”, as amended, varied or supplemented in accordance with the terms thereof, the terms of this Agreement or made at the discretion of the Court with the consent of the Parties, each acting reasonably.

“Pre-Arrangement Transactions” means the transactions and actions to be undertaken by BHC, B+L and their applicable Subsidiaries, as set forth in the Final Tax Ruling.

“Prime Rate” means the floating rate of interest established from time to time by the Royal Bank of Canada (and reported to the Bank of Canada) as the reference rate of interest such bank will use to determine rates of interest payable by its borrowers on Canadian dollar commercial loans made by such bank to such borrowers in Canada and designated by such bank as its “prime rate”.

“Registrar” means the person appointed as the Registrar of Companies pursuant to the BCBCA.

“Representatives” means, collectively, the directors, officers, employees and agents of a Party at any time and their respective heirs, executors, administrators and other legal representatives.

“Resulting Entity Common Shares” means the Amalco 2 Shares.

“SEC” means the U.S. Securities and Exchange Commission.

“Separation Agreements” means, collectively, the Master Separation Agreement, Tax Matters Agreement, Employee Matters Agreement, Intellectual Property Matters Agreement, Real Estate Matters Agreement, Transition Services Agreement and the Registration Rights Agreement, in each case between BHC and B+L and dated as of March 30, 2022.

“Specified Corporation” has the meaning assigned by subsection 55(1) of the Tax Act.

“Specified Exchanged Awards” means, collectively, Numberco Options, Numberco RSUs, Numberco – Amalco Options, Numberco – Amalco RSUs, Numberco – Amalco 2 Options, Numberco – Amalco 2 RSUs, B+L – Amalco 2 Options, B+L – Amalco 2 RSUs, B+L – Amalco 2 PSUs, BHC Replacement Options, BHC Replacement RSUs and BHC Replacement PSUs.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture, partnership or other entity of which such Person (a) beneficially owns, either directly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership, or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder, as amended from time to time.

“Tax Gross-Up” means, with respect to any particular Indemnity Payment, such additional amount as is necessary to place the Indemnitee in the same after-tax position as it would have been in had such Indemnity Payment been received tax free. The Tax Gross-Up amount will be calculated by using the applicable combined federal and provincial income tax rate and/or the foreign tax rate applicable to the Indemnitee and, except as provided in Section 5.4(a), without regard to any losses, credits, refunds or deductions that the Indemnitee may have that could affect the amount of tax payable on any such Indemnity Payment.

“Tax Ruling” means, at the relevant time, the then-current Draft Tax Ruling or the Final Tax Ruling as the case may be.

“Taxes” includes all applicable present and future income taxes, capital taxes, stamp taxes, charges to tax, withholdings, sales and use taxes, value added taxes and goods and services taxes and all penalties, interest and other payments on or in respect thereof.

“TC” has the meaning given in the Preamble.

“TC Shares” has the meaning given in the Plan of Arrangement.

“TSX” means the Toronto Stock Exchange.

“U.S. Tax Opinion” means an opinion of Davis Polk & Wardwell LLP, or such other law or accounting firm as determined by BHC, to be dated at or prior to the Effective Date, addressed to BHC and otherwise in a form acceptable to BHC, with respect to certain U.S. federal income tax consequences of the Arrangement.

“U.S. Tax Ruling” means a private letter ruling from the U.S. Internal Revenue Service with respect to the U.S. federal income tax consequences of certain aspects of the Arrangement and related transactions.

“Voting Agreement” means the agreement to be entered into between BHC, B+L and certain of their respective shareholders providing for, among other things, the agreement of such shareholders vote the BHC Common Shares and/or the B+L Common Shares, as the case may be, held by such shareholder in favour of the BHC Arrangement Resolution and/or B+L Arrangement Resolution, as the case may be.

APPENDIX I

PLAN OF ARRANGEMENT

(See Attached)

APPENDIX I

TO THE ARRANGEMENT AGREEMENT

MADE AS OF APRIL 28, 2022

PLAN OF ARRANGEMENT

UNDER THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA) AND

UNDER THE CANADA BUSINESS CORPORATIONS ACT

Article 1

INTERPRETATION

1.1	Definitions

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of those terms shall have corresponding meanings:

“Agency Agreement” means any agency agreement by and between Solta Medical Ireland Limited, a member of the Solta Group and a member of the B+L Group (in its capacity as an “Agent” thereunder), pursuant to which the member of the B+L Group will act as an agent on behalf of Solta to promote the sale of certain products of the Solta Business as specified therein.

“Agency Transfer Employee” means (i) any individual who is employed by an applicable “Agent” (as defined under the applicable Agency Agreement) in a “Local Solta Business” (as defined under the applicable Agency Agreement) pursuant to the terms of the applicable Agency Agreement, (ii) any New Agency Transfer Employee who is employed by an Agent in a Local Solta Business pursuant to the terms of the applicable Agency Agreement and (iii) any other individual who is employed by the applicable Agent with respect to whom the applicable member of the Solta Group and the applicable Agent mutually agree will transfer to the Solta Group in accordance with the terms of the applicable Agency Agreement;

“Amalco” means the corporation formed on the amalgamation of TC and Numberco;

“Amalco 2” means the corporation formed on the amalgamation of Amalco and B+L;

“Amalco Shares” means the common shares in the capital of Amalco;

“Amalco 2 Shares” means the common shares in the capital of Amalco 2;

“Applicable Law” means in respect of any person: (i) any applicable domestic or foreign law including any statute, subordinate legislation or treaty; and (ii) any applicable guideline, directive, rule, standard, requirement, policy, order, judgment, injunction, award or decree of a Governmental Authority having the force of law;

“Arrangement” means an arrangement under each of Section 192 of the CBCA and Section 288 of the BCBCA, as applicable, in accordance with the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments, variations or supplements to this Plan of Arrangement made in accordance with its terms, the terms of the Arrangement Agreement or made at the direction of the Court with the consent of BHC and B+L, each acting reasonably;

“Arrangement Agreement” means the agreement made as of April 28, 2022 between BHC, B+L, Numberco, TC and TC Sub to which this Plan of Arrangement is attached as Appendix I, including the schedules thereto, as the same may be supplemented or amended from time to time;

“B+L” means Bausch + Lomb Corporation, a corporation incorporated under the laws of Canada;

“B+L – Amalco 2 Option” means an option to acquire Amalco 2 Shares issued by Amalco 2 in exchange for a B+L Option contemporaneously with the amalgamation of Amalco and B+L, as described in Section 3.1(x)(ii)of this Plan of Arrangement;

“B+L – Amalco 2 PSU” means a right to acquire Amalco 2 Shares issued by Amalco 2 in exchange for a B+L PSU contemporaneously with the amalgamation of Amalco and B+L, as described in Section 3.1(x)(iv) of this Plan of Arrangement;

“B+L – Amalco 2 RSU” means a right to acquire Amalco 2 Shares issued by Amalco 2 in exchange for a B+L RSU contemporaneously with the amalgamation of Amalco and B+L, as described in Section 3.1(x)(v) of this Plan of Arrangement;

“B+L Arrangement Resolution” means the special resolution approving the Arrangement to be considered at the B+L Meeting, to be substantially in the form and content attached as Appendix III to the Arrangement Agreement;

“B+L Articles” means the articles of incorporation of B+L dated August 19, 2020, as amended;

“B+L Assets” means the assets, properties, claims and rights (including goodwill) of B+L or any member of the B+L Group, wherever located (including in the possession of vendors or other third persons or elsewhere), of every kind, character and description, whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected on the books and records or financial statements of B+L or any member of the B+L Group, including rights and benefits pursuant to any contract, license, permit, indenture, note, bond, mortgage, agreement, concession, franchise, instrument, undertaking, commitment, understanding or other arrangement;

“B+L Board” means the board of directors of B+L, as constituted from time to time;

“B+L Business” means the business, operations and activities (whether or not such businesses, operations or activities are or have been terminated, divested, discontinued or paused) of BHC’s eye health business and of those consumer products included in the B+L Products, in each case, as conducted immediately prior to the B+L Separation

Time by either BHC or B+L or any of the BHC Group or the B+L Group, including the business, operations and activities in respect of the research, development, manufacturing, production, logistics and commercialization of the B+L Products;

“B+L Concentration Ratio” means the quotient obtained by dividing the: (i) BHC Pre-Distribution Share Value; by (ii) B+L Post-Distribution Share Value;

“B+L Products” means the “SpinCo Products” as defined in the Master Separation Agreement dated as of March 30, 2022 by and between BHC and B+L;

“B+L Specified Director” means any non-employee director serving on the B+L Board as of and immediately following the Effective Time regardless of whether such non-employee director serves on the Solta Board (provided that such non-employee director does not also serve on the BHC Board as of and immediately following the Effective Time);

“B+L Employee” means each individual who: (i) as of the B+L Separation Time, is (A) actively employed primarily with respect to the B+L Assets or the B+L Business by any member of the BHC Group or the B+L Group (which, for the avoidance of doubt, includes any Post-Separation Transfer B+L Employees), (B) an inactive employee (including any employee on short-term disability leave, parental, military or other authorized leave of absence) primarily employed with respect to the B+L Assets or B+L Business by any member of the BHC Group or the B+L Group, (C) a Former B+L Employee; (ii) as of his or her date of commencement of employment with the applicable member of the B+L Group, is a New B+L Employee; or (iii) as of the applicable Delayed B+L Transfer Date, an Other B+L Transfer Employee who becomes a Delayed B+L Transfer Employee. For the avoidance of doubt: (x) an Other B+L Transfer Employee shall not constitute a B+L Employee unless and until the applicable Delayed B+L Transfer Date, if any; and (y) a Solta Employee shall not be considered a B+L Employee;

“B+L Equity Plan” means the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan (as may be amended and restated from time to time);

“B+L Group” means B+L and each Person that is a Subsidiary of B+L;

“B+L IPO” means the offer and sale of B+L Shares by Numberco pursuant to a registration statement on Form S-1 and a Canadian Prospectus;

“B+L Meeting” means the special meeting of BHC Shareholders to be held on a date to be mutually determined by BHC and B+L, each acting reasonably, and any adjournment or postponement thereof, to be convened as provided in the Interim Order to, among other things, consider and, if deemed advisable, to approve the B+L Arrangement Resolution;

“B+L Option” means, at any time, options to acquire B+L Shares granted pursuant to the B+L Equity Plan which are, at such time, outstanding and unexercised, whether or not vested;

“B+L Participant” means any individual who is a B+L Employee, and any beneficiary, dependent, or alternate payee of such individual, as the context requires;

“B+L Post-Distribution Share Value” means the fair market value of an Amalco 2 Share immediately after the completion of the Arrangement, as determined by the BHC Board (or a committee of the BHC Board) in a manner intended to preserve the In-the-Money Amount of the applicable outstanding awards;

“B+L PSU” means, at any time, each award of restricted share units granted under the B+L Equity Plan subject to performance-based vesting conditions which are, at such time, outstanding;

“B+L RSU” means, at any time, restricted share units, including any deferred restricted share units, granted pursuant to the B+L Equity Plan which are, at such time, outstanding;

“B+L Separation Date” means the “Closing Date” as defined in the Underwriting Agreement to be entered into between BHC, Numberco, B+L and the managing underwriters in respect of the B+L IPO (on behalf of the several underwriters to be named in that agreement);

“B+L Separation Time” means 12:01 a.m. Eastern Time on the B+L Separation Date;

“B+L Shareholders” means the holders of B+L Shares;

“B+L Shares” means the common shares in the capital of B+L;

“Basket Ratio” means the quotient obtained by dividing: (a) the number of B+L Shares held by Numberco immediately before the Effective Time; by (b) the amount by which (i) the number of issued and outstanding BHC Common Shares immediately before the Effective Time, exceeds (ii) the number of BHC Common Shares held immediately before the Effective Time by Dissenting BHC Shareholders;

“BCBCA” means the Business Corporations Act (British Columbia) including all regulations made thereunder;

“BHC” means Bausch Health Companies Inc., a corporation governed by the BCBCA;

“BHC Arrangement Resolution” means the special resolution approving the Arrangement to be considered at the BHC Meeting, substantially in the form and content attached as Appendix II to the Arrangement Agreement;

“BHC Awards” means, collectively, the BHC Options, the BHC PSUs, the BHC RSUs and the BHC Deferred RSUs;

“BHC Basket Deferred RSU” means a BHC Deferred RSU that is held by a BHC Specified Director, a B+L Specified Director or a Dual Director.

“BHC Basket PSU” means a BHC PSU that: (i) was granted before January 1, 2022; (ii) is not a New Hire Grant; (iii) is not the BHC New CEO Grant; and (iv) is held by (A) a BHC Participant (other than a Former BHC Employee or Solta Employee (including any Former Solta Employee or Agency Transfer Employee)) or (B) a B+L Participant (other than a Former B+L Employee);

“BHC Basket RSU” means a BHC RSU that: (i) in the case of a BHC RSU that is a BHC MRSU, was granted at any time, and in the case of a BHC RSU other than a BHC MRSU was granted before January 1, 2022; (ii) is not a New Hire Grant; (iii) is not the BHC New CEO Grant; and (iv) is held by (A) a BHC Participant (other than a Former BHC Employee or Solta Employee or (B) a B+L Participant other than a Former B+L Employee);

“BHC Board” means the board of directors of BHC, as constituted from time to time;

“BHC Class A Shares” means the Class A common shares in the capital of BHC that will be created pursuant to the amendment to BHC’s Articles pursuant to Section 3.1(c) of this Plan of Arrangement and which will be issued on the BHC Share Exchange;

“BHC Common Shares” means the common shares without par value in the capital of BHC;

“BHC Concentration Ratio” means the quotient obtained by dividing the: (i) BHC Pre-Distribution Share Value; by (ii) BHC Post-Distribution Share Value;

“BHC Deferred RSU” means, at any time, deferred restricted share units granted pursuant to the BHC Equity Plan, which are, at such time, outstanding;

“BHC Employee” means each individual who, as of the B+L Separation Time, is: (i) not a B+L Employee; and (ii) either (A) actively employed by any member of the BHC Group (including the Solta Group) or the B+L Group, (B) an inactive employee (including any employee on short- or long-term disability leave or other authorized leave of absence) of any member of the BHC Group (including the Solta Group) or the B+L Group, or (C) a Former BHC Employee. For the avoidance of doubt, a Solta Employee shall constitute a BHC Employee;

“BHC Equity Plan” means the Bausch Health Companies Inc. 2014 Omnibus Incentive Plan (as amended and restated), effective as of April 28, 2020 (and any predecessor plan thereto);

“BHC Group” means BHC and each Person that is a Subsidiary of BHC (other than B+L and any other member of the B+L Group);

“BHC Meeting” means the special meeting of BHC Shareholders, and any adjournment or postponement thereof, to be convened as provided in the Interim Order to, among other things, consider and, if deemed advisable, to approve the BHC Arrangement Resolution;

“BHC MRSU” means BHC RSUs granted pursuant to the BHC Equity Plan in connection with the purchase of BHC Common Shares under either the Bausch Health Companies Matching Share Program or the Bausch Health Companies Inc. 2013 Stock Purchase Plan;

“BHC New CEO Grants” means each of the awards of BHC PSUs and BHC RSUs granted on September 1, 2021 to the individual who will serve as the chief executive officer of BHC effective as of the B+L Separation Date;

“BHC Option” means, at any time, options to acquire BHC Common Shares or BHC Class A Shares, granted pursuant to the BHC Equity Plan which are, at such time, outstanding and unexercised, whether or not vested;

“BHC Participant” means any individual who is a BHC Employee (including, for the avoidance of doubt, a Solta Employee) and any beneficiary, dependent, or alternate payee of such individual, as the context requires;

“BHC Post-Distribution Share Value” means the fair market value of a BHC Class A Share immediately after the completion of the Arrangement, as determined by the BHC Board (or a committee of the BHC Board) in a manner intended to preserve the In-the Money amount of the applicable outstanding awards;

“BHC Pre-Distribution Share Value” means the fair market value of a BHC Common Share immediately before the Effective Time, as determined by the BHC Board (or a committee of the BHC Board) in a manner intended to preserve the In-the-Money Amount of the applicable outstanding awards;

“BHC PSU” means, at any time, each award of restricted share units granted under the BHC Equity Plan subject to performance-based vesting conditions, which are, at such time, outstanding;

“BHC Remain Concentration Deferred RSU” means a BHC Deferred RSU that is held by a Solta Specified Director;

“BHC Remain Concentration Option” means a BHC Option that is held by: (i) a BHC Participant (including any Former BHC Employee); (ii) a Former B+L Employee; or (iii) a Solta Employee (including any Former Solta Employee and any Agency Transfer Employee);

“BHC Remain Concentration PSU” means a BHC PSU that: (i) is held by a BHC Participant and (A) was granted on or following January 1, 2022, (B) is a New Hire Grant or (C) is the BHC New CEO Grant; (ii) is held by (A) a Former BHC Employee, (B) a Former B+L Employee or (C) a Solta Employee (including any Former Solta Employee or Agency Transfer Employee), (in each case, regardless of when granted); or (iii) is held by a BHC Participant that is employed in a jurisdiction where the treatment set forth in Section 3.1(j) is not permitted;

“BHC Remain Concentration RSU” means a BHC RSU that: (i) is held by a BHC Participant and (A) is a BHC RSU that was granted on or following January 1, 2022 (other than a BHC MRSU), (B) is a New Hire Grant or (C) is the BHC New CEO Grant; (ii) is held by (A) a Former BHC Employee, (B) a Former B+L Employee, (C) a Solta Employee (including any Former Solta Employee or Agency Transfer Employee), (D) a BHC Specified Director, (E) a Dual Director or (F) a Solta Specified Director (in each case, regardless of when granted); or (iii) is held by a BHC Participant that is employed in a jurisdiction where the treatment set forth in Section 3.1(g) is not permitted;

“BHC Replacement Deferred RSU” means a right to acquire BHC Class A Shares issued by BHC in exchange for a BHC Deferred RSU, as described in Sections 3.1(l) and 3.1(m) of this Plan of Arrangement;

“BHC Replacement Option” means an option to acquire BHC Class A Shares issued by BHC in exchange for a BHC Option, as described in Section 3.1(d) of this Plan of Arrangement;

“BHC Replacement PSU” means a right to acquire BHC Class A Shares issued by BHC in exchange for a BHC PSU, as described in Sections 3.1(i) and 3.1(j) of this Plan of Arrangement;

“BHC Replacement RSU” means a right to acquire BHC Class A Shares issued by BHC in exchange for a BHC RSU, as described in Sections 3.1(f) and 3.1(g) of this Plan of Arrangement

“BHC Repurchase Note” means a non-interest-bearing, demand promissory note having a principal amount and fair market value equal to the aggregate fair market value of the BHC Special Shares purchased for cancellation, as described in Section 3.1(q) of this Plan of Arrangement;

“BHC RSU” means, at any time, restricted share units (other than a BHC Deferred RSU or BHC PSUs) granted pursuant to the BHC Equity Plan, which are, at such time, outstanding;

“BHC Share Exchange” means the exchange of BHC Common Shares for BHC Class A Shares and BHC Special Shares pursuant to Section 3.1(n) of this Plan of Arrangement;

“BHC Shareholder” means a holder of one or more BHC Common Shares;

“BHC Special Shares” means the special shares in the capital of BHC that will be created pursuant to the amendment to BHC’s Articles pursuant to Section 3.1(c) of this Plan of Arrangement and which will be issued on the BHC Share Exchange;

“BHC Specified Director” means any non-employee director serving on the BHC Board as of and immediately following the Effective Time (provided that such non-employee director does not also serve on the B+L Board as of the Effective Time);

“BHC Spin Concentration Option” means a BHC Option that is held by a B+L Participant other than a Former B+L Employee;

“BHC Spin Concentration PSU” means a BHC PSU that: (i) is held by a B+L Participant (other than a Former B+L Employee) and that (A) was granted on or following January 1, 2022 or (B) is a New Hire Grant or (ii) is held by a B+L Participant (other than a Former B+L Employee) that is employed in a jurisdiction where the treatment set forth in Section 3.1(i) is not permitted;

“BHC Spin Concentration RSU” means a BHC RSU that: (i) is held by a B+L Participant (other than a Former B+L Employee) and that (A) is a BHC RSU that was granted on or following January 1, 2022 (other than a BHC MRSU) or (B) is a New Hire Grant or (ii) is held by a B+L Participant (other than a Former B+L Employee) that is employed in a jurisdiction where the treatment set forth in Section 3.1(f) is not permitted;

“BHC Transfer” means the transfer of the Numberco Shares by BHC to TC Sub pursuant to Section 3.1(p) of this Plan of Arrangement;

“Business Day” means a day, other than a Saturday, Sunday or statutory or civic holiday in Ontario, when banks are generally open for the transaction of business in Toronto, Ontario;

“Butterfly Proportion” means the quotient obtained by dividing: (i) the Net Fair Market Value of the Numberco Shares to be transferred pursuant to the BHC Transfer, determined immediately before the BHC Transfer; by (ii) the Net Fair Market Value of all property owned by BHC immediately before the BHC Transfer, determined immediately before the BHC Transfer;

“Canadian Holder” means an individual that: (a) is a resident of Canada for purposes of the Tax Act; or (b) is not a resident of Canada for purposes of the Tax Act and who was granted BHC RSUs or BHC PSUs, as the case may be, in respect of, in the course of, or by virtue of duties of any office or employment performed in Canada;

“Canadian Prospectus” means, as applicable, the preliminary base PREP prospectus, the amended and restated base PREP prospectus, the final base PREP prospectus and the supplemented base PREP prospectus containing the information that has been omitted from the final base PREP prospectus in accordance with National Instrument 44-103 – Post Receipt Pricing, including any applicable amendments thereto, in the English and French languages;

“CBCA” means the Canada Business Corporations Act, as amended, and the regulations thereunder, as now in effect and as such may be promulgated or amended;

“Court” means the Supreme Court of British Columbia;

“CRA” means the Canada Revenue Agency;

“Delayed B+L Transfer Date” means, with respect to any applicable Delayed B+L Transfer Employee, the applicable date he or she commences employment with a member of the B+L Group following the B+L Separation Date;

“Delayed B+L Transfer Employee” means any: (i) Post-Separation Transfer B+L Employee; (ii) Sponsored B+L Employee; and (iii) Other B+L Transfer Employee, in each case, who transfers employment to a member of the B+L Group following the B+L Separation Time. For the avoidance of doubt, a New B+L Employee shall not constitute a Delayed B+L Transfer Employee;

“Dissenting B+L Shareholder” means a registered B+L Shareholder as of the record date of the B+L Meeting who (i) has duly and validly exercised their B+L Dissent Rights in strict compliance with the dissent procedures set out in 190 of the CBCA, as modified by the Interim Order and this Plan of Arrangement and (ii) has not withdrawn or been deemed to have withdrawn such exercise of B+L Dissent Rights;

“Dissenting BHC Shareholder” means a registered BHC Shareholder as of the record date of the BHC Meeting who (i) has duly and validly exercised their BHC Dissent Rights in strict compliance with the dissent procedures set out in Section 237 through Section 247 of the BCBCA, as modified by the Interim Order and this Plan of Arrangement and (ii) has not withdrawn or been deemed to have withdrawn such exercise of BHC Dissent Rights;

“Dissenting B+L Shares” means the B+L Shares held by Dissenting B+L Shareholders in respect of which such Dissenting B+L Shareholders have validly given notice of dissent;

“Dissenting BHC Shares” means the BHC Common Shares held by Dissenting BHC Shareholders in respect of which such Dissenting BHC Shareholders have validly given notice of dissent;

“Dual Director” means any non-employee director who, as of and immediately following the Effective Time, serves on both the BHC Board and the B+L Board;

“Effective Date” means the date designated by BHC and B+L by notice in writing as the effective date of the Arrangement, after all of the conditions to the completion of the Arrangement as set out in the Arrangement Agreement and the Final Order have been satisfied or waived;

“Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date or such other time as BHC and B+L may agree upon in writing;

“Final Order” means the final order of the Court (or separate orders, as the Court may determine) or, if appealed, the final order or orders affirmed by, an appellate court, approving the Arrangement, under Section 192 of the CBCA and Section 288 of the BCBCA, in a form acceptable to the Parties, each acting reasonably, as such may be amended or affirmed prior to the Effective Time by the Court or an appellate court, as the case may be, with the consent of the Parties, each acting reasonably;

“Former B+L Employee” means each individual who, as of immediately prior to the B+L Separation Time (or, solely for the purposes of Article 3 hereof, immediately prior to the Effective Time) is a former employee who was last actively employed primarily with respect to the B+L Assets or the B+L Business by any member of the BHC Group or the B+L Group;

“Former BHC Employee” means (i) each individual (other than a B+L Employee) who, as of immediately prior to the B+L Separation Time, (or, solely for purposes of Article 3 hereof, immediately prior to the Effective Time), is a former employee of any member of the BHC Group (including the Solta Group) or the B+L Group (and excluding, for the avoidance of doubt, any Former B+L Employee) and (ii) each individual who is, as of immediately prior to the B+L Separation Time (or, solely for purposes of Article 3 hereof, immediately prior to the Effective Time), on long-term disability regardless of whether such individual was last actively employed primarily with respect to the B+L Assets or the B+L Business. For the avoidance of doubt, (i) a Delayed B+L Transfer Employee shall not constitute a Former BHC Employee; and (ii) a Former Solta Employee shall constitute a Former BHC Employee;

“Former Solta Employee” means each individual (other than a B+L Employee) who, as of immediately prior to the B+L Separation Time, (or, solely for purposes of Article 3 hereof, immediately prior to the Effective Time), is a former employee of the BHC Group, the Solta Group or the B+L Group who was last actively employed primarily with respect to the Solta assets or the Solta Business (and excluding, for the avoidance of doubt, any Former B+L Employee);

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign, multinational, supranational, territorial, or provincial, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, a government and any executive official thereof;

“Interim Order” means the interim order of the Court under the CBCA and the BCBCA, in respect of the Arrangement (or separate orders, as the Court may determine), as such may be varied or amended, contemplated by Section 1.3 of the Arrangement Agreement;

“In-the-Money Amount” means, (i) in relation to a particular stock option the aggregate amount if any by which the fair market value of the shares that are the subject of the option, exceeds the exercise price of such option, and (ii) in relation to an RSU or PSU the fair market value of the shares that are the subject of the RSU or PSU, as the case may be, in each case as determined by the BHC Board (or a committee of the BHC Board);

“Liens” means any mortgage, hypothec, prior claim, lien, pledge, assignment for security, security interest, lease, option, right of third parties or other charge or encumbrance, including the lien or retained title of a conditional vendor, and any easement, servitude, right of way or other encumbrance on title to real or immovable property or personal or movable property;

“Net Fair Market Value” means, in respect of any property, the net fair market value of that property determined on a consolidated basis in accordance with all administrative policies of the CRA in effect at the Effective Time and, in determining Net Fair Market Value, the following principles will apply:

(i)

any tax-related accounts in any corporation (such as deferred income taxes, the balance of non-capital losses and the balance of net capital losses) will not be considered to be property of that corporation;

(ii)	the amount of any liability will be its principal amount;

(iii)	no amount will be considered to be a liability unless it represents a true legal liability which is capable of quantification;

(iv)	the portion of the long-term debt due within one year will be treated as a current liability; and

(v)	liabilities of a corporation will include its respective partnership share of each liability of any partnership of which such corporation is a partner;

“New Agency Transfer Employee” means any new employees hired by an Agent into a Local Solta Business during the Interim Period under, and as defined in, the applicable Agency Agreement. For the avoidance of doubt, New Agency Transfer Employees shall constitute Agency Transfer Employees.

“New B+L Employee” means any individual who is externally hired by a member of the B+L Group following the B+L Separation Time;

“New Hire Grant” means any “initial” or “sign-on” BHC Award granted to any BHC Employee or B+L Employee (other than any Former BHC Employee (including any Former Solta Employee) or Former B+L Employee, respectively) granted by BHC on or following September 1, 2021 in connection with such applicable BHC Employee’s or B+L Employee’s external new hire into an executive role with BHC or B+L, as applicable;

“Numberco” means 1261229 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia;

“Numberco – Amalco Deferred RSU” means a right to acquire Amalco Shares issued by Amalco in exchange for a Numberco Deferred RSU contemporaneously with the amalgamation of TC and Numberco, as described in Section 3.1(x)(vi) of this Plan of Arrangement;

“Numberco – Amalco Option” means an option to acquire Amalco Shares issued by Amalco in exchange for a Numberco Option contemporaneously with the amalgamation of TC and Numberco, as described in Section 3.1(v)(i) of this Plan of Arrangement;

“Numberco – Amalco RSU” means a right to acquire Amalco Shares issued by Amalco in exchange for a Numberco RSU contemporaneously with the amalgamation of TC and Numberco, as described in Section 3.1(v)(ii) of this Plan of Arrangement;

“Numberco – Amalco 2 Deferred RSU” means a right to acquire Amalco 2 Shares issued by Amalco 2 in exchange for a Numberco – Amalco Deferred RSU contemporaneously with the amalgamation of Amalco and B+L, as described in Section 3.1(x)(vi) of this Plan of Arrangement;

“Numberco – Amalco 2 Option” means an option to acquire Amalco 2 Shares issued by Amalco 2 in exchange for a Numberco – Amalco Option contemporaneously with the amalgamation of Amalco and B+L, as described in Section 3.1(x)(i) of this Plan of Arrangement;

“Numberco – Amalco 2 RSU” means a right to acquire Amalco 2 Shares issued by Amalco 2 in exchange for a Numberco – Amalco RSU contemporaneously with the amalgamation of Amalco and B+L, as described in Section 3.1(x)(v) of this Plan of Arrangement;

“Numberco Deferred RSU” means a right to acquire Numberco Shares issued by Numberco in exchange for a BHC Deferred RSU, as described in Section 3.1(l) of this Plan of Arrangement;

“Numberco Option” means an option to acquire Numberco Shares issued by Numberco in exchange for a BHC Option, as described in Section 3.1(e) of this Plan of Arrangement;

“Numberco RSU” means a right to acquire Numberco Shares issued by Numberco in exchange for a BHC RSU, as described in Section 3.1(f), 3.1(h), 3.1(i) and 3.1(k) of this Plan of Arrangement;

“Numberco Shares” means common shares in the capital of Numberco;

“Other B+L Transfer Employee” means any individual who, upon mutual agreement of BHC and B+L, transfers employment from the BHC Group to the B+L Group following the B+L Separation Time. For the avoidance of doubt, an Other B+L Transfer Employee does not include a Sponsored B+L Employee or a Post-Separation Transfer B+L Employee;

“Parties” means the parties to this Plan of Arrangement, being BHC, B+L, Numberco, TC and TC Sub;

“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority;

“Plan of Arrangement” means this plan of arrangement, including any appendices hereto, as amended, varied or supplemented in accordance with the terms of this plan of arrangement, the terms of the Arrangement Agreement or made at the discretion of the Court with the consent of the Parties, each acting reasonably;

“Post-Separation Transfer B+L Employees” means, if any, any B+L Employee who, as of immediately following the B+L Separation Date, is employed by a member of the BHC Group. For the avoidance of doubt: (i) a Post-Separation Transfer B+L Employee is any B+L Employee employed by a member of the BHC Group (A) whose employment is not transferred to a member of the B+L Group on or prior to the B+L Separation Date, and (B) whose employment is intended to transfer from the BHC Group to a member of the B+L Group following the B+L Separation Date; and (ii) a Post-Separation Transfer B+L Employee does not include a Sponsored B+L Employee or an Other B+L Transfer Employee;

“PUC” means “paid-up capital” as defined in subsection 89(1) of the Tax Act;

“Solta” means Solta Medical Corporation, a corporation existing under the laws of the Province of British Columbia;

“Solta Board” means the board of directors of Solta, as constituted from time to time;

“Solta Business” means the business, operations and activities (whether or not such businesses, operations or activities are or have been terminated, divested, discontinued or paused) of the “global aesthetics medical device” business of the BHC Group (including the Solta Group) conducted immediately prior to the B+L Separation Time;

“Solta Employee” means each individual (other than a B+L Employee) who: (i) as of the B+L Separation Time, is (A) actively employed primarily with respect to the Solta Business by any member of the BHC Group, the B+L Group or the Solta Group, (B) an inactive employee (including any employee on short-term disability leave, parental, military or other authorized leave of absence) primarily employed with respect to the Solta Business by any member of the BHC Group, the B+L Group or the Solta Group or (C) a Former Solta Employee. For the avoidance of doubt, an Agency Transfer Employee shall constitute a Solta Employee;

“Solta Group” means Solta and each Person that is a Subsidiary of Solta;

“Specified Exchanged Awards” means, collectively, Numberco Options, Numberco RSUs, Numberco Deferred RSUs, Numberco – Amalco Options, Numberco – Amalco RSUs, Numberco – Amalco Deferred RSUs, Numberco – Amalco 2 Options, Numberco – Amalco 2 RSUs, Numberco – Amalco 2 Deferred RSUs, B+L – Amalco 2 Options, B+L – Amalco 2 RSUs, B+L – Amalco 2 PSUs, BHC Replacement Options, BHC Replacement RSUs, BHC Replacement Deferred RSUs and BHC Replacement PSUs.

“Solta Specified Director” means any non-employee director serving on the Solta Board (provided that such non-employee director does not also serve on the B+L Board as of and immediately following the Effective Time);

“Sponsored B+L Employee” means any B+L Employee working on a visa or work permit sponsored by a member of the BHC Group as of immediately prior to the B+L Separation Time;

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture, partnership or other entity of which such Person: (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities, (B) the total combined equity interests or (C) the capital or profit interests, in the case of a partnership; or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body;

“Tax Act” means the Income Tax Act (Canada) including all regulations thereunder;

“TC” means 12279967 Canada Ltd., a corporation incorporated under the federal laws of Canada;

“TC Shares” means the common shares in the capital of TC;

“TC Sub” means 12283778 Canada Ltd., a corporation incorporated under the federal laws of Canada, and a wholly-owned subsidiary of TC;

“TC Sub Repurchase Note” means a non-interest-bearing, demand promissory note having a principal amount and fair market value equal to the aggregate fair market value of the TC Shares purchased for cancellation, as described in Section 3.1(r) of this Plan of Arrangement;

“TC Sub Shares” means common shares in the capital of TC Sub;

“Trading Day” means a day, other than a Saturday or Sunday, when the New York Stock Exchange is open for trading;

“Transfer Ratio” means the quotient obtained by dividing: (i) the number of B+L Shares held by Numberco immediately before the Effective Time; by (ii) the number of BHC Special Shares issued on the BHC Share Exchange;

“Transferred Multiple” means the quotient obtained by dividing: (i) the Butterfly Proportion; by (ii) one minus the Butterfly Proportion; and

“U.S. Tax Code” means the United States Internal Revenue Code of 1986, as amended.

Capitalized words and terms used but not defined in this Plan of Arrangement have the meaning ascribed to such terms in the Arrangement Agreement. Words and terms used in this Plan of Arrangement and defined in the CBCA or BCBCA (as the context requires) and not otherwise defined in this Plan of Arrangement or in the Arrangement Agreement shall have the same meaning as in the CBCA or BCBCA (as the context requires), unless the context otherwise requires.

1.2	Interpretation Not Affected by Headings, etc.

The division of this Plan of Arrangement into Articles, Sections, paragraphs and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise indicated, all references to an “Article”, “Section” or “paragraph” followed by a number and/or a letter refer to the specified Article, Section or paragraph of this Plan of Arrangement.

1.3	Number and Gender

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.4	Date of Any Action

In the event that any date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5	Time

Time shall be of the essence in every matter or action contemplated hereunder. All times expressed in this Plan of Arrangement or in any letter of transmittal contemplated herein are local time (Toronto, Ontario) unless otherwise stipulated herein or therein.

1.6	Currency

Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of the United States.

Article 2

EFFECT OF THE ARRANGEMENT

2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant to, is subject to the provisions of, and forms a part of the Arrangement Agreement, except in respect of the sequence of the steps comprising the Arrangement, which shall occur in the order set forth herein.

2.2	Binding Effect

This Plan of Arrangement will become effective at the Effective Time and shall be binding upon B+L, BHC, Numberco, TC, TC Sub, Amalco, Amalco 2, the BHC Shareholders and the B+L Shareholders, and in accordance with the terms of the BHC Equity Plan or the B+L Equity Plan, as applicable, and the applicable award documents thereunder, B+L Options, B+L RSUs, B+L PSUs, BHC Options, BHC PSUs, and BHC RSUs.

Article 3

ARRANGEMENT

3.1	The Arrangement

Commencing at the Effective Time, each of the events and transactions set out below shall occur and be deemed to occur in the following sequence, in each case effective as at one-minute intervals starting at the Effective Time (except in each case where otherwise specifically stated in this Plan of Arrangement), without any further authorization, act or formality of or by BHC, B+L or any other Person:

Dissenting Shareholders

(a)

each BHC Common Share held by a Dissenting BHC Shareholder shall be deemed to be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Liens, claims and encumbrances, to BHC and BHC shall thereupon be obliged to pay the amount therefor determined and payable in accordance with the BCBCA and the Interim Order, and the name of such holder shall be removed from the central securities register of BHC as a holder of BHC Common Shares;

(b)

each B+L Share held by a Dissenting B+L Shareholder shall be deemed to be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Liens, claims and encumbrances, to B+L and B+L shall thereupon be obliged to pay the amount therefor determined and payable in accordance with the CBCA and the Interim Order, and the name of such holder shall be removed from the central securities register of B+L as a holder of B+L Shares;

Reorganization of BHC Share Capital

(c)

the authorized share capital of BHC shall be reorganized and its Articles amended to create and authorize the issuance (for clarity, in addition to the shares that BHC is authorized to issue immediately before such amendment) of an unlimited number of BHC Class A Shares and an unlimited number of BHC Special Shares having the same rights, privileges, restrictions and conditions attaching to each class as set out in Schedule A to this Plan of Arrangement;

BHC Remain Concentration Options

(d)

each BHC Option that is a BHC Remain Concentration Option shall be exchanged at the Effective Time for a BHC Replacement Option to purchase from BHC the number of BHC Class A Shares (rounded down to the nearest whole number) equal to (i) the number of BHC Common Shares underlying the BHC Option immediately prior to Effective Time, multiplied by (ii) the BHC Concentration Ratio, at an exercise price per BHC Class A Share (rounded up to the nearest whole cent) equal to (iii) the exercise price per BHC Common Share otherwise purchasable pursuant to such BHC Option immediately prior to the Effective Time, divided by (iv) the BHC Concentration Ratio, exercisable until the original expiry date of such BHC Option.

Except as set out above, all other terms and conditions of such BHC Replacement Option, including the conditions to and manner of vesting and exercising, will be the same as the BHC Option so exchanged, and any award document evidencing the corresponding BHC Option shall thereafter evidence such BHC Replacement Option.

It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the exchange of a BHC Option for a BHC Replacement Option and that the exercise price and the number of BHC Class A Shares purchasable pursuant to the BHC Replacement Options shall be determined in a manner consistent with the requirements of Section 409A of the U.S. Tax Code, including Treasury Regulation Section 1.409A-1(b)(5)(v)(D) thereunder. Therefore, in the event that the In-the-Money Amount in respect of a BHC Replacement Option determined immediately after the completion of the Arrangement exceeds the In-The-Money Amount in respect of the corresponding BHC Option for which it is exchanged and determined immediately before the Effective Time, the number of BHC Class A Shares which may be acquired on exercise of the BHC Replacement Option at and after the Effective Time, and/or the exercise price per BHC Class A Share, will be adjusted accordingly with effect at and from the Effective Time to ensure that the In-The-Money Amount in respect of the corresponding BHC Replacement Option determined immediately after the completion of the Arrangement does not exceed the In-The-Money Amount in respect of the corresponding BHC Option determined immediately before the Effective Time;

BHC Spin Concentration Options

(e)

each BHC Option that is a BHC Spin Concentration Option shall be exchanged at the Effective Time for a Numberco Option to purchase from Numberco the number of Numberco Shares (rounded down to the nearest whole number) equal to (i) the number of BHC Common Shares underlying the BHC Option immediately prior to the Effective Time, multiplied by (ii) the B+L Concentration Ratio, at an exercise price per Numberco Share (rounded up to the nearest whole cent) equal to (x) the exercise price per BHC Common Share otherwise purchasable pursuant to such BHC Option immediately prior to the Effective Time, divided by (y) the B+L Concentration Ratio, exercisable until the original expiry date of such BHC Option.

Except as set out above, all other terms and conditions of such Numberco Option, including the conditions to and manner of vesting and exercising, will be deemed to be the same as the BHC Option so exchanged, and any award document evidencing a BHC Option shall thereafter evidence such Numberco Option.

It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the exchange of a BHC Option for a Numberco Option and that the exercise price and the number of Numberco Shares purchasable pursuant to the Numberco Options shall be determined in a manner consistent with the requirements of Section 409A of the U.S. Tax Code, including Treasury Regulation Section 1.409A-1(b)(5)(v)(D) thereunder. Therefore, in the event that the In-the-Money Amount in respect of a Numberco Option determined immediately after the completion of the Arrangement exceeds the In-The-Money Amount in respect of the corresponding BHC Option for which it is exchanged determined immediately before the Effective Time, the number of Numberco Shares which may be acquired on exercise of the Numberco Option at and after the Effective Time, and/or the exercise price per Numberco Share, will be adjusted accordingly with effect at and from the Effective Time to ensure that the In-The-Money Amount in respect of the Numberco Option determined immediately after the completion of the Arrangement does not exceed the In-The-Money Amount in respect of the corresponding BHC Option determined immediately before the Effective Time;

BHC Basket RSUs

(f)

each BHC RSU that is a BHC Basket RSU shall, at the Effective Time, be exchanged for: (i) a BHC Replacement RSU to acquire from BHC the number of BHC Class A Shares equal to the number of BHC Common Shares underlying the BHC RSU immediately prior to the Effective Time, and (ii) a Numberco RSU to acquire from Numberco the number of Numberco Shares (rounded down to the nearest whole number) equal to the product of the (A) number of BHC Common Shares underlying the BHC RSU immediately prior to the Effective Time, and (B) the Basket Ratio.

Except as set out above, all other terms and conditions of such BHC Replacement RSU and Numberco RSU, including the conditions to and manner of vesting, will be the same as the BHC RSU so exchanged.

It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the exchange of a BHC RSU for a BHC Replacement RSU and a Numberco RSU and that the number of BHC Class A Shares and Numberco Shares issuable pursuant to the BHC Replacement RSUs and Numberco RSUs shall be determined in a manner consistent with the requirements of Section 409A of the U.S. Tax Code, as applicable. Therefore, with respect to a BHC Basket RSU that is subject to the provisions of subsection 7(1) of the Tax Act and that is exchanged by a Canadian Holder, in the event that the aggregate In-the-Money Amount in respect of the BHC Replacement RSU and Numberco RSU determined immediately after the completion of the Arrangement exceeds the In-The-Money Amount in respect of the corresponding BHC Basket RSU for which it is exchanged determined immediately before the Effective Time, the number of BHC Class A Shares which may be acquired on settlement of the BHC Replacement RSU and the number of Numberco Shares which may be acquired on settlement of the Numberco RSU will be adjusted accordingly with effect at and from the Effective Time to ensure that the aggregate In-The-Money Amount in respect of the corresponding BHC Replacement RSU and Numberco RSU determined immediately after the completion of the Arrangement does not exceed the In-The-Money Amount in respect of the corresponding BHC Basket RSU determined immediately before the Effective Time;

BHC Remain Concentration RSUs

(g)

each BHC RSU that is a BHC Remain Concentration RSU shall be exchanged at the Effective Time for a BHC Replacement RSU entitling the holder to acquire from BHC the number of BHC Class A Shares (rounded down to the nearest whole number) equal to (i) the number of BHC Common Shares underlying the BHC RSU immediately prior to the Effective Time, multiplied by (ii) the BHC Concentration Ratio.

Except as set out above, all other terms and conditions of such BHC Replacement RSU, including the conditions to and manner of vesting, will b the same as the BHC RSU so exchanged.

It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the exchange of a BHC RSU for a BHC Replacement RSU and that the number of BHC Class A Shares issuable pursuant to the BHC Replacement RSUs shall be determined in a manner consistent with the requirements of Section 409A of the U.S. Tax Code, as applicable. Therefore, with respect to a BHC Remain Concentration RSU that is subject to the provisions of subsection 7(1) of the Tax Act and that is exchanged by a Canadian Holder, in the event that the In-the-Money Amount in respect of the BHC Replacement RSU determined immediately after the completion of the Arrangement exceeds the In-The-Money Amount in respect of the corresponding BHC Remain Concentration RSU for which it is exchanged determined immediately before the Effective Time, the number of BHC Class A Shares which may be acquired on settlement of the BHC Replacement RSU at and after the Effective Time will be adjusted accordingly with effect at and from the Effective Time to ensure that the In-The-Money Amount in respect of the corresponding BHC Replacement RSU determined immediately after the completion of the Arrangement does not exceed the In-The-Money Amount in respect of the corresponding BHC Remain Concentration RSU determined immediately before the Effective Time;

BHC Spin Concentration RSUs

(h)

each BHC RSU that is a BHC Spin Concentration RSU shall be exchanged at the Effective Time for a Numberco RSU entitling the holder to acquire from Numberco the number of Numberco Shares (rounded down to the nearest whole number) equal to (i) the number of BHC Common Shares underlying the BHC RSU immediately prior to the Effective Time, multiplied by (ii) the B+L Concentration Ratio.

Except as set out above, all other terms and conditions of such Numberco RSU, including the conditions to and manner of vesting, will be the same as the BHC RSU so exchanged.

It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the exchange of a BHC RSU for a Numberco RSU and that the number of Numberco Shares issuable pursuant to the Numberco RSUs shall be determined in a manner consistent with the requirements of Section 409A of the U.S. Tax Code, as applicable. Therefore, with respect to a BHC Spin Concentration RSU that is subject to the provisions of subsection 7(1) of the Tax Act and that is exchanged by a Canadian Holder, in the event that the In-the-Money Amount in respect of the Numberco RSU determined immediately after the completion of the Arrangement exceeds the In-The-Money Amount in respect of the corresponding BHC Spin Concentration RSU for which it is exchanged determined immediately before the Effective Time, the number of Numberco Shares which may be acquired on settlement of the Numberco RSU at and after the Effective Time will be adjusted accordingly with effect at and from the Effective Time to ensure that the In-The-Money Amount in respect of the Numberco RSU determined immediately after the completion of the Arrangement does not exceed the In-The-Money Amount in respect of the corresponding BHC Spin Concentration RSU determined immediately before the Effective Time;

BHC Basket PSUs

(i)

each BHC PSU that is a BHC Basket PSU shall, at the Effective Time, be exchanged for: (i) a BHC Replacement PSU to acquire from BHC the number of BHC Class A Shares (rounded down to the nearest whole number) equal to the number of BHC Common Shares underlying the BHC PSU immediately prior to the Effective Time, and (ii) a Numberco RSU to acquire from Numberco the number of Numberco Shares (rounded down to the nearest whole number) equal to the product of the (A) number of BHC Common Shares underlying the BHC PSU immediately prior to the Effective Time, and (B) the Basket Ratio.

Except as set out above, all other terms and conditions of such BHC Replacement PSU and Numberco RSU, including the conditions to and manner of vesting, will be the same as the BHC PSU so exchanged (except the Numberco RSUs shall not be subject to any performance-based vesting conditions following the Effective Time).

It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the exchange of a BHC PSU for a BHC Replacement PSU and a Numberco RSU and that the number of BHC Class A Shares and Numberco Shares issuable pursuant to the BHC Replacement PSUs and Numberco RSUs shall be determined in a manner consistent with the requirements of Section 409A of the U.S. Tax Code, as applicable. Therefore, with respect to a BHC Basket PSU that is subject to the provisions of subsection 7(1) of the Tax Act and that is exchanged by a Canadian Holder, in the event that the aggregate In-the-Money Amount in respect of the BHC Replacement PSU and Numberco RSU determined immediately after the completion of the Arrangement exceeds the In-The-Money Amount in respect of the corresponding BHC Basket PSU for which it is exchanged determined immediately before the Effective Time, the number of BHC Class A Shares which may be acquired on settlement of the BHC Replacement PSU and the number of Numberco Shares which may be acquired on settlement of the Numberco RSU will be adjusted accordingly with effect at and from the Effective Time to ensure that the aggregate In-The-Money Amount in respect of the corresponding BHC Replacement PSU and Numberco RSU determined immediately after the completion of the Arrangement does not exceed the In-The-Money Amount in respect of the corresponding BHC Basket PSU determined immediately before the Effective Time;

BHC Remain Concentration PSUs

(j)

each BHC PSU that is a BHC Remain Concentration PSU shall be exchanged at the Effective Time for a BHC Replacement PSU entitling the holder to acquire from BHC the number of BHC Class A Shares (rounded down to the nearest whole number) equal to (i) the number of BHC Common Shares underlying the BHC PSU immediately prior to the Effective Time, multiplied by (ii) the BHC Concentration Ratio.

Except as set out above, all other terms and conditions of such BHC Replacement PSU, including the conditions to and manner of vesting, will be the same as the BHC PSU so exchanged.

It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the exchange of a BHC PSU for a BHC Replacement PSU and that the number of BHC Class A Shares issuable pursuant to the BHC Replacement PSUs shall be determined in a manner consistent with the requirements of Section 409A of the U.S. Tax Code, as applicable. Therefore, with respect to a BHC Remain Concentration PSU that is subject to the provisions of subsection 7(1) of the Tax Act and that is exchanged by a Canadian Holder in the event that the In-the-Money Amount in respect of the BHC Replacement PSU determined immediately after the completion of the Arrangement exceeds the In-The-Money Amount in respect of the corresponding BHC Remain Concentration PSU for which it is exchanged determined immediately before the Effective Time, the number of BHC Class A Shares which may be acquired on settlement of the BHC Replacement PSU at and after the Effective Time will be adjusted accordingly with effect at and from the Effective Time to ensure that the In-The-Money Amount in respect of the corresponding BHC Replacement PSU determined immediately after the completion of the Arrangement does not exceed the In-The-Money Amount in respect of the corresponding BHC Remain Concentration PSU determined immediately before the Effective Time;

BHC Spin Concentration PSUs

(k)

each BHC PSU that is a BHC Spin Concentration PSU shall be exchanged at the Effective Time for a Numberco RSU entitling the holder to acquire from Numberco the number of Numberco Shares (rounded down to the nearest whole number) equal to (i) the number of BHC Common Shares underlying the BHC PSU immediately prior to the Effective Time, multiplied by (ii) the B+L Concentration Ratio.

Except as set out above, all other terms and conditions of such Numberco RSU, including the conditions to and manner of vesting, will be the same as the BHC PSU so exchanged (except the Numberco RSUs shall not be subject to any performance-based vesting conditions following the Effective Time).

It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the exchange of a BHC PSU for a Numberco RSU and that the number of Numberco Shares issuable pursuant to the Numberco RSUs shall be determined in a manner consistent with the requirements of Section 409A of the U.S. Tax Code, as applicable. Therefore, with respect to a BHC Spin Concentration PSU that is subject to the provisions of subsection 7(1) of the Tax Act and that is exchanged by a Canadian Holder in the event that the In-the-Money Amount in respect of the Numberco RSU determined immediately after the completion of the Arrangement exceeds the In-The-Money Amount in respect of the corresponding BHC Spin Concentration PSU for which it is exchanged determined immediately before the Effective Time, the number of Numberco Shares which may be acquired on settlement of the Numberco RSU at and after the Effective Time will be adjusted accordingly with effect at and from the Effective Time to ensure that the In-The-Money Amount in respect of the Numberco RSU determined immediately after the completion of the Arrangement does not exceed the In-The-Money Amount in respect of the corresponding BHC Spin Concentration PSU determined immediately before the Effective Time;

BHC Basket Deferred RSUs

(l)

each BHC Deferred RSU that is a BHC Basket Deferred RSU shall, at the Effective Time, be exchanged for: (i) a BHC Replacement Deferred RSU to acquire from BHC the number of BHC Class A Shares equal to the number of BHC Common Shares underlying the BHC Deferred RSU immediately prior to the Effective Time, and (ii) a Numberco Deferred RSU to acquire from Numberco the number of Numberco Shares (rounded down to the nearest whole number) equal to the product of the (A) number of BHC Common Shares underlying the BHC Deferred RSU immediately prior to the Effective Time, and (B) the Basket Ratio.

Except as set out above, all other terms and conditions of such BHC Replacement Deferred RSU and Numberco Deferred RSU, including the conditions to and manner of vesting, will be the same as the BHC Deferred RSU so exchanged.

It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the exchange of a BHC Deferred RSU for a BHC Replacement Deferred RSU and a Numberco Deferred RSU and that the number of BHC Class A Shares and Numberco Shares issuable pursuant to the BHC Replacement Deferred RSUs and Numberco Deferred RSUs shall be determined in a manner consistent with the requirements of Section 409A of the U.S. Tax Code, as applicable. Therefore, with respect to a BHC Basket Deferred RSU that is subject to the provisions of subsection 7(1) of the Tax Act and that is exchanged by a Canadian Holder, in the event that the aggregate In-the-Money Amount in respect of the BHC Replacement Deferred RSU and Numberco Deferred RSU determined immediately after the completion of the Arrangement exceeds the In-The-Money Amount in respect of the corresponding BHC Basket Deferred RSU for which it is exchanged determined immediately before the Effective Time, the number of BHC Class A Shares which may be acquired on settlement of the BHC Replacement Deferred RSU and the number of Numberco Shares which may be acquired on settlement of the Numberco Deferred RSU will be adjusted accordingly with effect at and from the Effective Time to ensure that the aggregate In-The-Money Amount in respect of the corresponding BHC Replacement Deferred RSU and Numberco Deferred RSU determined immediately after the completion of the Arrangement does not exceed the In-The-Money Amount in respect of the corresponding BHC Basket Deferred RSU determined immediately before the Effective Time;

BHC Remain Concentration Deferred RSUs

(m)

each BHC Deferred RSU that is a BHC Remain Concentration Deferred RSU shall be exchanged at the Effective Time for a BHC Replacement Deferred RSU entitling the holder to acquire from BHC the number of BHC Class A Shares (rounded down to the nearest whole number) equal to (i) the number of BHC Common Shares underlying the BHC Deferred RSU immediately prior to the Effective Time, multiplied by (ii) the BHC Concentration Ratio.

Except as set out above, all other terms and conditions of such BHC Replacement Deferred RSU, including the conditions to and manner of vesting, will be the same as the BHC Deferred RSU so exchanged.

It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the exchange of a BHC Deferred RSU for a BHC Replacement Deferred RSU and that the number of BHC Class A Shares issuable pursuant to the BHC

Replacement Deferred RSUs shall be determined in a manner consistent with the requirements of Section 409A of the U.S. Tax Code, as applicable. Therefore, with respect to a BHC Remain Concentration Deferred RSU that is subject to the provisions of subsection 7(1) of the Tax Act and that is exchanged by a Canadian Holder, in the event that the In-the-Money Amount in respect of a BHC Replacement Deferred RSU determined immediately after the completion of the Arrangement exceeds the In-The-Money Amount in respect of the corresponding BHC Remain Concentration Deferred RSU for which it is exchanged determined immediately before the Effective Time, the number of BHC Class A Shares which may be acquired on settlement of the BHC Replacement Deferred RSU at and after the Effective Time will be adjusted accordingly with effect at and from the Effective Time to ensure that the In-The-Money Amount in respect of the corresponding BHC Replacement Deferred RSU determined immediately after the completion of the Arrangement does not exceed the In-The-Money Amount in respect of the corresponding BHC Remain Concentration Deferred RSU determined immediately before the Effective Time;

BHC Share Exchange

(n)

each BHC Shareholder (other than a Dissenting BHC Shareholder) will transfer each BHC Common Share held by such holder to BHC in exchange for: (x) one BHC Class A Share; and (y) that number of BHC Special Shares as is equal to the Transferred Multiple.

In connection with this exchange: (i) no election under section 85 of the Tax Act will be filed; (ii) the aggregate amount added to the stated capital of the BHC Special Shares will be equal to the Butterfly Proportion of the PUC of the BHC Common Shares (excluding BHC Common Shares held by Dissenting BHC Shareholders) immediately prior to the Effective Time; (iii) the aggregate amount added to the stated capital of the BHC Class A Shares will be equal to the result when (1 - Butterfly Proportion) is multiplied by the PUC of the BHC Common Shares (excluding BHC Common Shares held by Dissenting BHC Shareholders) immediately prior to the Effective Time; and (iv) the BHC Common Shares so exchanged will be cancelled;

TC Share Exchange

(o)	each holder of BHC Special Shares will transfer each BHC Special Share held by such holder to TC in exchange for that number of TC Shares as is equal to the Transfer Ratio.

In connection with this exchange: (i) no election under section 85 of the Tax Act will be filed; and (ii) the aggregate amount added to the stated capital of the TC Shares will be equal to the aggregate PUC of the transferred BHC Special Shares;

Transfer of Numberco Shares

(p)

BHC will transfer to TC Sub all of the issued and outstanding Numberco Shares, in consideration for the issuance by TC Sub of that number of TC Sub Shares as is equal to the number of Numberco Shares transferred to TC Sub. The stated capital account in respect of the TC Sub Shares shall be increased by an amount equal to the maximum amount that could be added to the PUC of the TC Sub Shares, having regard to subsection 85(2.1) of the Tax Act;

BHC Purchase for Cancellation

(q)

BHC will purchase for cancellation all of the BHC Special Shares held by TC in consideration for the issuance by BHC to TC of the BHC Repurchase Note. All of the shares so purchased by BHC shall be cancelled;

TC Sub Purchase for Cancellation

(r)

TC Sub will purchase for cancellation all of the TC Sub Shares held by BHC in consideration for the issuance by TC Sub to BHC of the TC Sub Repurchase Note. All of the shares so purchased by TC Sub shall be cancelled;

TC Sub Dissolution

(s)

TC Sub will wind up in accordance with subsection 88(1) of the Tax Act and section 210 of the CBCA and, in connection with and as a consequence thereof, will distribute all of its assets, rights and properties to TC, including, for clarity, all of TC Sub’s interest in the Numberco Shares, and all the liabilities and obligations of TC Sub, including the liability of TC Sub under the TC Sub Repurchase Note, will be assumed by TC, with articles of dissolution for TC Sub to be filed subsequently outside of this Plan of Arrangement;

Set-Off

(t)

The TC Sub Repurchase Note will be set off against the BHC Repurchase Note in full satisfaction of all amounts outstanding and any other obligations under such each note and the TC Sub Repurchase Note and the BHC Repurchase Note will be marked as cancelled;

Amalgamation of TC and Numberco

(u)

TC and Numberco (referred to in this Section 3.1(u) as “predecessor corporations”) will amalgamate pursuant to the provisions of section 181 of the CBCA to form “Amalco” in such a manner that, on and by virtue of the amalgamation:

(i)	TC and Numberco will cease to exist as entities separate from Amalco;

(ii)

Amalco will possess all of the property (except any amounts receivable from any predecessor corporation or shares of the capital stock of any predecessor corporation) of the predecessor corporations held immediately before the amalgamation will become the property of Amalco and will be subject to all of the liabilities of the predecessor corporations immediately before the amalgamation (except amounts payable to any predecessor corporation);

(iii)	all of the Numberco Shares held by TC immediately before the amalgamation will be cancelled without any repayment of capital in respect of such shares;

(iv)	Amalco’s authorized share capital will be comprised of common shares having the same terms and conditions as the TC Shares;

(v)	each issued and outstanding TC Share held immediately prior to the amalgamation will be converted into one Amalco Share;

(vi)	the amount added to the stated capital of the Amalco Shares will be equal to the aggregate of the PUC of the TC Shares immediately prior to the amalgamation of the TC Shares;

(vii)	the Articles of Arrangement will be deemed to be the articles of amalgamation of Amalco and the certificate of arrangement will be deemed to be the certificate of amalgamation of Amalco;

(viii)	the name of Amalco will be the name of TC immediately prior to the amalgamation;

(ix)	the registered office of Amalco will be the same as the registered office of TC immediately prior to the amalgamation;

(x)

with respect to the directors of Amalco: (A) the minimum number of directors will be deemed to be three directors and a maximum number of directors will be deemed to be 15 directors; (B) the number of directors shall be fixed at 1; and (C) the initial directors of Amalco will be deemed to be the directors of TC immediately prior to the amalgamation;

(xi)	there will be no restrictions on the business that Amalco may carry on or the powers it may exercise; and

(xii)	the by-laws of Amalco will be deemed to be the by-laws of TC, mutatis mutandis.

(v)	Contemporaneously with the amalgamation of TC and Numberco:

(i)

each outstanding Numberco Option will be exchanged for a Numberco – Amalco Option. In connection with such exchange: (A) the particular holder will receive no consideration for the exchange of such Numberco Option other than a Numberco – Amalco Option; (B) the number of Amalco Shares for which a Numberco – Amalco Option will be exercisable will be equal to the number of Numberco Shares issuable pursuant to a Numberco Option; (C) the exercise price of a Numberco – Amalco Option will be equal to the exercise price of the Numberco Option; (D) the other material financial terms and conditions of the Numberco – Amalco Option will be identical to those of the Numberco Option, mutatis mutandis; and (E) the Numberco Option will be cancelled;

(ii)

each outstanding Numberco RSU will be exchanged for a Numberco – Amalco RSU. In connection with such exchange: (A) the particular holder will receive no consideration for the exchange of such Numberco RSU other than a Numberco – Amalco RSU; (B) the number of Amalco Shares for which a Numberco – Amalco RSU will relate will be equal to the number of Numberco Shares issuable pursuant to a Numberco RSU; (C) the other material financial terms and conditions of the Numberco – Amalco RSU will be identical to those of the Numberco RSU, mutatis mutandis; and (D) the Numberco RSU will be cancelled; and

(iii)

each outstanding Numberco Deferred RSU will be deemed to be exchanged for a Numberco – Amalco Deferred RSU. In connection with such deemed exchange: (A) the particular holder will receive no consideration for the exchange of such Numberco Deferred RSU other than a Numberco – Amalco Deferred RSU; (B) the number of Amalco Shares for which a Numberco – Amalco Deferred RSU will relate will be deemed to be equal to the number of Numberco Shares issuable pursuant to a Numberco Deferred RSU; (C) the other material financial terms and conditions of the Numberco – Amalco Deferred RSU will be deemed to be identical to those of the Numberco Deferred RSU, mutatis mutandis; and (D) the Numberco Deferred RSU will be deemed to be cancelled;

Amalgamation of Amalco and B+L

(w)

Amalco and B+L (referred to in this Section 3.1(w) as “predecessor corporations”) will amalgamate pursuant to the provisions of section 181 of the CBCA to form “Amalco 2” in such a manner that, on and by virtue of the amalgamation:

(i)	Amalco and B+L will cease to exist as entities separate from Amalco 2;

(ii)

Amalco 2 will possess all of the property (except any amounts receivable from any predecessor corporation or shares of the capital stock of any predecessor corporation) of the predecessor corporations held immediately before the amalgamation will become the property of Amalco 2 and will be subject to all of the liabilities of the predecessor corporations immediately before the amalgamation (except amounts payable to any predecessor corporation)

(iii)	all of the B+L Shares held by Amalco immediately before the amalgamation will be cancelled without any repayment of capital in respect of such shares;

(iv)	Amalco 2’s authorized share capital will be comprised of common shares and preferences shares having the same terms and conditions as those set out in the B+L Articles;

(v)	each holder of Amalco Shares immediately before the amalgamation will receive a number of Amalco 2 Shares equal to the number of Amalco Shares held immediately before the amalgamation;

(vi)

each holder of B+L Shares (for clarity, other than Amalco) immediately prior to the amalgamation will receive a number of Amalco 2 Shares equal to the number of B+L Shares held immediately before the amalgamation;

(vii)

the amount added to the stated capital of the Amalco 2 Shares will be equal to the aggregate of the PUC immediately prior to the amalgamation of (A) the Amalco Shares, and (B) the B+L Shares other than B+L Shares held by Amalco;

(viii)	the Articles of Arrangement will be deemed to be the articles of amalgamation of Amalco 2 and the certificate of arrangement will be deemed to be the certificate of amalgamation of Amalco 2;

(ix)	the name of Amalco 2 will be “Bausch + Lomb Corporation”;

(x)	the registered office of Amalco 2 will be the same as the registered office of B+L immediately prior to the amalgamation;

(xi)

with respect to the directors of Amalco 2: (A) the minimum number of directors will be deemed to be three directors and a maximum number of directors will be 15 directors; (B) the number of directors shall be fixed at 8; and (C) the initial directors of Amalco will be deemed to be the directors of B+L immediately prior to the amalgamation;

(xii)	there will be no restrictions on the business that Amalco 2 may carry on or the powers it may exercise; and

(xiii)	the by-laws of Amalco 2 will be deemed to be the by-laws of B+L, mutatis mutandis.

(x)	Contemporaneously with the amalgamation of Amalco and B+L:

(i)

each outstanding Numberco – Amalco Option will be exchanged for a Numberco – Amalco 2 Option. In connection with the exchange: (A) the particular holder will receive no consideration for the exchange of such Numberco –Amalco Option other than a Numberco – Amalco 2 Option; (B) the number of Amalco 2 Shares for which a Numberco – Amalco 2 Option will be exercisable will be equal to the number of Amalco Shares issuable pursuant to a Numberco – Amalco Option; (C) the exercise price of a Numberco – Amalco 2 Option will be equal to the exercise price of the Numberco – Amalco Option; (D) the other material financial terms and conditions of the Numberco – Amalco 2 Option will be identical to those of the Numberco – Amalco Option, mutatis mutandis; and (E) the Numberco – Amalco Option will be cancelled;

(ii)

each outstanding Numberco - Amalco RSU will be exchanged for a Numberco - Amalco 2 RSU. In connection with the exchange: (A) the particular holder will receive no consideration for the exchange of such Numberco - Amalco RSU other than a Numberco – Amalco 2 RSU; (B) the number of Amalco 2 Shares for which a Numberco – Amalco 2 RSU will relate will be equal to the number of Amalco Shares issuable pursuant to the Numberco – Amalco RSU; (C) the other material financial terms and conditions of the Numberco – Amalco 2 RSU will be identical to those of the Numberco-Amalco RSU, mutatis mutandis; and (D) the Numberco – Amalco RSU will be cancelled;

(iii)

each outstanding B+L Option will be exchanged for a B+L - Amalco 2 Option. In connection with the exchange: (A) the particular holder will receive no consideration for the exchange of such B+L Option other than a B+L – Amalco 2 Option; (B) the number of Amalco 2 Shares for which a B+L – Amalco 2 Option will be exercisable will be equal to the number of B+L Shares issuable pursuant to the B+L Option; (C) the exercise price of a B+L – Amalco 2 Option will be equal to the exercise price of the B+L Option; (D) the other material financial terms and conditions of the B+L – Amalco 2 Option will be identical to those of the B+L Option, mutatis mutandis; and (E) the B+L Option will be cancelled;

(iv)

each outstanding B+L PSU will be exchanged for a B+L - Amalco 2 PSU. In connection with the exchange: (A) the particular holder will receive no consideration for the exchange of such B+L PSU other than a B+L – Amalco 2 PSU; (B) the number of Amalco 2 Shares for which a B+L – Amalco 2 PSU will be settled will be equal to the number of

B+L Shares issuable pursuant to the B+L PSU; (C) the other material financial terms and conditions of the B+L – Amalco 2 PSU will be identical to those of the B+L PSU, mutatis mutandis; and (D) the B+L PSU will be cancelled;

(v)

each outstanding B+L RSU will be exchanged for a B+L – Amalco 2 RSU. In connection with the exchange: (A) the particular holder will receive no consideration for the exchange of such B+L –RSU other than a B+L – Amalco 2 RSU; (B) the number of Amalco 2 Shares for which a B+L– Amalco 2 RSU will be settled will be equal to the number of B+L Shares issuable pursuant to the B+L RSU; (C) the other material financial terms and conditions of the B+L – Amalco 2 RSU will be identical to those of the B+L RSU, mutatis mutandis; and (D) the B+L RSU will be cancelled.

(vi)

each outstanding Numberco - Amalco Deferred RSU will be deemed to be exchanged for a Numberco - Amalco 2 Deferred RSU. In connection with the exchange: (A) the particular holder will receive no consideration for the exchange of such Numberco - Amalco Deferred RSU other than a Numberco – Amalco 2 Deferred RSU; (B) the number of Amalco 2 Shares for which a Numberco – Amalco 2 Deferred RSU will relate will be deemed to be equal to the number of Amalco Shares issuable pursuant to the Numberco – Amalco Deferred RSU; (C) the other material financial terms and conditions of the Numberco – Amalco 2 Deferred RSU will be deemed to be identical to those of the Numberco – Amalco Deferred RSU, mutatis mutandis; and (D) the Numberco – Amalco Deferred RSU will be deemed to be cancelled; and

Reduction of BHC Capital

(y)	the stated capital account of BHC maintained for its BHC Class A Shares will be reduced to $● with no distribution or payment being made to holders of BHC Class A Shares.

Amendment to BHC Articles

(z)

the Articles of BHC will be amended to remove from the authorized share capital of BHC each of the BHC Common Shares and the BHC Special Shares, of which no such shares will be issued or outstanding at such time, such that the authorized share capital of BHC shall consist solely of BHC Class A Shares having the same rights, privileges, restrictions and conditions attaching to such class as set out in Schedule B.

Continuance

(aa)

Amalco 2 is authorized to take all steps outside of this Plan of Arrangement necessary to continue under the BCBCA, including the adopting of the Articles attached as Schedule C, and to discontinue from the CBCA.

3.2	Occurrence of Steps

For clarity, each of the events and transactions set out in Sections 3.1(c) through 3.1(t) (inclusive) and Sections 3.1(v) and 3.1(x) shall be deemed to occur without any further documentation or evidence of such step or transaction having occurred and otherwise without any further authorization, act or formality of or by BHC, B+L or any other Person.

3.3	U.S. Tax Matters

For U.S. federal income tax purposes, the Parties hereto intend and agree that (a) the steps described in Sections 3.1(a)-3.1(s), taken together, shall be treated as an integrated series of steps constituting a distribution by BHC of stock of a corporation (constituting “control” of such corporation, within the meaning of Section 368(c) of the US Tax Code) that, together with the other members of its “separate affiliated group” (within the meaning of Section 355(b)(3) of the US Tax Code), conducts the B+L Business, to which Section 355(a) of the US Tax Code applies, (b) the steps described in Sections 3.1(t)-3.1(x) (the “Amalgamations”), separately or taken together, shall be treated as one or more reorganizations within the meaning of Section 368 of the US Tax Code, and (c) this Plan of Agreement and the Arrangement Agreement, together with the documents effecting the Amalgamations, are intended to be, and are hereby adopted as, a “plan of reorganization” with respect to the Amalgamations within the meaning of Treasury Regulations Section 1.368-2(g). For purposes of the adjustments made to equity incentive awards contemplated by this Plan of Arrangement, the Arrangement (and all transactions contemplated thereby) are, collectively, intended to qualify as a “corporate transaction” within the meaning of Treasury Regulation Section 1.424-1(a)(3), and all adjustments made to equity incentive awards contemplated by this Plan of Arrangement are being made pursuant such “corporate transaction” and in a manner intended to comply with the requirements of Section 409A of the U.S. Tax Code, including all applicable Treasury Regulations thereunder.

Article 4

DISSENT RIGHTS

4.1	BHC Rights of Dissent

Pursuant to the Interim Order, each registered holder of BHC Common Shares may exercise rights of dissent (“BHC Dissent Rights”) in connection with the Arrangement pursuant to and in the manner set forth in Section 237 through Section 247 of the BCBCA, as modified by this Article 4 as the same may be modified by the Interim Order in respect of the Arrangement, provided that the written notice of dissent to the BHC Arrangement Resolution contemplated by Section 242(1)(a) of the BCBCA must be sent to and received by the BHC at least two days before the BHC Meeting. Registered holders of BHC Common Shares who duly exercise such rights of dissent and who:

(a)

are ultimately determined to be entitled to be paid fair value from BHC, for the Dissenting BHC Shares in respect of which they have exercised BHC Dissent Rights, will be deemed to have irrevocably transferred such Dissenting BHC Shares to BHC for cancellation pursuant to Section 3.1(a) of the Plan of Arrangement in consideration of such fair value; or

(b)

are ultimately not entitled, for any reason, to be paid fair value for the Dissenting BHC Shares in respect of which they have exercised BHC Dissent Rights, will be deemed to have participated in the Arrangement on the same basis as a holder of BHC Common Shares who has not exercised BHC Dissent Rights;

but in no case will BHC or any other person be required to recognize such holders as holders of BHC Common Shares after the completion of the steps set forth in Section 3.1(a), and each Dissenting BHC Shareholder will cease to be entitled to the rights of a holder of BHC Common Shares in respect of the BHC Common Shares in relation to which such Dissenting BHC Shareholder has exercised BHC Dissent Rights and the central securities register of the BHC will be amended to reflect that such former holder is no longer the holder of such BHC Common Shares as and from the completion of the steps in Section 3.1(a) of the Plan of Arrangement.

4.2	B+L Rights of Dissent

Pursuant to the Interim Order, each registered holder of B+L Shares may exercise rights of dissent (“B+L Dissent Rights”) in connection with the Arrangement pursuant to and in the manner set forth in 190 of the CBCA, as modified by this Article 4 as the same may be modified by the Interim Order in respect of the Arrangement, provided that notwithstanding section 190(5) of the CBCA, written objection to the B+L Arrangement Resolution must be sent to and received by the B+L at least two days before the B+L Meeting. Registered holders of B+L Shares who duly exercise such rights of dissent and who:

(a)

are ultimately determined to be entitled to be paid fair value from B+L, for the Dissenting B+L Shares in respect of which they have exercised B+L Dissent Rights, will be deemed to have irrevocably transferred such Dissenting B+L Shares to B+L for cancellation pursuant to Section 3.1(b) of the Plan of Arrangement in consideration of such fair value; or

(b)

are ultimately not entitled, for any reason, to be paid fair value for the Dissenting B+L Shares in respect of which they have exercised B+L Dissent Rights, will be deemed to have participated in the Arrangement on the same basis as a holder of B+L Shares who has not exercised B+L Dissent Rights;

but in no case will B+L or any other person be required to recognize such holders as holders of B+L Shares after the completion of the steps set forth in Section 3.1(b), and each Dissenting B+L Shareholder will cease to be entitled to the rights of a holder of B+L Shares in respect of the B+L Shares in relation to which such Dissenting B+L Shareholder has exercised B+L Dissent Rights and the central securities register of the B+L will be amended to reflect that such former holder is no longer the holder of such B+L Shares as and from the completion of the steps in Section 3.1(b) of the Plan of Arrangement.

4.3	Dissent Right Availability

No holder of BHC Common Shares or B+L Common Shares, as the case may be, will be entitled to exercise BHC Dissent Rights or B+L Dissent Rights, as the case may be, with respect to such BHC Common Shares or B+L Common Shares if such shareholder votes (or instructs or is deemed, by submission of any incomplete or incorrectly completed proxy, to have instructed his, her or its proxyholder to vote) in favour of the BHC Arrangement Resolution or the B+L Arrangement Resolutions, as the case may be.

Article 5

SHARES

5.1	Registers of Holders

(a)

Upon the deemed exchange of BHC Common Shares pursuant to Section 3.1(n), the name of each relevant BHC Shareholder will be deemed to removed from the register of holders of BHC Common Shares and will deemed to be added to the register of holders of BHC Class A Shares and BHC Special Shares, respectively, as the holder of the number of BHC Class A Shares and BHC Special Shares, respectively, issued to such BHC Shareholder. Upon the deemed cancellation of the BHC Common Shares pursuant to Section 3.1(n), appropriate entries will be made in the register of holders of BHC Common Shares.

(b)

Upon the deemed transfer of the BHC Special Shares pursuant to Section 3.1(o): (i) the name of each relevant holder of BHC Special Shares will be deemed to be removed from the register of holders of BHC Special Shares and will be deemed to be added to the register of holders of TC Shares as the holder of the number of TC Shares issued to such holder of BHC Special Shares, and (ii) TC will be deemed to be added to the register of holders of BHC Special Shares as the holder of the number of BHC Special Shares received on the transfer by TC pursuant to subsection 3.1(o) and will be deemed to be the legal and beneficial owner thereof.

(c)

Upon the deemed transfer of the Numberco Shares pursuant to Section 3.1(p): (i) BHC will be deemed to be removed from the register of holders of Numberco Shares and will be deemed to be added to the register of holders of TC Sub Shares as the holder of the number of TC Sub Shares issued to BHC, and (ii) TC Sub will be deemed to be added to the register of holders of Numberco Shares as the holder of the number of BHC Special Shares received on the transfer by TC Sub pursuant to subsection 3.1(p) and will be deemed to be the legal and beneficial owner thereof.

(d)

Upon the purchase of the BHC Special Shares from TC by BHC pursuant to Section 3.1(q), all such BHC Special Shares shall be deemed to be cancelled and TC will be deemed to be removed from the register of holders of BHC Special Shares and appropriate entries will be made in the register of holders of BHC Special Shares.

(e)

Upon the purchase of the TC Sub Shares from BHC by TC pursuant to Section 3.1(r), all such TC Sub Shares shall be deemed to be cancelled and BHC will be deemed to be removed from the register of holders of TC Sub Shares and appropriate entries will be made in the register of holders of TC Sub Shares.

(f)

Upon the transfer of the Numberco Shares from TC Sub to TC pursuant to Section 3.1(s): (i) TC Sub will be deemed to be removed from the register of holders of Numberco Shares, and (ii) TC will be deemed to be added to the register of holders of Numberco Shares as the holder of the number of the Numberco Shares received on the transfer by TC Sub pursuant to Section 3.1(s) and will be deemed to be the legal and beneficial owner thereof.

(g)

Upon the amalgamation of TC and Numberco pursuant to Section 3.1(u): (i) appropriate entries will be made to the register of holders of each class of shares in the registers of TC and Numberco to reflect the cancellation of such shares, and (ii) the register of holders of TC Shares will be deemed to be the register of holders of Amalco Shares.

(h)

Upon the amalgamation of Amalco and B+L pursuant to Section 3.1(w): (i) appropriate entries will be made to the register of holders of each class of shares in the registers of Amalco and B+L to reflect the cancellation of such shares (including, for clarity, the B+L Shares held by Amalco), (ii) the name of each holder of Amalco Shares will be deemed to be added to the register of holders of Amalco 2 Shares as the holder of the number of Amalco 2 Shares deemed to have been issued to such holder pursuant to Section 3.1(w), and (iii) the name of each holder of B+L Shares (other than Amalco) will be deemed to be added to the register of holders of Amalco 2 Shares as the holder of the number of Amalco 2 Shares deemed to have been issued to such holder pursuant to Section 3.1(w).

5.2	Deemed Fully Paid and Non-Assessable Shares

All BHC Class A Shares, BHC Special Shares, TC Shares, TC Sub Shares, Numberco Shares, Amalco Shares and Amalco 2 Shares issued pursuant to this Plan of Arrangement will be deemed to be or have been validly issued and outstanding as fully paid and non-assessable shares for all purposes of the CBCA or BCBCA, as the case may be.

5.3	Entitlement to Share Certificates

(a)

Upon the Arrangement becoming effective, certificates representing the BHC Common Shares prior to the BHC Share Exchange shall be deemed for all purposes to be certificates representing BHC Class A Shares and BHC Special Shares after the BHC Share Exchange and accordingly no new certificates representing such shares shall be issued.

(b)

From the Effective Date until the close of business on the fourth Trading Day following the Effective Date certificates representing BHC Common Shares will represent in addition the Amalco 2 Shares issued in the Arrangement to BHC Shareholders.

(c)

As soon as practicable certificates representing Amalco 2 Shares will be mailed to those Persons whose names appear on the registers of holders of BHC Common Shares at the close of business on the fourth Trading Day following the Effective Date.

(d)

Upon the Arrangement becoming effective, certificates that prior to the Effective Date represented B+L Shares (other than those held immediately prior to the Effective Date by Numberco) shall represent the same number of Amalco 2 Shares and accordingly no new certificates representing such shares shall be issued.

(e)	No certificates will be issued for shares that are issued and subsequently cancelled or exchanged or converted under this Plan of Arrangement.

5.4	No Fractional Shares

In no event shall any holder of BHC Common Shares be entitled to a fractional BHC Special Share, TC Share or Amalco 2 Share. Where the aggregate number of BHC Special Shares, TC Shares or Amalco 2 Shares, as the case may be, to be issued to a Person as consideration under or as a result of this Arrangement would result in a fraction of a share being issuable, the number of BHC Special Shares, TC Shares or Amalco 2 Shares, as the case may be, to be received by such securityholder shall be rounded down to the nearest whole share and no Person will be entitled to any compensation in respect of a fractional BHC Special Share, TC Share or Amalco 2 Share, as the case may be.

5.5	Withholding

Each of BHC, B+L, TC, Amalco or Amalco 2 and any depositary or other agent appointed in connection with the Arrangement, as applicable: (a) shall be entitled to deduct and withhold from the amounts or property payable or otherwise deliverable to any Person under the Plan of Arrangement, such amounts as it is directed to deduct and withhold or is required to deduct and withhold with respect to such payment under the Tax Act or any provision of any Applicable Law and remit such deduction and withholding amount to the appropriate Governmental Authority and, to the extent that amounts are so properly deducted, withheld and remitted, such deducted, withheld and remitted amounts shall be treated for all purposes of this Agreement and the Arrangement as having been paid to such Person in respect of which such deduction and withholding and remittance was made; and (b) is hereby authorized to take such reasonable actions as BHC, B+L, TC, Amalco or Amalco 2, as the case may be, determines are necessary or appropriate, including the netting or setting-off such amounts as may otherwise be owing to the applicable Person by BHC, B+L, TC, Amalco or Amalco 2, as the case may be, as may be necessary to provide sufficient funds to BHC, B+L, TC, Amalco or Amalco 2 or such depositary or other agent, as applicable, to enable it to implement such deduction or withholding, and BHC, B+L or such depositary or other agent, as applicable, will notify the holder thereof.

5.6	No Liens

All exchanges and transfers of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens, claims and encumbrances, except for claims of the transferring or exchanging securityholder to be paid the consideration payable to such securityholder pursuant to the terms of this Plan of Arrangement.

Article 6

AMENDMENT AND TERMINATION

6.1	Amendments to Plan of Arrangement

At any time and from time to time whether before or after the BHC Meeting and/or the B+L Meeting, the Interim Order or the Final Order, but not later than the Effective Time, BHC may, in its sole and absolute discretion, without the consent or approval of any of the other Parties, the BHC Shareholders or the B+L Shareholders, unilaterally amend, modify or supplement this Plan of Arrangement, provided in each case that BHC has determined, acting reasonably that such amendment(s) are not materially adverse to B+L or the B+L Shareholders from a financial perspective, and provided further that each such amendment, modification or supplement is contained in a written document which is filed with the Court and, if made following the Final Order, is approved by the Court and communicated to any persons to the extent and in the manner required by the Court.

(a)

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by BHC at any time prior to or at the BHC Meeting or the B+L Meeting with or without any other prior notice or communication and, if so proposed and accepted by the BHC Shareholders and the B+L Shareholders voting at the BHC Meeting and the B+L Meeting, respectively, (other than as may be required under the Interim Order), will become part of this Plan of Arrangement for all purposes.

(b)

Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by BHC, provided that it concerns a matter which, in the reasonable opinion of BHC, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interest of any BHC Shareholder or holder of Amalco 2 Shares.

To the extent such amendments(s) are made following the B+L IPO, BHC shall provide B+L with a reasonable opportunity to comment on such proposed amendment(s) and shall give reasonable consideration to any comments received from B+L in respect of such amendment(s).

6.2	Termination

This Plan of Arrangement may be terminated or withdrawn at any time prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

Article 7

OTHER PROVISIONS

7.1	Further Assurances

Notwithstanding that the transactions and events set out herein will occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of BHC, Numberco, TC, TC Sub, B+L, Amalco and Amalco 2 will make, do and execute, or cause to be made, done and executed, any such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

7.2	Paramountcy

From and after the Effective Time: (a) this Plan of Arrangement shall apply to any and all BHC Common Shares, BHC Options, BHC RSUs, BHC Deferred RSUs, BHC PSUs, B+L Shares, B+L Options, B+L RSUs and B+L PSUs issued prior to the Effective Time, (b) the rights and obligations of the registered BHC Shareholders and registered B+L Shareholders and holders of BHC Options, BHC RSUs, BHC Deferred RSUs, BHC PSUs, B+L Options, B+L RSUs and B+L PSUs, BHC, Amalco 2 and any transfer agent, depositary or other agents acting on behalf of BHC or Amalco 2, in respect of the transactions provided for in this Plan of Arrangement shall be solely as provided for in this Plan of Arrangement, and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any BHC Common Shares, BHC Options, BHC RSUs, BHC Deferred RSUs, BHC PSUs, B+L Shares, B+L Options, B+L RSUs and/or B+L PSUs shall be deemed to have been settled, compromised, released and determined without liability except as set forth in this Plan of Arrangement.

SCHEDULE A

BHC SHARE CAPITAL (SECTION 3.1(C) OF THE PLAN OF ARRANGEMENT)

COMMON SHARES

The Common Shares (the “Common Shares”) shall have attached thereto the following rights, privileges, restrictions and conditions:

Dividends

Subject to any preference as to the payment of dividends provided to any shares ranking in priority to the Common Shares, the holders of the Common Shares shall, except as otherwise hereinafter provided, be entitled to participate equally with each other as to dividends and Bausch Health Companies Inc. (“BHC”) shall pay dividends thereon, as and when declared by the board of directors of the Company out of moneys properly applicable to the payment of dividends, in amounts per share and at the same time on all such Common Shares at the time outstanding as the board of directors may from time to time determine.

Liquidation or Dissolution

In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, all of the property and assets of the Company which remain after payment to the holders of any shares ranking in priority to the Common Shares in respect of payment upon liquidation, dissolution or winding-up of all amounts attributed and properly payable to such holders of such other shares in the event of such liquidation, dissolution, winding-up or distribution, shall be paid or distributed equally, share for share, to the holders of the Common Shares without preference or distinction.

Voting Rights

The holders of the Common Shares shall be entitled to receive notice of and attend (in person or by proxy) and be heard at all general meetings of the shareholders of the Company (other than separate meetings of the holders of shares of any other class of shares of the Company or any series of shares of such other class of shares) and to vote at all such general meetings with each holder of Common Shares being entitled to one vote per Common Share held at all such meetings.

CLASS A COMMON SHARES

The Class A Common Shares (the “Class A Common Shares”) shall have attached thereto the following rights, privileges, restrictions and conditions:

Dividends

Subject to any preference as to the payment of dividends provided to any shares ranking in priority to the Class A Common Shares, the holders of the Class A Common Shares shall, except as otherwise hereinafter provided, be entitled to participate equally with each other as to dividends and the Company shall pay dividends thereon, as and when declared by the board of directors of the Company out of moneys properly applicable to the payment of dividends, in amounts per share and at the same time on all such Class A Common Shares at the time outstanding as the board of directors may from time to time determine.

Liquidation or Dissolution

In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Company, all of the property and assets of the Company which remain after payment to the holders of any shares ranking in priority to the Class A Common Shares in respect of payment upon liquidation, dissolution or winding-up of all amounts attributed and properly payable to such holders of such other shares in the event of such liquidation, dissolution, winding-up or distribution, shall be paid or distributed equally, share for share, to the holders of the Class A Common Shares without preference or distinction.

Voting Rights

The holders of the Class A Common Shares shall be entitled to receive notice of and attend (in person or by proxy) and be heard at all general meetings of the shareholders of the Company (other than separate meetings of the holders of shares of any other class of shares of the Company or any series of shares of such other class of shares) and to vote at all such general meetings with each holder of Class A Common Shares being entitled to one vote per Class A Common Share held at all such meetings.

SPECIAL SHARES

The Special Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

Dividends

Subject to any preference as to the payment of dividends provided to any shares ranking in priority to the Special Shares, the holders of the Special Shares shall, except as otherwise hereinafter provided, be entitled to participate equally with each other as to dividends and the Company shall pay dividends thereon, as and when declared by the board of directors of the Company out of moneys properly applicable to the payment of dividends, in amounts per share and at the same time on all such Special Shares at the time outstanding without preference or priority as the board of directors may from time to time determine.

Liquidation or Dissolution

In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Company, all of the property and assets of the Company which remain after payment to the holders of any shares ranking in priority to the Special Shares in respect of payment upon liquidation, dissolution or winding-up of all amounts attributed and properly payable to such holders of such other shares in the event of such liquidation, dissolution, winding-up or distribution, shall be paid or distributed equally, share for share, to the holders of the Special Shares without preference or distinction.

Voting Rights

The holders of the Special Shares shall not be entitled, as such (except as hereinafter provided or as otherwise specifically provided by applicable law), to receive notice of or to attend any meeting of the shareholders of the Company and shall not be entitled to vote at any such meeting. Nothing herein contained shall be deemed to restrict the right of the Company from time to time to increase or decrease the number or minimum or maximum number of its directors in accordance with applicable law.

Conversion Right

A holder of the Special Shares shall be entitled to convert on a share-for-share basis the whole or any part of the Special Shares registered in the name of the holder on the books of the Company into Class A Common Shares.

A holder of Special Shares to be converted shall tender to the Company or transfer agent or registrar at its registered office a request in writing specifying that the holder desires to have the whole or any part of the Special Shares registered in the name of such holder converted into Class A Common Shares, together with the certificate or certificates, if any, representing the Special Shares which the registered holder desires to have converted. If a part only of the Special Shares represented by any certificates is to be converted, a new certificate for the balance shall be issued by the Company or transfer agent or registrar.

In the event that the Special Shares or the Class A Common Shares are at any time subdivided, consolidated or changed into a greater or lesser number of shares of the same or another class, an appropriate adjustment shall be made in the rights and conditions attached to the Special Shares so as to maintain the relative rights of the holders of such Special Shares.

SCHEDULE B

BHC SHARE PROVISIONS (SECTION 3.1(Z) OF THE PLAN OF ARRANGEMENT)

CLASS A COMMON SHARES

The Class A Common Shares (the “Class A Common Shares”) shall have attached thereto the following rights, privileges, restrictions and conditions:

Dividends

Subject to any preference as to the payment of dividends provided to any shares ranking in priority to the Class A Common Shares, the holders of the Class A Common Shares shall, except as otherwise hereinafter provided, be entitled to participate equally with each other as to dividends and the Company shall pay dividends thereon, as and when declared by the board of directors of the Company out of moneys properly applicable to the payment of dividends, in amounts per share and at the same time on all such Class A Common Shares at the time outstanding as the board of directors may from time to time determine.

Liquidation or Dissolution

In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Company, all of the property and assets of the Company which remain after payment to the holders of any shares ranking in priority to the Class A Common Shares in respect of payment upon liquidation, dissolution or winding-up of all amounts attributed and properly payable to such holders of such other shares in the event of such liquidation, dissolution, winding-up or distribution, shall be paid or distributed equally, share for share, to the holders of the Class A Common Shares without preference or distinction.

Voting Rights

The holders of the Class A Common Shares shall be entitled to receive notice of and attend (in person or by proxy) and be heard at all general meetings of the shareholders of the Company (other than separate meetings of the holders of shares of any other class of shares of the Company or any series of shares of such other class of shares) and to vote at all such general meetings with each holder of Class A Common Shares being entitled to one vote per Class A Common Share held at all such meetings.

B-1

SCHEDULE C

B+L ARTICLES UNDER THE BCBCA (SECTION 3.1(AA) OF THE PLAN OF ARRANGEMENT)

(see attached)

Incorporation Number: ●

ARTICLES

OF

BAUSCH + LOMB CORPORATION

PROVINCE OF BRITISH COLUMBIA

BUSINESS CORPORATIONS ACT

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

(continued)

-vi-

Incorporation Number ●

ARTICLES

BAUSCH + LOMB CORPORATION

(the “Company”)

The Company has as its articles the following articles.

Full name and signature of one director	Date of signing
● Director	●

PART 1

INTERPRETATION

1.1	Definitions

In these Articles, unless the context otherwise requires:

(1)	“appropriate person”, has the meaning assigned in the Securities Transfer Act;

(2)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(3)

“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(4)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder;

(5)

“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(6)	“legal personal representative” means the personal or other legal representative of a shareholder;

(7)	“protected purchaser” has the meaning assigned in the Securities Transfer Act;

(8)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(9)	“seal” means the seal of the Company, if any;

(10)	“Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder;

(11)

“securities legislation” means statutes concerning the regulation of securities markets and trading in securities and the regulations, rules, forms and schedules under those statutes, all as amended from time to time, and the blanket rulings and orders, as amended from time to time, issued by the securities commissions or similar regulatory authorities appointed under or pursuant to those statutes;

(12)

“Securities Transfer Act” means the Securities Transfer Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act.

1.2	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

PART 2

SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Certificate or Acknowledgment

Unless the shares of which the shareholder is the registered owner are uncertificated shares within the meaning of the Business Corporations Act, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgment and delivery of a share certificate or an acknowledgment to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the Company is satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, it must, on production to it of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as it thinks fit:

(1)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(2)	issue a replacement share certificate or acknowledgment, as the case may be.

2.6	Replacement of Lost, Destroyed or Wrongfully Taken Certificate

If a person entitled to a share certificate claims that the share certificate has been lost, destroyed or wrongfully taken, the Company must issue a new share certificate, if that person:

(1)	so requests before the Company has notice that the share certificate has been acquired by a protected purchaser;

(2)	provides the Company with an indemnity bond sufficient in the Company’s judgement to protect the Company from any loss that the Company may suffer by issuing a new certificate; and

(3)	satisfies any other reasonable requirements imposed by the directors.

A person entitled to a share certificate may not assert against the Company a claim for a new share certificate where a share certificate has been lost, apparently destroyed or wrongfully taken if that person fails to notify the Company of that fact within a reasonable time after that person has notice of it and the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate.

2.7	Recovery of New Share Certificate

If, after the issue of a new share certificate, a protected purchaser of the original share certificate presents the original share certificate for the registration of transfer, then in addition to any rights under any indemnity bond, the Company may recover the new share certificate from a person to whom it was issued or any person taking under that person other than a protected purchaser.

2.8	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as represented by the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.9	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.8, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.10	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

PART 3

ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Business Corporations Act and the rights, if any, of the holders of issued shares of the Company, the Company may accept subscriptions for, issue, allot, sell or distribute, in whole or in part, the unissued shares of the Company, and issued shares held by the Company, grant options thereon or otherwise dispose thereof at the times, to the persons, including directors, in the manner, upon the terms and conditions and for the lawful consideration in compliance with these Articles and the Business Corporations Act which is determined by the directors. For clarity, the issue price for a share with par value must be equal to or greater than the par value of the share.

3.2	Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:

(b)	past services performed for the Company;

(c)	property;

(d)	money; and

(1)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

PART 4

SHARE REGISTERS

4.1	Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain a central securities register, which may be kept in electronic form. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2	Closing Register

The Company must not at any time close its central securities register.

PART 5

SHARE TRANSFERS

5.1	Registering Transfers

The Company must register a transfer of a share of the Company if either:

(1)	the Company or the transfer agent or registrar for the class or series of share to be transferred has received:

(a)

in the case where the Company has issued a share certificate in respect of the share to be transferred, that share certificate and a written instrument of transfer (which may be on a separate document or endorsed on the share certificate) made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(b)

in the case of a share that is not represented by a share certificate (including an uncertificated share within the meaning of the Business Corporations Act and including the case where the Company has issued a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate in respect of the share to be transferred), a written instrument of transfer, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person; and

(c)

such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, that the written instrument of transfer is genuine and authorized and that the transfer is rightful or to a protected purchaser; or

(2)	all the preconditions for a transfer of a share under the Securities Transfer Act have been met and the Company is required under the Securities Transfer Act to register the transfer.

5.2	Waivers of Requirements for Transfer

The Company may waive any of the requirements set out in Article 5.1(1) and any of the preconditions referred to in Article 5.1(c)(2).

5.3	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the Company or the transfer agent for the class or series of shares to be transferred.

5.4	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.5	Signing of Instrument of Transfer

If a shareholder or other appropriate person or an agent who has actual authority to act on behalf of that person, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified but share certificates are deposited with the instrument of transfer, all the shares represented by such share certificates:

(1)	in the name of the person named as transferee in that instrument of transfer; or

(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.6	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.7	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

PART 6

TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death

In the case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder’s name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the directors may require the original grant of probate or letters of administration or a court certified copy of them or the original or a court certified or authenticated copy of the grant of representation, will, order or other instrument or other evidence of the death under which title to the shares or securities is claimed to vest.

6.2	Rights of Legal Personal Representative

The legal personal representative of a shareholder has the rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, if appropriate evidence of appointment or incumbency within the meaning of the Securities Transfer Act has been deposited with the Company. This Article 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder’s name and the name of another person in joint tenancy.

PART 7

ACQUISITION OF COMPANY’S SHARES

7.1	Company Authorized to Purchase or Otherwise Acquire Shares

Subject to Article 7.2, the special rights or restrictions attached to the shares of any class or series of shares and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

7.2	No Purchase, Redemption or Other Acquisition When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or

(2)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;

(2)	must not pay a dividend in respect of the share; and

(3)	must not make any other distribution in respect of the share.

PART 8

BORROWING POWERS

8.1	Borrowing Powers

The Company, if authorized by the directors, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;

(2)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

PART 9

ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to Articles 9.2 and 9.3 and the Business Corporations Act, the Company may:

(1)	by ordinary resolution:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	if the Company is authorized to issue shares of a class of shares with par value:

(A)	decrease the par value of those shares; or

(B)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(d)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(e)	alter the identifying name of any of its shares; or

(f)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act,

and, if applicable, alter its Notice of Articles and, if applicable, its Articles, accordingly.

(2)

by directors’ resolution or ordinary resolution, subdivide or consolidate all or any of its unissued, or fully paid issued, shares and, if applicable, alter its Notice of Articles and, if applicable, its Articles, accordingly.

9.2	Special Rights or Restrictions

Subject to the Business Corporations Act, the Company may by ordinary resolution:

(1)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

and alter its Articles and Notice of Articles accordingly.

9.3	No Interference with Class or Series Rights without Consent

A right or special right attached to issued shares must not be prejudiced or interfered with under the Business Corporations Act, the Notice of Articles or these Articles unless the holder of shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of the holders of such class or series of shares.

9.4	Change of Name

The Company may by directors’ resolution or ordinary resolution authorize an alteration to its Notice of Articles in order to change its name.

9.5	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

PART 10

MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling of Meetings of Shareholders

The directors may, at any time, call a meeting of shareholders, to be held at such time and at such place, either in or outside British Columbia, as may be determined by the directors.

10.4	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution, and any notice to consider approving an amalgamation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least 21 days before the meeting.

10.5	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than 21 days.

If no record date is set, the record date is 5 p.m. (Eastern time) on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. (Eastern time) on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or agree to reduce the period of that notice. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.8	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1)	state the general nature of the special business; and

(2)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.9	Notice of Dissent Rights

The Company must send to each of its shareholders, whether or not their shares carry the right to vote, a notice of any meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered specifying the date of the meeting and containing a statement advising of the right to send a notice of dissent together with a copy of the proposed resolution at least 21 days before the meeting.

10.10	Electronic Meetings

The directors may determine that a meeting of shareholders shall be held entirely by means of telephonic, electronic or other communication facilities that permit all participants to communicate adequately during the meeting. A meeting of shareholders may also be held at which some, but not necessarily all, persons entitled to attend may participate by means of such communications facilities, if the directors determine to make them available. A person participating in a meeting by such means is deemed to be present at the meeting.

10.11	Advance Notice Provisions

(1)	Nomination of Directors

Subject only to the Business Corporations Act and these Articles, only persons who are nominated in accordance with the procedures set out in this Article 10.11 shall be eligible for election as directors to the board of directors of the Company. Nominations of persons for election to the board may only be made at an annual meeting of shareholders, or at a special meeting of shareholders called for any purpose at which the election of directors is a matter specified in the notice of meeting, as follows:

(a)	by or at the direction of the board or an authorized officer of the Company, including pursuant to a notice of meeting;

(b)

by or at the direction or request of one or more shareholders pursuant to a valid proposal made in accordance with the provisions of the Business Corporations Act or a valid requisition of shareholders made in accordance with the provisions of the Business Corporations Act; or

(c)	by any person entitled to vote at such meeting (a “Nominating Shareholder”), who:

(A)

is, at the close of business on the date of giving notice provided for in this Article 10.11 and on the record date for notice of such meeting, either entered in the central securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and provides evidence of such beneficial ownership to the Company;

(B)	has given timely notice in proper written form as set forth in this Article 10.11; and

(C)

complies with the procedures set forth in this Article 10.11, and, except as otherwise required by law, any failure to comply with these procedures shall result in the nullification of such nomination.

(2)	Exclusive Means

For the avoidance of doubt, this Article 10.11 shall be the exclusive means for any person to bring nominations for election to the board before any annual or special meeting of shareholders of the Company. Nothing contained in this Section 10.11 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy circular pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

(3)	Timely Notice

In order for a nomination made by a Nominating Shareholder to be timely notice (a “Timely Notice”) and therefore properly brought, the Nominating Shareholder’s notice must be received by the corporate secretary of the Company at the principal executive offices or registered office of the Company:

(a)

in the case of an annual meeting of shareholders (including an annual and special meeting), not later than 5:00 p.m. (Eastern time) on a date that is not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders (which date shall, for the purposes of the Company’s first annual meeting of shareholders after its Common Shares are first publicly traded, be deemed to have occurred on May 1 of the preceding calendar year); provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than

90 days after such anniversary date then to be timely such notice must be received by the Company no earlier than 90 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting (each such date being the “Notice Date”); provided, further, that in no event shall any adjournment or postponement of any meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Nominating Shareholder’s notice as described above; and

(b)

in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes the election of directors to the board, not later than the close of business on the 15th day following the Notice Date.

The number of nominees a Nominating Shareholder may nominate (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a Nominating Shareholder may nominate on behalf of such beneficial owner) for election shall not exceed the number of directors to be elected at the annual meeting.

Notwithstanding anything in the first sentence of the preceding paragraph to the contrary, in the event that the number of directors to be elected to the board is increased by the board and there is no notice or public disclosure by the Company naming all of the nominees for director or specifying the size of the increased board at least 70 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, a shareholder’s notice required by this Article 10.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the corporate secretary at the principal executive offices of the Company not later than the 10th day following the day on which such notice or public disclosure of such increase was made by the Company. A Nominating Shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the corporate secretary at the principal executive offices of the Company not later than five days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Articles shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines under these Articles or enable or be deemed to permit a shareholder who has previously submitted a notice under these Articles to amend or update any proposal or to submit any new proposal, including by changing or adding nominees.

(1)	Proper Form of Notice

To be in proper written form, a Nominating Shareholder’s notice to the corporate secretary must comply with all the provisions of this Article 10.11 and disclose or include, as applicable:

(a)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”):

(A)	the name, age, business and residential address of the Proposed Nominee;

(B)	the principal occupation/business or employment of the Proposed Nominee, both presently and for the past five years;

(C)

the class or series and number of securities of each class of securities of the Company or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by the Proposed Nominee, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(D)

all other information that would be required to be disclosed in a dissident proxy circular or other filings required to be made in connection with the solicitation of proxies for election of directors in an election contest pursuant to the Business Corporations Act, the Exchange Act or other applicable securities legislation (even if an election contest is not involved);

(E)

a written consent of each Proposed Nominee to being named as nominee and certifying that such Proposed Nominee is not disqualified from acting as director under the provisions of subsection 124(2) of the Business Corporations Act;

(F)	a written questionnaire with respect to the background and qualification of each Proposed Nominee (which questionnaire shall be provided by the corporate secretary upon written request);

(G)

representations that each Proposed Nominee will agree to comply with the policies and guidelines applicable to all directors of the Company (which shall be provided by the corporate secretary upon written request);

(H)

any agreement, arrangement or understanding with, or any commitment or assurance to, any person or entity as to how each Proposed Nominee, if elected, will vote on any issue or question (a “Voting Commitment”) or any Voting Commitment that could limit or interfere with each such Proposed Nominee’s ability to comply, if elected, as a director of the Company, with each Proposed Nominee’s fiduciary duties under applicable law; and

(I)	a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that each Proposed Nominee has with any other person or entity other than the

Company including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Company (a “Third-Party Compensation Arrangement”), as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Articles, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made.

(b)	as to each Nominating Shareholder giving the notice, and each beneficial owner, if any, on whose behalf the nomination is made:

(A)	their name, business and residential address;

(B)

the class or series and number of securities of the Company or any of its subsidiaries owned (beneficially or of record) as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(C)

full particulars of any proxy, contract, relationship arrangement, agreement or understanding pursuant to which such person, or any of its affiliates or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Company or the nomination of directors to the board;

(D)

a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares or any other instruments with exercise, conversion or settlement rights related to the shares of the Company, with a value derived from the value of the shares of the Company or designed to produce economic benefits and risks that correspond substantially to the ownership of shares of the Company) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate the economic effect, loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Nominating Shareholder or any such beneficial owner or any such Proposed Nominee with respect to the Company’s securities;

(E)

any other information relating to such Nominating Shareholder and beneficial owner, if any, on whose behalf the nomination is being made, that would be required to be included in a proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(F)

a representation that the Nominating Shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination before the meeting; and

(G)

a representation as to whether such Nominating Shareholder intends or is part of a group that intends to deliver a proxy circular and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding share capital required to elect each such nominee and/or otherwise solicit proxies or votes from shareholders in support of such nomination.

(c)

the Company may require any Proposed Nominee to furnish such other information as it may reasonably require to determine the eligibility of such nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nomine.

Reference to “Nominating Shareholder” in this Article 10.11 shall be deemed to refer to each shareholder that nominated or seeks to nominate a person for election as director in the case of a nomination proposal where more than one shareholder is involved in making the nomination proposal.

(2)	Currency of Nominee Information

All information to be provided in a Timely Notice pursuant to this Article 10.11 shall be provided as of the date of such notice. The Nominating Shareholder shall provide the Company with an update to such information forthwith so that it is true and correct in all material respects as of the date that is 10 business days before the date of the meeting, or any adjournment or postponement thereof.

(3)	Delivery of Information

Notwithstanding Part 22 of these Articles, any notice, or other document or information required to be given to the corporate secretary pursuant to this Article 10.11 may only be given by personal delivery or courier (but not by fax or email) to the corporate secretary at the address of the principal executive offices or registered office of the Company and shall be deemed to have been given and made on the date of delivery if it is a business day and the delivery was made prior to 5:00 p.m. (Eastern time) and otherwise on the next business day.

(4)	Defective Nomination Determination

The chair of any meeting of shareholders of the Company shall have the power to determine whether any proposed nomination is made in accordance with the provisions of this Article 10.11, and if any proposed nomination is not in compliance with such provisions, must as soon as practicable following receipt of such nomination and prior to the meeting declare that such defective nomination shall not be considered at any meeting of shareholders.

(5)	Waiver

Notwithstanding anything to the contrary set forth herein, the board may, in its sole discretion, waive any requirement in this Article 10.11.

(6)	Definitions

For the purposes of this Article 10.11, “public announcement” means disclosure in a press release disseminated by the Company through a national news service in Canada or in the United States, or in a document filed by the Company for public access under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com or on the Electronic Data Gathering, Analysis and Retrieval at www.edgar.com.

10.12	Advance Notice for Proposals

No business may be transacted at an annual general meeting other than business that is either (i) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the board, (ii) otherwise properly brought before the annual general meeting by or at the direction of the board, or (iii) otherwise properly brought before the annual general meeting by any shareholder of the Company who complies with the proposal procedures set forth in this Article 10.12

For business to be properly brought before an annual general meeting by a shareholder of the Company, such shareholder must submit a proposal that is a proper matter for shareholder action to the Company for inclusion in the Company’s management proxy circular in accordance with the requirements of the Business Corporations Act; provided that any proposal that includes nominations for the election of directors shall be submitted to the Company only in accordance with the requirements set forth in Article 10.11. The Company shall set out the proposal in the management proxy circular or attach the proposal thereto, subject to the exemptions and bases for refusal set forth in the Business Corporations Act and U.S. securities laws. At a special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company’s notice of meeting only pursuant to and in compliance with Article 10.11.

PART 11

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(1)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2)	at an annual general meeting, all business is special business except for the following:

(a)	business relating to the conduct of or voting at the meeting;

(b)	consideration of any financial statements of the Company presented to the meeting;

(c)	consideration of any reports of the directors or auditor;

(d)	the setting or changing of the number of directors;

(e)	the election or appointment of directors;

(f)	the appointment of an auditor;

(g)	the setting of the remuneration of an auditor;

(h)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and

(i)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights or restrictions attached to the shares of any class or series of shares and to Article 11.4, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 33 1/3% of the issued shares entitled to be voted at the meeting.

11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(2)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5	Persons Entitled to Attend Meeting

In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company, any persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the Business Corporations Act or these Articles to be present at the meeting; but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7	Lack of Quorum

If, within a reasonable time from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(2)

in the case of any other meeting of shareholders, the meeting stands adjourned to a fixed time and place the same day in the next week at the same time and place, unless the chair of the board or the directors shall determine to set a different time and place.

11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)	the chair of the board, if any; or

(2)	if the chair of the board is not present or declines or is unable to act as chair of the meeting, the lead independent director, if any;

(3)	if the lead independent director is not present or declines or is unable to act, the Chief Executive Officer.

11.10	Selection of Alternate Chair

If none of these individuals are present within 15 minutes after the time set for holding the meeting, or if the chair of the board, the lead independent director (if any) and the Chief Executive Officer are not able or unwilling to act as chair of the meeting, or if all such individuals have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13	Show of Hands

Subject to the Business Corporations Act, any question at a meeting of shareholders shall be decided by a show of hands (or the functional equivalent) unless a poll is required or demanded as provided in these Articles.

Whenever a vote by show of hands (or the functional equivalent) has been taken upon a question, unless a poll is so required or demanded, a declaration by the chairperson of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be, in the absence of evidence to the contrary, prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of such resolution, and the result of the vote so taken shall be the decision of the shareholders upon such resolution.

11.14	Poll

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands (or the functional equivalent) has been taken thereon, the chairperson may require, or any shareholder or proxyholder entitled to vote at the meeting may demand, a poll.

11.15	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16	Casting Vote

In the case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands (or the functional equivalent) or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder or proxyholder.

11.17	Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)	the poll must be taken:

(a)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)	in the manner, at the time and at the place that the chair of the meeting directs;

(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it at any time prior to the closing of the poll.

11.18	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21	No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of the meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23	Retention of Ballots and Proxies

Unless otherwise determined by the board in its sole discretion, no shareholder will be provided with access to any proxy materials relating to a meeting of shareholders prior to such meeting taking place. Upon the request of a shareholder not earlier than one business day following a meeting of shareholders, the Company shall provide such shareholder with access to the proxies deposited with the Company in connection with such meeting.

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

PART 12

VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)	on a vote by show of hands (or the functional equivalent), every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)

on a poll, each person present shall be entitled, in respect of the shares which each person is entitled to vote at the meeting upon the question, to that number of votes provided by the Business Corporations Act or these Articles.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)	any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)

if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders registered in respect of that share.

12.5	Representative of a Corporate Shareholder

If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(1)	for that purpose, the instrument appointing a representative must be received:

(a)

at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned or postponed meeting; or

(b)

at the meeting or any adjourned or postponed meeting, by the chair of the meeting or adjourned or postponed meeting or by a person designated by the chair of the meeting or adjourned or postponed meeting;

(2)	if a representative is appointed under this Article 12.5:

(c)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(d)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6	Electronic Voting

Notwithstanding Article 11.13, any person participating in a meeting of shareholders by telephonic, electronic, or other communication facility in accordance with these Articles and entitled to vote at the meeting may vote by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

Any vote at a meeting of shareholders that is held by a poll may be held entirely or partially by means of a telephonic, electronic or other communications facilities, if the directors determine to make them available, provided, in each case, that the facility:

(1)	enables the votes to be gathered in a manner that permits their subsequent verification; and

(2)	permits the tallied votes to be presented to the Company without it being possible for the Corporation to identify how each shareholder or group of shareholders voted.

12.7	When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(2)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting;

(3)

the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting; or

(4)	the Company is a public company.

12.8	When Proxy Provisions Do Not Apply to the Company

If and for so long as the Company is a public company, Articles 12.9 to 12.17 apply only insofar as they are not inconsistent with any applicable securities legislation or any rules of an exchange on which securities of the Company are listed.

12.9	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.10	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.11	Deposit of Proxy

A proxy for a meeting of shareholders must:

(1)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting;

(2)

unless the notice provides otherwise, be received, at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting, or

(3)	be received in any other manner determined by the directors or chair of the meeting

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages or by using such available internet or telephone voting services as may be approved by the directors.

12.12	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)

at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.13	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned):

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder – printed]

12.14	Revocation of Proxy

Subject to Article 12.15, every proxy may be revoked by an instrument in writing that is received:

(1)

at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.15	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.14 must be signed as follows:

(1)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.16	Chair May Determine Validity of Proxy.

The chair of any meeting of shareholders may (but need not) determine whether or not a proxy deposited for use at the meeting, which does not strictly comply with the requirements of this Part 12 as to form, execution, accompanying documentation, time of filing or otherwise, will nonetheless be valid for use at the meeting, and any such determination made in good faith shall be final, conclusive and binding upon the meeting.

A proxy is only valid in respect of the meeting in respect of which it is given, including any adjournment or postponement thereof.

12.17	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

PART 13

DIRECTORS

13.1	Number of Directors

The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1)	the greater of three and the most recently set of:

(a)	the number of directors set by directors’ resolution or ordinary resolution (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.4.

13.2	Change in Number of Directors

If the number of directors is set under Articles 13.1(a):

(1)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2)

if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors, subject to Article 14.8, may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4	Qualifications of Directors

A director is not required to hold a share of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 14

ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)

the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act; or

(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director.

14.3	Failure to Elect or Appoint Directors

If:

(1)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)	when his or her successor is elected or appointed; and

(4)	when he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5	Directors May Fill Casual Vacancies

The directors may appoint a qualified person to fill any vacancy occurring in the board of directors except a vacancy:

(1)	resulting from an increase in the number of the minimum or maximum number of directors; or

(2)	resulting from a failure by the shareholders to elect the number or minimum number of directors set or otherwise required under these Articles;

and a director elected or appointed to fill a vacancy on the board of directors shall hold office for the unexpired term of his or her predecessor. For greater certainty, the ability of the directors to add additional directors as provided in Article 14.8 is not filling a vacancy as contemplated hereunder.

14.6	Remaining Directors’ Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re- appointment.

14.9	Ceasing to be a Director

A director ceases to be a director when:

(1)	the term of office of the director expires;

(2)	the director dies;

(3)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

14.12	Resignations

A director may resign from office by delivering or sending a written notice to the Company and such resignation will become effective at the time it is received by the Company or at the time specified in the notice, whichever is later. A director will immediately cease to hold office if such director ceases to meet the requirements to hold office as specified in the Act.

PART 15

POWERS AND DUTIES OF DIRECTORS

15.1	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

PART 16

INTERESTS OF DIRECTORS AND OFFICERS

16.1	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

16.2	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.3	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.4	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.5	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

PART 17

PROCEEDINGS OF DIRECTORS

17.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)	the chair of the board, if any;

(2)	in the absence of the chair of the board, the lead independent director, if any;

(3)	in the absence of the chair of the board and the lead independent director, if any, the Chief Executive Officer, if any, if the Chief Executive Officer is a director; or

(4)	any other director chosen by the directors if:

(a)	none of the chair of the board nor the lead independent director nor the Chief Executive Officer, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)	none of the chair of the board nor the lead independent director nor the Chief Executive Officer, if a director, is willing to chair the meeting; or

(c)

each of the chair of the board, the lead independent director and the Chief Executive Officer, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

17.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors:

(1)	in person;

(2)	by telephone; or

(3)	with the consent of all directors who wish to participate in the meeting, by other communications medium;

if all directors participating in the meeting, whether in person, or by telephone or other communications medium, are able to communicate adequately. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

17.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1 or as provided in Article 17.7, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone.

17.7	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2)	the director has waived notice of the meeting.

17.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director does not invalidate any proceedings at that meeting.

17.9	Waiver of Notice of Meetings

Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director, unless the director otherwise requires by notice in writing to the Company, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

Attendance of a director at a meeting of the directors is a waiver of notice of the meeting, unless that director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

17.10	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

17.11	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(1)	in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(2)

in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who have not made such a disclosure consents in writing to the resolution.

A consent in writing under this Article 17.12 may be by any written instrument, fax, e-mail or any other method of transmitting legibly recorded messages in which the consent of the director is evidenced, whether or not the signature of the director is included in the record. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of the directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

PART 18

EXECUTIVE AND OTHER COMMITTEES

18.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and during the intervals between meetings of the board of directors all of the directors’ powers are delegated to the executive committee, except:

(1)	the power to fill vacancies in the board of directors;

(2)	the power to remove a director;

(3)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

18.2	Appointment and Powers of Other Committees

The directors may, by resolution:

(1)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)	delegate to a committee appointed under paragraph (1) any of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	the power to appoint or remove officers appointed by the directors; and

(3)	make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

Without limiting the generality of the foregoing, the directors shall appoint from among their number an audit committee the composition and function of which will comply with applicable law, including that the audit committee’s function and responsibilities will include those provided in the Act and under securities legislation.

18.3	Obligations of Committees

Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must:

(1)	conform to any rules that may from time to time be imposed on it by the directors; and

(2)	report every act or thing done in exercise of those powers at such times as the directors may require.

18.4	Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)	terminate the appointment of, or change the membership of, the committee; and

(3)	fill vacancies in the committee.

18.5	Committee Meetings

Subject to Article 18.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:

(1)	the committee may meet and adjourn as it thinks proper;

(2)

the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)	a majority of the members of the committee constitutes a quorum of the committee; and

(4)

questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

PART 19

OFFICERS

19.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

19.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)	determine the functions and duties of the officer;

(2)	delegate to the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

19.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

PART 20

INDEMNIFICATION

20.1	Definitions

In this Part 20:

(1)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)

“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, officer, or former director or officer of the Company (each, an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of the Company:

(a)	is or may be joined as a party; or

(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3)	“expenses” has the meaning set out in the Business Corporations Act.

20.2	Mandatory Indemnification of Eligible Parties

Subject to the Business Corporations Act, the Company must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3	Permitted Indemnification

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.4	Non-Compliance with Business Corporations Act

The failure of an eligible party or any other person to comply with the Business Corporations Act or these Articles or, if applicable, any former Companies Act or former Articles, does not invalidate any indemnity to which he or she is entitled under this Part 20.

20.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)	is or was a director, officer, employee or agent of the Company;

(2)	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

(4)	at the request of the Company, holds or held a position equivalent to that of a director, or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

PART 21

DIVIDENDS

21.1	Payment of Dividends Subject to Special Rights

The provisions of this Part 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2	Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may consider appropriate.

21.3	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. (Eastern time) on the date on which the directors pass the resolution declaring the dividend.

21.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend in whole or in part in money or property or by issuing fully paid fully paid shares of the Company, or in any one or more of those ways.

21.6	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(1)	set the value for distribution of specific assets;

(2)

determine that money in substitution for all or any part of the specific assets to which any shareholders are entitled may be paid to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)	vest any such specific assets in trustees for the persons entitled to the dividend.

21.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

21.8	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.9	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10	Dividend Bears No Interest

No dividend bears interest against the Company.

21.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12	Payment of Dividends

A dividend payable in cash shall be paid (i) by electronic means, (ii) by cheque drawn on the Corporation’s bankers or one of them or (iii) by such other method as the directors may determine, in each case to the order of each registered holder of shares of the class or series in respect of which it has been declared. Cheques may be mailed by prepaid ordinary mail to such registered holder at such holder’s address recorded in the Corporation’s securities register, unless in each case such holder otherwise directs. In the case of joint holders, the payment shall be, unless such joint holders otherwise direct, (i) made payable to the order of all of such joint holders and (ii) sent to whichever of such joint holders is named first in the securities register of the Corporation.

The sending of a payment of a dividend, by any means or method, in an amount equal to the dividend or other distribution to be paid less any tax that the Corporation is required to withhold will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable.

21.13	Capitalization of Retained Earnings or Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part thereof.

21.14	Unclaimed Dividends

Any dividend unclaimed after a period of three years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Company. The Company shall not be liable to any person in respect of any dividend which is forfeited to the Company, or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

PART 22

ACCOUNTING RECORDS AND AUDITOR

22.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

22.3	Remuneration of Auditor

The directors may set the remuneration of the auditor of the Company.

PART 23

NOTICES

23.1	Method of Giving Notice

Unless the Business Corporations Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:

(a)	for a record mailed to a shareholder, the shareholder’s registered address;

(b)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the mailing address of the intended recipient;

(2)	delivery at the applicable address for that person as follows, addressed to the person:

(a)	for a record delivered to a shareholder, the shareholder’s registered address;

(b)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the delivery address of the intended recipient;

(3)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)	sending the record by e- mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class;

(5)	physical delivery to the intended recipient;

(6)

creating and providing a record posted on or made available through a generally-accessible electronic source and providing written notice by any of the foregoing methods of the availability of such record; or

(7)	as otherwise permitted by applicable securities legislation.

23.2	Deemed Receipt

A notice, statement, report or other record that is:

(1)

mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(2)	faxed to a person to the fax number provided by that person referred to in Article 23.1 is deemed to be received by that person to whom it was faxed on the day it was faxed;

(3)	e-mailed to a person to the e-mail address provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was e-mailed on the day it was e-mailed; and

(4)	delivered in accordance with Article 23.1(c)(6), is deemed to be received by the person on the day such written notice is sent.

23.3	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article 23.1 is conclusive evidence of that fact.

23.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

23.5	Notice to Legal Personal Representatives and Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)	mailing the record, addressed to them:

(a)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)

if an address referred to in paragraph 23.5(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

23.6	Undelivered Notices

If, on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Article 23.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

PART 24

SEAL

24.1	Who May Attest Seal

Except as provided in Articles 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)	any two directors;

(2)	any officer, together with any director;

(3)	if the Company only has one director, that director; or

(4)	any one or more directors or officers or persons as may be determined by the directors.

24.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer or the signature of any other person as may be determined by the directors.

24.3	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under Article 24.1 to attest the Company’s seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

24.4	Execution of Instruments

Deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed on behalf of the Company by any director or officer. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed.

PART 25

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

Unless the Company consents in writing to the selection of an alternative forum:

(1)

the Supreme Court of British Columbia, Canada and the appellate Courts therefrom, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Business Corporations Act or these Articles (as either may be amended from time to time); or (iv) any action or proceeding asserting a claim or otherwise related to the relationships among the Company, its affiliates and their respective shareholders, directors and/or officers, but this paragraph (iv) does not include claims related to the business carried on by the Company or such affiliates. If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a Court other than a Court located within the Province of British Columbia (a “Foreign Action”) in the name of any securityholder, such securityholder shall be deemed to have consented to (i) the personal jurisdiction of the provincial and federal Courts located within the Province of British Columbia in connection with any action or proceeding brought in any such Court to enforce the preceding sentence and (ii) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder. The preceding sentence of this Part 25 shall not apply to claims arising under the Securities Act, the Exchange Act or other U.S. federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction; and

(2)	the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Any person or entity purchasing or otherwise acquiring any interest in the share capital of the Company shall be deemed to have notice of and consented to the provisions of this Part 25.

PART 26

SPECIAL RIGHTS AND RESTRICTIONS – COMMON SHARES

The Common Shares without par value in the authorized share structure of the Company (“Common Shares”) have attached to them the special rights and restrictions set out in this Part 26.

26.1	Dividends; Rights on Liquidation, Dissolution or Winding-Up

The Common Shares shall be subject to and subordinate to the special rights or restrictions attached to the Preferred Shares and the shares of any other class ranking senior to the Common Shares. For the avoidance of doubt, holders of Common Shares shall, subject always to the rights of the holders of Preferred Shares and the shares of any other class ranking senior to the Common Shares, be entitled to receive (i) such dividends and any amount payable on any distribution of assets constituting a return of capital as the board of directors of the Company may determine from time to time in their absolute discretion, and (ii) in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purposes of winding up its affairs, the remaining property and assets of the Company.

26.2	Meetings and Voting Rights

Each holder of Common Shares shall be entitled to receive notice of, attend and vote (in person or by proxy) at all meetings of shareholders of the Company, except meetings at which only holders of another class or of a particular series shall have the right to vote. At each such meeting, each Common Share shall entitle the holder thereof to one vote.

PART 27

SPECIAL RIGHTS AND RESTRICTIONS – PREFERRED SHARES

The Preferred Shares without par value in the authorized share structure of the Company (“Preferred Shares”) have attached to them the special rights and restrictions set out in this Part 27.

27.1	Issuable in Series

(1)	The directors may issue the Preferred Shares at any time and from time to time in one or more series.

(2)

Subject to Article 9.3 and the Business Corporations Act, the directors may from time to time, by directors’ resolution, if none of the Preferred Shares of any particular series are issued, alter these Articles and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:

(a)	determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

(b)	create an identifying name for the shares of that series, or alter any such identifying name; and

(c)

attach special rights or restrictions to the shares of any of those series of Preferred Shares or alter any special rights or restrictions attached to those shares, including, but without limiting or restricting the generality of the foregoing, special rights or restrictions with respect to:

(A)

the rate, amount, method of calculation and payment of any dividends, whether cumulative, partly cumulative or noncumulative, and whether such rate, amount, method of calculation or payment is subject to change or adjustment in the future;

(B)

any rights upon a dissolution, liquidation or winding-up of the Company or upon any other return of capital or distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

(C)	any rights of redemption, retraction or purchase for cancellation and the prices and terms and conditions of any such rights;

(D)	any rights of conversion, exchange or reclassification and the terms and conditions of any such rights;

(E)	any voting rights and restrictions;

(F)	the terms and conditions of any share purchase plan or sinking fund;

(G)	restrictions respecting payment of dividends on, or the return of capital, repurchase or redemption of, any other shares of the Company; and

(H)	any other special rights or restrictions, not inconsistent with these share provisions, attaching to such series of Preferred Shares.

(d)

No special rights or restrictions attached to any series of Preferred Shares will confer upon the shares of that series a priority over the shares of any other series of Preferred Shares in respect of dividends or a return of capital in the event of the dissolution of the Company or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital. The Preferred Shares of each series will, with respect to the payment of dividends and the distribution of assets or return of capital in the event of dissolution or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital, rank on a parity with the shares of every other series.

27.2	Class Rights or Restrictions

(1)

Holders of Preferred Shares will be entitled to preference with respect to payment of dividends over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to payment of dividends.

(2)

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Preferred Shares will be entitled to preference over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred Shares.

(3)

The Preferred Shares may also be given such other preferences over the Common Shares and any other shares ranking junior to the Preferred Shares as may be fixed by directors’ resolution as to the respective series authorized to be issued.

APPENDIX II

BHC ARRANGEMENT RESOLUTION

BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

(a)

The Arrangement under section 288 of the Business Corporations Act (British Columbia) (“BCBCA”) and section 192 of the Canada Business Corporations Act (“CBCA”) involving Bausch Health Companies Inc. (“BHC”), Bausch + Lomb Corporation (“B+L”), 1261229 B.C. Ltd. (“Numberco”), 12279967 Canada Ltd. (“TC”) And 12283778 Canada Ltd. (“TC Sub”), as more particularly described and set forth in the joint management information circular of BHC and B+L dated [                ], 2022 accompanying the notice of this meeting, as the Arrangement may be modified or amended, and all of the transaction contemplated thereby are hereby authorized, approved and adopted.

(b)

The plan of arrangement (the “Plan of Arrangement”) involving BHC, the full text of which is set out as Appendix I to the arrangement agreement made as of April 28, 2022 between BHC, B+L, Numberco, TC and TC Sub (the “Arrangement Agreement”), as the Plan of Arrangement may be amended, is hereby authorized, approved and adopted.

(c)

The Arrangement Agreement, and all the transactions contemplated therein, together with the actions of the directors of BHC in approving the Arrangement and the actions of the officers of BHC in executing and delivering the Arrangement Agreement and any amendments thereto are hereby ratified and approved.

(d)

BHC is hereby authorized to a apply for a final order from the British Columbia Supreme Court (the “Court”) to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement (as they may be or may have been amended or modified to the extent permitted under the Arrangement Agreement or the Plan of Arrangement, as applicable).

(e)

Notwithstanding that this resolution has been passed (and the Plan of Arrangement adopted) by the shareholders of BHC or that the Arrangement has been approved by the Court, the directors of BHC are hereby authorized and empowered (i) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement, and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement.

(f)

Any one officer or director of BHC is hereby authorized and directed for and on behalf of BHC to execute, under the corporate seal or otherwise, and deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the CBCA and to the Registrar under the BCBCA in accordance with the Arrangement Agreement.

(g)

Any officer or director of BHC is hereby authorized and directed for and on behalf of BHC to execute or cause to be executed and to deliver or cause to be delivered, all such other documents, agreements and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

APPENDIX III

B+L ARRANGEMENT RESOLUTION

BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

(a)

The Arrangement under section 288 of the Business Corporations Act (British Columbia) (the “BCBCA”) and section 192 of the Canada Business Corporations Act (“CBCA”) involving Bausch Health Companies Inc. (“BHC”), Bausch + Lomb Corporation (“B+L”), 1261229 B.C. Ltd. (“Numberco”), 12279967 Canada Ltd. (“TC”) And 12283778 Canada Ltd. (“TC Sub”), as more particularly described and set forth in the joint management information circular of BHC and B+L dated [                ], 2022 accompanying the notice of this meeting, as the Arrangement may be modified or amended, and all of the transaction contemplated thereby are hereby authorized, approved and adopted.

(b)

The plan of arrangement (the “Plan of Arrangement”) involving B+L, the full text of which is set out as Appendix I to the arrangement agreement made as of April 28, 2022 between BHC, B+L, Numberco, TC and TC Sub (the “Arrangement Agreement”), as the Plan of Arrangement may be amended, is hereby authorized, approved and adopted.

(c)

The Arrangement Agreement, and all the transactions contemplated therein, together with the actions of the directors of B+L in approving the Arrangement and the actions of the officers of B+L in executing and delivering the Arrangement Agreement and any amendments thereto are hereby ratified and approved.

(d)

B+L is hereby authorized to a apply for a final order from the British Columbia Supreme Court (the “Court”) to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement (as they may be or may have been amended or modified to the extent permitted under the Arrangement Agreement or the Plan of Arrangement, as applicable).

(e)

Notwithstanding that this resolution has been passed (and the Plan of Arrangement adopted) by the shareholders of B+L or that the Arrangement has been approved by the Court, the directors of B+L are hereby authorized and empowered (i) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement, and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement.

(f)

Any one officer or director of B+L is hereby authorized and directed for and on behalf of B+L to execute, under the corporate seal or otherwise, and deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the CBCA and to the Registrar under the BCBCA in accordance with the Arrangement Agreement.

(g)

Any officer or director of B+L is hereby authorized and directed for and on behalf of B+L to execute or cause to be executed and to deliver or cause to be delivered, all such other documents, agreements and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.